Exhibit 10.1

Investment Agreement
Dated October 17, 2008
between
The Hartford Financial Services Group, Inc.
and
Allianz SE

i

List of Annexes

ANNEX A-1:	SERIES D FORM OF CERTIFICATE OF DESIGNATION

ANNEX A-2:	SERIES B FORM OF CERTIFICATE OF DESIGNATION

ANNEX A-3:	SERIES C FORM OF CERTIFICATE OF DESIGNATION

ANNEX B:	FORM OF DEBENTURE AND SECOND SUPPLEMENTAL INDENTURE

ANNEX C-1:	FORM OF B WARRANT

ANNEX C-2:	FORM OF C WARRANT

ANNEX D:	FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX E:	FORM OF REPLACEMENT CAPITAL COVENANT

ANNEX F:	SCHEDULE OF DEFINITIONS AND REPRESENTATIONS AND WARRANTIES

ANNEX G:	DEBENTURE PURCHASERS

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.8
Agreement	Recitals
B Warrant	Recitals C
Bankruptcy Exceptions	Annex F
Beneficial Ownership; Beneficial Owner; Beneficially Own	4.1(a)
Board of Directors	3.6
business day	1.3
C Warrant	Recitals C
Certificate of Designation	Annex F
Certificate of Incorporation	Annex F
Change of Control	4.1(c)
CIC Debentures	6.13(j)
CIC Event	6.13(i)
CIC Fail Date	6.13(i)
Closing	1.2(a)
Closing Date	1.2(a)
Commission	Annex F
Common Stock	Recitals B
Company	Recitals
Company Approvals	Annex F
Company Financial Statements	Annex F
Company Indemnified Parties	4.6(b)
Company Reports	Annex F
Confidentiality Agreement	4.5(b)
Debenture; Debentures	Recitals C
Debenture Documentation	Recitals C
Debenture Purchasers	Recitals C
Eligible Recipients	4.14(b)
Emerging CIC Settlement Date	6.13(i)
Equivalent Securities	4.8
Exchange Act	4.1(a)
Existing CIC Settlement Date	6.13(j)
GAAP	Annex F
Fail Date	6.13(e)
Failed Remarketing	6.13(e)
Failed Remarketing Election Notice	6.13(f)
Governmental Authorities	1.2(e)
Indemnified Party	4.6(c)
Indemnifying Party	4.6(c)
Indenture	Annex F
Information	4.5(b)
Initial Stockholder Meeting	3.2(a)

Term	Location of Definition
In-Kind Exercise	6.13(a)
Investor	Recitals
Investor Holder	6.13(a)
Investor Indemnified Parties	4.6(a)
Investor Material Adverse Effect	Annex F
Launch Date	6.13(b)
Listing Prospectus	4.7
Liens	Annex F
Losses	4.6(a)
Material Adverse Effect	Annex F
NYSE	3.4
Permitted Assignees	4.14(b)
Permitted Interest	4.1(a)
Permitted Transferee	6.9
Person	Annex F
Pre-Closing Period	3.6
Preferred Stock	Recitals B
Previously Disclosed	Annex F
Pro Rata Share	4.15
Purchase Price	1.1
Purchased Common Shares	Recitals C
Purchased Securities	Recitals C
Purchased Shares	Recitals C
Put Right	6.13(h)
Qualifying Auction	4.2(c)
Registration Rights Agreement	1.2(c)(vii); Annex F
Remarketed Debentures	6.13(b)
Remarketing	6.13(b)
Remarketing Agent	6.13(d)(i)
Remarketing Agreement	6.13(d)(i)
Remarketing Notice	6.13(b)
Remarketing Period	6.13(f)
Remarketing Value	6.13(d)(i)
Remarketing Window	6.13(b)
Resale Date	6.13(e)
Reset Rate	6.13(g)
ROFR Election	4.2(c)(ii)
SEC	Annex F
SEC Reports	Annex F
Second Supplemental Indenture	Recitals C
Securities	4.2(e)
Securities Act	4.2(e)
Series B Preferred Shares	Recitals C
Series C Preferred Shares	Recitals C
Series D Preferred Shares	Recitals C
Settlement	6.13(k)
Settlement Date	6.13(f)

v

Term	Location of Definition
Significant Subsidiary; Significant Subsidiaries	Annex F
Standstill Period	4.1(a)
Statutory Statements	Annex F
Stockholder Proposal	Annex F
Subsequent Stockholder Meeting	3.2(a)
Subsidiary	Annex F
Success Date	6.13(e)
Success Notice	6.13(d)(i)
Successful Remarketing	6.13(e)
Tax Gross-Up	4.14(b)
Tax Trigger	4.14(c)
Threshold Amount	4.6(d)
Trading Day	4.2(c)
Tranche	6.13(g)
Transaction Agreement	Recitals A
Transaction Documents	Annex F
Transaction; Transactions	Annex F
Transfer	4.2(a)
Transfer Notice	4.2(c)(i)
Transferor	4.2(c)(i)
Transferred Shares	4.2(c)(i)
Treaty	4.14(b)
Voting Debt	Annex F
Warrants	Recitals C
Warrant B Common Shares	Recitals C
Warrant B Shares	Recitals C
Warrant C Common Shares	Recitals C
Warrant Common Shares	Annex F
Warrant C Shares	Recitals C
Warrant Preferred Shares	Annex F
Warrant Shares	Recitals C
Withholding Tax Event	4.14(c)

          Investment Agreement, dated October 17, 2008 (this “Agreement”), between The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), and Allianz SE, a European Company incorporated in the Federal Republic of Germany and organized under the laws of the Federal Republic of Germany and the European Union (the “Investor”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in Part I of Annex F hereto.
Recitals:
          A. The Transaction Agreement. The Company and the Investor entered into a binding and enforceable transaction agreement dated October 6, 2008 (the “Transaction Agreement”), pursuant to which the Investor agreed to purchase from the Company, and the Company agreed to sell to the Investor, the Purchased Securities and the parties hereto agreed to enter into this Agreement and execute the other Transaction Documents to which they are contemplated to be a party.
          B. The Company. As of the date hereof, the Company has 750,000,000 authorized shares of Common Stock, $0.01 par value per share (“Common Stock”), of which 300,354,288 shares were outstanding as of September 30, 2008 and 50,000,000 authorized shares of preferred stock, par value $0.01 per share (“Preferred Stock”) of which no shares are outstanding.
          C. The Issuance. The Company intends to issue to the Investor (and/or its Permitted Transferees, or with respect to the Debentures, the persons listed in Annex G hereto (the “Debenture Purchasers”)), and the Investor (and/or its Permitted Transferees, or with respect to the Debentures, the Debenture Purchasers) intends to purchase from the Company, (i) 6,048,387 shares of Series D non-voting contingent convertible Preferred Stock (the “Series D Preferred Shares”) at a price of $124 per share, convertible into 24,193,548 shares of Common Stock (the “Purchased Common Shares” and, together with the Series D Preferred Shares, the “Purchased Shares”), having the terms (including with respect to conversion) set forth in the Certificate of Designation in the form attached hereto as Annex A-1; (ii) $1,750,000,000 aggregate principal amount of its 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068, having the terms set forth in the Second Supplemental Indenture (the “Second Supplemental Indenture”) and the Debentures (the “Debentures”), in each case in the form attached hereto as Annex B (collectively, the “Debenture Documentation”); (iii) a warrant having the terms provided in Annex C-1 (the “B Warrant”) to purchase 34,806,452 shares of Common Stock (the “Warrant B Common Shares”) and/or, as set forth in such warrant, 8,701,613 shares of Series B non-voting contingent convertible Preferred Stock (the “Series B Preferred Shares”) convertible into 34,806,452 shares of Common Stock, having the terms (including with respect to conversion) set forth in the Certificate of Designation in the form attached hereto as Annex A-2 (the Warrant B Common Shares and the Series B Preferred Shares, together the “Warrant B Shares”); and (iv) a warrant having the terms provided in Annex C-2 (the “C Warrant”, and together with the B Warrant, the “Warrants”) to purchase 34,308,872 shares of Common Stock (the “Warrant C Common Shares”) and/or, as set forth in such warrant, 8,577,218 shares of Series C non-voting contingent convertible Preferred Stock (the “Series C Preferred Shares”) convertible into 34,308,872 shares of Common Stock, having the terms (including with respect to conversion) set forth in the Certificate of Designation in the form attached hereto as Annex A-3, (the Warrant C Common Shares and the Series C Preferred Shares, together the “Warrant C Shares”). (The B Warrant, the C Warrant, the Series D Preferred Shares and the Debentures, the “Purchased Securities”, and the Warrant B Shares and Warrant C Shares, the “Warrant Shares”). When issued, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares will be evidenced by a share certificate incorporating the terms set forth in the respective Certificates of Designation made a part of the Company’s Amended and Restated Certificate of Incorporation by the filing of such Certificates of Designation with the Secretary of State of the State of Delaware.
          D. Remarketing. As set forth in Section 6.13 hereof, the Company may engage in a Remarketing of the Debentures in connection with the exercise of the Warrants. The Company currently intends to use the direct or indirect proceeds from any Successful Remarketing to repay other outstanding debt as soon as practicable following settlement, and does not intend to use such proceeds to repurchase any Common Stock.
          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
Article I
Purchase; Closing
          1.1 Investment. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Investor (and/or its Permitted Transferees (as hereinafter defined), or with respect to the Debentures, the Debenture Purchasers) will purchase from the Company, and the Company will issue in a private placement and sell to the Investor and/or its Permitted Transferees or the Debenture Purchasers, the Purchased Securities for an aggregate purchase price of $2,500,000,000 (the “Purchase Price”).
          1.2 Closing.
          (a) Subject to satisfaction or waiver of the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) will take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY, 10006, or at such other location as the parties may agree, at 9:00 a.m., New York time, on October 17, 2008; provided that, if such conditions have not been satisfied or waived on such date, the Closing shall occur on the first business day after the date on which all of such conditions (excluding those conditions which by their nature are to be satisfied as part of the Closing) are satisfied (or, to the extent permitted, waived) and; provided, further, that the parties shall employ their reasonable best efforts to cause all the conditions to Closing to be satisfied on October 17, 2008 or as promptly as practicable thereafter. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

          (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Purchased Securities, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as set forth in the Transaction Documents, in exchange for payment in full of the Purchase Price by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two (2) business days prior to the Closing Date.
          (c) The obligation of the Investor (and/or its Permitted Transferees or the Debenture Purchasers) to consummate the Closing is subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) the representations and warranties of the Company made in Section 2.1 of this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct only as of such date);
     (ii) the Company shall have complied in all material respects with its obligations required to be performed by it under this Agreement at or prior to the Closing;
     (iii) the Company shall have provided to the Investor a certificate delivered by its Chief Executive Officer and Chief Financial Officer, acting in their official capacities on behalf of the Company, that the conditions in clauses (c)(i) and (c)(ii) above have been satisfied;
     (iv) the Company shall have delivered at the Closing the Series D Preferred Shares to the Investor or its Permitted Transferee(s);
     (v) the Company shall have duly executed the Second Supplemental Indenture and duly executed and delivered at the Closing the Debentures to the Debenture Purchasers;
     (vi) the Company shall have duly executed and delivered at the Closing the Warrants to the Investor or its Permitted Transferee(s);
     (vii) the Company shall have duly executed and delivered the Registration Rights Agreement to the Investor (the “Registration Rights Agreement”) in the form attached hereto as Annex D, with such changes as the Investor may approve in writing;
     (viii) the Company shall have duly executed the Replacement Capital Covenant in the form attached hereto as Annex E, with such changes as the Investor may approve in writing;
     (ix) the Company shall have filed with the Secretary of State of the State of Delaware the Certificates of Designation; and

     (x) the Company shall have provided to the Investor legal opinions, in the forms agreed prior to the date hereof and customary closing documents as may reasonably be requested by the Investor.
          (d) The obligation of the Company to consummate the Closing is subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:
     (i) the representations and warranties of the Investor made in Section 2.2 of this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct only as of such date);
     (ii) the Investor shall have complied in all material respects with its obligations required to be performed by it under this Agreement at or prior to the Closing;
     (iii) the Investor shall have provided to the Company a certificate delivered by an appropriate executive officer of the Investor, acting in his or her official capacity on behalf of the Investor, that the conditions in clauses (d)(i) and (d)(ii) above have been satisfied;
     (iv) the Investor (and/or its Permitted Transferees or the Debenture Purchasers) shall have delivered the payment in full of the Purchase Price in accordance with Section 1.2(a); and
     (v) the Investor shall have provided the Company all legal opinions, in the forms agreed prior to the date hereof and customary closing documents as may reasonably be requested by the Company.
          (e) The obligation of the Company and the Investor to consummate the Closing is also subject to the receipt at or prior to the Closing of any material regulatory approvals of any United States and other governmental or regulatory authorities (collectively, “Governmental Authorities”) necessary for the Closing to occur (it being understood that neither the Company nor the Investor currently anticipates that any such approval is necessary).
          1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. Annex F is hereby incorporated in its entirety in, and forms part of, this Agreement. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement (including Annex F) as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a day on which banking institutions in the City of New York are not authorized or obligated by law to be closed for banking business.
Article II
Representations and Warranties
          2.1 Representations and Warranties of the Company. The Company makes for the benefit of the Investor, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), the representations and warranties set forth in Part II of Annex F.
          2.2 Representations and Warranties of the Investor. The Investor makes for the benefit of the Company, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), the representations and warranties set forth in Part III of Annex F.
Article III
Covenants
          3.1 Filings; Other Actions. (a) The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all material permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Authorities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the Transactions (it being understood that no such action is necessary for the Closing to occur) and to perform the covenants contemplated by this Agreement, on the terms and subject to the conditions set forth herein. Each party shall execute and deliver both before and after the Closing such further certificates and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions (it being understood that no such action is necessary for the Closing to occur) or to evidence such events or matters. Without limiting the foregoing, the Investor will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by the Investor to help the Investor obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or applicable competition or merger control laws of other jurisdictions (if any), all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from insurance regulatory authorities, for the Transactions (it being understood that no such action is necessary for the Closing to occur). At the Company’s prior written request, prior to making any filing with the insurance regulatory authorities, the Investor shall cause an appropriate representative of the Investor to meet, in person, with the insurance regulatory authorities of the State of Connecticut and the Company’s other principal insurance regulators to describe the Transactions. Without limiting the foregoing, the Investor and the Company shall prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the Transactions as promptly as practicable after the date of this Agreement. The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transactions; for the avoidance of doubt nothing contained in this Section 3.1 shall require either party to share information contained in Item 4, Item 5 or Item 6 on the HSR Notification and Report Form, or any documents submitted as part of such party’s response to Item 4. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. The Investor shall promptly furnish the Company, and the Company shall promptly furnish the Investor, to the extent permitted by applicable law, with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the Transactions.
          3.2 Stockholder Approval.
          (a) Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall call a special meeting of its stockholders promptly following the Closing but in any event not later than 180 days following the Closing (such meeting, the “Initial Stockholder Meeting”), to submit the Stockholder Proposal to its stockholders for approval. In the event that the Stockholder Proposal is not approved by the Company’s stockholders at the Initial Stockholder Meeting, the Company shall call another meeting of its stockholders (which may be a special meeting or Company’s 2009 annual meeting) by not later than the first anniversary of the Closing Date to submit the Stockholder Proposal to its stockholders for approval (the “Subsequent Stockholder Meeting”). The Board of Directors has unanimously adopted a resolution to recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposal. In connection with both the Initial Stockholder Meeting and the Subsequent Stockholder Meeting, if any, the Company shall timely prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders in a timely manner after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing such proxy statement, or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon; provided, however, that the Company shall retain the right to determine the final content of such proxy statement and any amendment or supplement thereto. The Investor agrees to promptly furnish the Company all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders’ meeting. Unless this Agreement has been terminated pursuant to Section 5.1, the Investor hereby agrees that at any meeting of the stockholders of the Company held to vote on the Stockholder Proposal, however called, the Investor shall vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by Investor and its Affiliates in favor of the Stockholder Proposal.
          (b) If the Stockholder Proposal is not approved by the Company’s stockholders at the Initial Stockholder Meeting, the Company shall pay to the Investor $75,000,000 and, if the Stockholder Proposal is not approved by the Company’s stockholders at the Subsequent Stockholder Meeting or if the Company fails to hold the Subsequent Stockholder Meeting by the first anniversary of the Closing Date, the Company shall pay to the Investor an additional $50,000,000. Any payments under this paragraph (b) shall be made following the date of the applicable stockholder meeting on the second business day following the receipt by the Company of a notice from the Investor designating an account to which such payment should be made, by wire transfer of immediately available funds to such account.
          (c) In addition, in the event that the Stockholder Proposal is not approved by the Company’s stockholders at either the Initial Stockholder Meeting or the Subsequent Stockholder Meeting, in addition to the payments provided for in Section 3.2(b), at the request of the Investor, the Company shall use its reasonable best efforts to obtain the listing of the Series C Preferred Shares on The New York Stock Exchange Inc. or other national securities exchange where the Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by the Investor, in each case, by the third anniversary of the Closing Date or as promptly as practicable thereafter.

          3.3 Expenses. Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the Transactions, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except as otherwise agreed in any Transaction Document by the party bearing such cost or expense.
          3.4 Sufficiency of Authorized Common Stock and Preferred Stock. During the period from the Closing Date until the earlier of (a) the date on which the Warrants have been fully exercised for Warrant Preferred Shares or (b) the date on which the Warrants may be exercised for such Warrant Common Shares in accordance with its terms, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Preferred Stock to effectuate exercise of the Warrants for Warrant Preferred Shares, after taking into account all other commitments and contingent covenants of the Company to issue Preferred Stock to third parties. During the period from the Closing Date until the date on which the Warrants have been fully exercised and no Warrant Preferred Shares or Series D Preferred Shares remain outstanding, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Common Stock to effectuate such exercise or the conversion of such shares, as the case may be, after taking into account all other commitments and contingent covenants of the Company to issue Common Stock to third parties. Nothing in this Section 3.4 shall preclude the Company from satisfying its obligations in respect of the exercise of either Warrant or the conversion of Warrant Preferred Shares or Series D Preferred Shares by delivery of shares of Common Stock, which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Common Stock into which the Series D Preferred Shares will be convertible and, following receipt of the requisite approvals to permit each Warrant to be exercisable for, and the Warrant Preferred Shares to be convertible into, Common Stock, the Warrant Common Shares to be listed on the New York Stock Exchange (“NYSE”) at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the NYSE for so long as any Common Stock is listed on the NYSE.
          3.5 Certain Notifications until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other party of any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect; provided, however, that the delivery of any notice pursuant to this Section 3.5 shall not limit or affect any rights of or remedies available to the other party.
          3.6 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each of the Company’s Significant Subsidiaries to, use commercially reasonable efforts to carry on its business in all material respects in the ordinary course of business and use reasonable best efforts to maintain and preserve in all material respects its and such Significant Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided that nothing in this sentence shall (i) limit any actions that the board of directors of the Company (the “Board of Directors”) may, in good faith, determine to be consistent with, or (ii) require any actions that the Board of Directors may, in good faith, determine to be inconsistent with, its duties or the Company’s obligations under applicable law or imposed by any Governmental Authority. During the Pre-Closing Period, (i) the Company shall not declare or pay any dividend or distribution on the Common Stock, except for regular quarterly cash dividends paid by the Company on the Common Stock in the ordinary course, with usual record and payment dates and in accordance with the Company’s current dividend policy announced prior to the date hereof and (ii) if the Company takes any action that would require any antidilution adjustment to be made under the Warrants or the Series D Preferred Shares as if issued on the date of this Agreement, the Company shall make appropriate adjustments such that the Investor will receive the benefit of such transaction as if the securities to be purchased by the Investor at the Closing had been outstanding as of the date of such action.
Article IV
Additional Agreements
          4.1 Standstill.
          (a) Subject to (i) the accuracy of the representations and warranties of the Company made in Article II of this Agreement in all material respects as of the date hereof (or, with respect to representations and warranties that by their terms speak as of another date, as of such other date), and to the extent made as of the Closing, as of the Closing and (ii) compliance by the Company in all material respects with its obligations under the Transaction Documents, the Investor agrees that, until October 6, 2018 (the “Standstill Period”), it will not, and will not cause any of its Affiliates and will not permit any of its Subsidiaries or Permitted Transferees, acting alone or as part of any “group” (as such term is used under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),) to take or propose (whether publicly or otherwise) to take any of the following actions: (i) acquisition of Beneficial Ownership (as defined hereinafter) of any Common Stock or other securities or rights convertible into or exchangeable for Common Stock, (ii) acquisition of material assets of the Company, (iii) conduct of any tender offer or exchange offer involving any shares of Common Stock (other than shares held by the Investor and its subsidiaries), (iv) any merger, other business combination, recapitalization restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (v) any “solicitation” of “proxies” (as such terms are used under the Exchange Act) or consents with respect to any voting securities of the Company; provided, however, that this Section 4.1(a) shall not prevent the Investor and its Subsidiaries from acquiring Beneficial Ownership of any Common Stock or other securities or rights convertible into or exchangeable for Common Stock if, after giving effect to such acquisition, the aggregate amount of all Common Stock Beneficially Owned by the Investor, its Subsidiaries, Affiliates, and its Permitted Transferees constitutes less than 25% (the “Permitted Interest”) of the issued and outstanding Common Stock on a fully-diluted basis. In addition, the Investor also agrees not to request during the Standstill Period that the Company (or its directors, officers, employees or agents) amend or waive any provision of this Section 4.1(a) (including this sentence) and provided further, that the Investor will not be deemed to be in violation of this Section 4.1(a) if its Beneficial Ownership of Common Stock exceeds the Permitted Interest as a result of (i) anti-dilution adjustments in accordance with the terms of the Warrant, (ii) a decrease in the number of shares of Common Stock outstanding on a fully diluted basis at any time. For purposes of this Agreement, “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions. For the avoidance of doubt, securities held by an Affiliate of Investor in its capacity as an investment advisor or investment manager in the ordinary course of its business and for the account of a client (other than the Investor or an Affiliate of the Investor) shall not be “Beneficially Owned” by the Investor and its Affiliates for purposes of this Section 4.1 so long as there is no agreement, arrangement or understanding between the Affiliate investment advisor or investment manager, on the one hand, and the Investor or any other Affiliate of the Investor, on the other hand, with respect to the holding, acquisition, disposition or voting of such securities or the exercise of influence over the affairs of the Company.
          (b) The Investor’s obligations set forth in Section 4.1(a) above shall terminate in the event that (i) a Change of Control (as defined hereinafter) occurs, (ii) the Company publicly announces its intent to enter into any transaction that, if consummated, would constitute a Change of Control, (iii) a third party publicly announces its interest in or intention to pursue a transaction that, if consummated, would constitute a Change of Control, unless within thirty (30) days after such third party announcement, the Company publicly announces that it does not intend to enter into any such transaction involving such third party, or (iv) the Investor, its Subsidiaries and its Permitted Transferees have ceased for a period of two years to Beneficially Own Common Stock or securities or rights convertible into or exchangeable for Common Stock (other than investments made in the ordinary course of business and solely for passive investment purposes constituting less than 5% of any outstanding series of securities).
          (c) For the purposes of this Agreement, “Change of Control” means any event or series of events by which (i) any “person” or “group” (as such terms are used under the Exchange Act), other than the Company (acting solely for its own account and not as a member of any “group”) or the Investor, its Subsidiaries and its Permitted Transferees, shall have acquired Beneficial Ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock on a fully-diluted basis, (ii) all or substantially all of the consolidated assets of the Company are, directly or indirectly, sold, leased, exchanged or transferred (including without limitation through the acquisition of derivative ownership interests or bulk reinsurance arrangements with respect to any material line or block of insurance business), (iii) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another person other than the Investor or any of its Subsidiaries or its Permitted Transferees, unless the persons who Beneficially Own the outstanding Common

Stock immediately before consummation of the transaction Beneficially Own a majority of the outstanding common stock of the combined or surviving entity immediately thereafter and in substantially the same proportions as they did prior to the transaction and directors of the Company make up a majority of the board of directors (or similar governing entity) of the combined or surviving entity immediately after such transaction, (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company or such combined or surviving entity ceases to be occupied by persons who either (a) were members of the Board of Directors on the date hereof or (b) were elected or nominated for election by the Board of Directors (a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors), (v) the Company and its subsidiaries cease to be principally engaged in the insurance business, (vi) any bankruptcy, rehabilitation or similar event relating to the Company or any of its Significant Subsidiaries that is a regulated insurer or reinsurer occurs, or (vii) the holders of capital stock of the Company approve of any plan or proposal for the liquidation or dissolution of the Company or of any of its Significant Subsidiaries that is a regulated insurer or reinsurer.
          (d) Prior to the expiration of the Standstill Period (but only so long as the Investor and its Subsidiaries Beneficially Own Common Stock or Warrants representing at least ten percent (10%) of the outstanding Common Stock on a fully-diluted basis), the Company shall not enter into any binding agreement to effect a merger or other business combination transaction with a third party referred to in clause (iii) of the definition of “Change of Control” in Section 4.1(c) above (or agree to pay a break-up fee or similar compensation to the third party with respect to any such potential transaction), unless the Company has permitted the Investor a reasonable period of time (not less than ten business days plus any additional time that may be necessary to conduct a reasonable due diligence investigation to the extent such third party had such opportunity) to make a bona fide competing proposal to the Company.
          4.2 Transfer Restrictions.
          (a) Until the third anniversary of the Closing Date, the Investor shall not, and shall cause its Permitted Transferees not to, directly or indirectly, (i) transfer, sell or otherwise dispose of (“Transfer”) any of the Warrants or the Warrant Shares, (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Warrants or the Warrant Shares, or (iii) engage in any hedging transaction with respect to any of the Warrants or the Warrant Shares that constitutes the economic equivalent of a disposition, whether settled in cash or physical securities, in each case without the prior written consent of the Company. Exercises of the Warrants for Warrant Shares in accordance with the terms of the Warrants shall not be deemed Transfers. Notwithstanding the foregoing, Section 4.2(a) shall not prevent the Investor or its Permitted Transferees from Transferring any or all of Warrants or Warrant Shares, at any time, to any Affiliate of the Investor, who agrees to be bound by Sections 4.1, 4.2, 4.3 and 4.4 in accordance with the terms of Section 6.9.
          (b) In addition, until the third anniversary of the Closing Date, without the prior written consent of the Company, the Investor shall not, and shall cause its Permitted Transferees not to, Transfer any of the Purchased Shares, except (i) in the public markets pursuant to a firm commitment underwritten offering on customary terms and conditions and (ii) in broker’s transactions over a stock exchange in compliance with the securities laws or in a private transaction or series of private transactions in which a person or “group” (as defined under the Exchange Act), other than the Investor and its Affiliates, acquires Beneficial Ownership of the Purchased Shares constituting (A) less than 5% of the then outstanding Common Stock or (B) 5% or more of the then outstanding Common Stock, subject, in the case of letter (B) only, to compliance with the right of first refusal described in Section 4.2(c). Notwithstanding the foregoing, this Section 4.2(b) shall not prevent the Investor Permitted Transferees from Transferring any or all of the Purchased Shares, at any time, to any Affiliate of the Investor, who agrees to be bound by Sections 4.1, 4.2, 4.3 and 4.4 in accordance with the terms of Section 6.9.
          (c) (i) The Investor or its applicable Affiliate (a “Transferor”) may not Transfer any securities subject to the right of first refusal referred to in clause (b) above unless the Transferor has notified the Company in writing that it has received a bona fide offer or is a conducting a Qualifying Auction (as defined below) for, and intends to Transfer, such securities (a “Transfer Notice”). The Transfer Notice shall include the name(s) of the proposed Transferee(s), the number of shares to be Transferred (the “Transferred Shares”) and shall specify the proposed purchase price or, if a purchase price has not been fixed, the proposed pricing formula (e.g., a percentage discount or premium of market price on reference date or dates), proposed timing for closing or settlement of the Transfer, and other material terms and conditions of the proposed Transfer, provided that in the case of a Qualifying Auction the Transfer Notice may identify up to five potential transferees and describe auction procedures consistent with clause (iv) below in lieu of a fixed purchase price or pricing formula or a fixed date for closing and settlement.
     (ii) The Company shall have until 10:00 a.m. New York time on the tenth Trading Day following receipt of the Transfer Notice to make a binding offer (the “ROFR Election”) to purchase all (but not part) of the Transferred Shares on the terms and conditions (including price and closing or settlement date) described in the Transfer Notice or, in the case of a Qualifying Auction, to participate in the Qualifying Auction.
     (iii) In the event that the Company delivers a ROFR Election to the Investor in accordance with (c)(ii), the closing and settlement of the purchase and sale of the Transferred Shares by the Company shall occur on a date not later than the date provided for in the Transfer Notice or, in the case of a Qualifying Auction, pursuant to the auction procedures described in the Transfer Notice. In the event that the Company does not submit a ROFR Election within ten Trading Days following receipt of the Transfer Notice, the Transferor shall be permitted for a period of 90 days thereafter to Transfer the Transferred Shares to the counterparty identified in the Transfer Notice, on terms and conditions (including price and timing of closing or settlement) that are not less favorable to the Transferor than the terms proposed in the Transfer Notice. In the event that such Transfer is not consummated within such 90 day period, the provisions of this Section 4.2(c) shall again apply to any proposed Transfer of such shares.
     (iv) For purposes of the foregoing, a “Trading Day” shall mean a day on which banks are generally open for normal banking business in New York, New York and Frankfurt, Germany.
     (v) For the purposes of the foregoing, a “Qualifying Auction” shall mean the sale of Transferred Shares on any Trading Day not more than 10 Trading Days after the Company’s ROFR election (A) to either the Company or one or more internationally-recognized investment banking firms or other institutional investors in the global equity markets (other than insurers) that regularly participate in the block purchases of publicly-listed equity securities (it being understood that there shall be no more than five participants in any Qualifying Auction other than the Company), (B) pursuant to reasonable and customary procedures for the disposition by the Investor and its Affiliates of large blocks of publicly-listed equity securities in private transactions and (C) in a manner that provides the Company with the opportunity to participate in the auction, transparency into the bidding procedure, prompt disclosure of the winning bid (if the winning bid is not the Company’s), and the opportunity on a real-time basis to match the winning bid with a ‘last-look’ and acquire the Transferred Shares being sold on customary settlement terms.
          (d) The limitations set forth in Section 4.2(a), 4.2(b) and 4.2(c) above (i) shall terminate, and the Purchased Shares, the Warrants and the Warrant Shares shall be freely transferable (subject to Section 4.2(e) below), upon a Change of Control or the Company publicly announcing its intent to enter into a transaction that, if consummated, would constitute a Change of Control, and (ii) shall not prohibit the sale of Purchased Shares or Warrant Shares into a public tender offer.
          (e) The Purchased Securities are, and the Warrant Shares and the Purchased Common Shares (the “Securities”) will be when issued, restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, without prejudice to the rights of the Investor under the Registration Rights Agreement and the Debenture Documentation, the Investor shall not, directly or through others, offer or sell any Securities except pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Securities other than pursuant to an effective registration statement, the Investor shall notify the Company of such Transfer and the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be Transferred in contravention of this Agreement.

     4.3 Purchase for Investment. The Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements of or exemptions from the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge, skill and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Transactions and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the investment, (iv) is able to bear the economic risk of the investment and at the present time is able to afford a complete loss of such investment and (v) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).
     4.4 Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities will bear a legend substantially to the following effect (except for the Debentures, which will bear the legend set forth in the form of Debenture):
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTMENT AGREEMENT, DATED OCTOBER 17, 2008, BETWEEN THE COMPANY AND ALLIANZ SE, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID FOR ALL PURPOSES AB INITIO.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.”
          In the event that (i) any Purchased Securities are transferred pursuant to an effective registration statement under the Securities Act or (ii) Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (subject to the receipt of any evidence required under Section 4.2(e)) issue new certificates or other instruments representing such securities, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
          4.5 Information Rights and Confidentiality.
          (a) So long as the Investor Beneficially Owns 20% or more of the issued and outstanding Common Stock (or securities convertible into Common Stock), the Company will use its commercially reasonable efforts to provide the Investor, at the Investor’s own expense, with such financial and other information as the Investor reasonably requires to prepare its financial reports in compliance with U.S. GAAP and IFRS or to respond to reasonable inquiries of the Investor’s accounting staff and auditors in connection therewith. The Company, which prepares its financial statements in accordance with U.S. GAAP, shall not be required to provide information to the Investor pursuant to this Section 4.5(a) to the extent (i) such information can be obtained with reasonable efforts from any other source, (ii) providing such information would interfere with the conduct of the business of the Company, including its ordinary course financial reporting activities, (iii) such information is not prepared by the Company in the course of its financial reporting, (iv) providing such information to the Investor is inconsistent with applicable laws or regulations or prudent corporate policies or would cause a risk of a loss of privilege to the Company or any of the Company’s subsidiaries or (viii) the Company reasonably believes that such information is competitively sensitive proprietary information or that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of the Company subsidiaries is party or otherwise would be detrimental to the Company.
          (b) Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement or, with respect to Information furnished by the Company to the Investor, the Confidentiality Agreement dated October 4, 2008 (the “Confidentiality Agreement”), between the Company and the Investor except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.
          4.6 Indemnity.
          (a) From and after the Closing, the Company agrees to indemnify and hold harmless each of the Investor and its Affiliates and each of their respective officers, directors, employees and agents (the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, losses, damages, costs, expenses (including reasonable attorneys’ fees and disbursements), liabilities and obligations, including losses resulting from the diminution of value of any Purchased Securities (collectively, “Losses”) arising from (1) any material breach of the Company’s representations or warranties in this Agreement or (2) the Company’s material breach of agreements or covenants made by the Company in this Agreement.
          (b) From and after the Closing, the Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, employees and agents (the “Company Indemnified Parties”) to the fullest extent lawful, from and against any and all Losses arising from (1) any material inaccuracy in or breach of the Investor’s representations or warranties in this Agreement (or of any Permitted Transferee or Debenture Purchaser in any certificate given pursuant to this Agreement) or (2) the Investor’s material breach of agreements or covenants made by the Investor in this Agreement (or by any Permitted Transferee in the undertaking contemplated by Section 6.9).
          (c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.
          (d) The Company shall not be required to indemnify the Investor Indemnified Parties pursuant to Section 4.6(a)(1), unless and until the aggregate amount of all Losses incurred by the Investor Indemnified Parties with respect to all claims pursuant to Section 4.6(a)(1) exceeds $200,000,000 (the “Threshold Amount”), in which event the Company shall be responsible for the entire amount of such Losses (from the first dollar). The Investor shall not be required to indemnify the Company Indemnified Parties pursuant to Section 4.6(b)(1), unless and until the aggregate amount of all Losses incurred by the Company Indemnified Parties with respect to all claims pursuant to Section 4.6(b)(1) exceeds the Threshold Amount, in which event the Investor shall be responsible for the entire amount of such Losses (from the first dollar). For the avoidance of doubt, the Threshold Amount shall not apply to indemnification pursuant to Section 4.6(a)(2). The cumulative indemnification obligation of (1) the Company to the Investor and the Investor Indemnified Parties or (2) the Investor to the Company and the Company Indemnified Parties, shall in no event exceed the Purchase Price.
          (e) Any claim for indemnification pursuant to this Section 4.6 for breach of any representation or warranty other than the Company’s representations and warranties in paragraphs (d), (e) and (f) contained in Part II of Annex F, which will survive indefinitely, can only be brought on or prior to the second anniversary of the Closing Date; provided that if notice of a claim for indemnification pursuant to this Section 4.6 for breach of any such representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.
          (f) The indemnity provided for in this Section 4.6 shall be the sole and exclusive monetary remedy of each Investor Indemnified Party and each Company Indemnified Party after the Closing for any Losses arising from (1) any breach of the Company’s or the Investor’s respective representations or warranties in this Agreement or (2) the Company’s or the Investor’s breach of their respective agreements or covenants in this Agreement prior to the Closing Date, as the case may be; provided, that nothing herein shall limit in any way any party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. For the avoidance of doubt, this clause shall in no way limit any indemnity obligation set forth in any of the other Transaction Documents or the right to equitable relief pursuant to Section 6.4.
          (g) Without prejudice to the qualification of certain of the Company’s representations and warranties by certain information that was “Previously Disclosed” to the Investor as provided in Part II of Annex F, no investigation of the Company by the Investor, or by the Company of the Investor, whether prior to or after the date hereof shall limit any Indemnified Party’s exercise of any right under this Section 4.6 or be deemed to be a waiver of any such right.

          (h) Any indemnification payments pursuant to this Section 4.6 shall be treated as an adjustment to the Purchase Price for the Purchased Securities for U.S. federal income and applicable state and local tax purposes, unless a different treatment is required by applicable law.
          4.7 Exchange Listing. The Company shall use reasonable efforts to cause the Debentures to be approved for listing, at the Closing or as promptly as practicable thereafter, on a “regulated market” for purposes of applicable European Union directives, including Directive 2003/71/EC and to maintain a listing on a regulated market for as long as the Debentures shall remain outstanding. The Company shall prepare a listing prospectus (the “Listing Prospectus”) as soon as practicable in furtherance of the foregoing. The Company shall ensure that the Listing Prospectus complies with the applicable securities laws and regulations regarding disclosure in the relevant regulated market. Neither the Company nor any person acting on its behalf will take any action which would subject the offering, issuance or sale of any of the Purchased Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
          4.8 Issuance of Securities. So long as Warrants representing at least 1% of the outstanding Common Stock are outstanding, the Company may not, without the prior written consent of the Investor (which shall not be unreasonably withheld), issue equity securities other than Common Stock and securities distributed pro rata (i) to the holders of Common Stock and securities issued in connection with the Company’s employee benefit plans, employee stock options and grants under employment agreements and (ii) securities with terms equivalent to the Series D Preferred Shares and Warrant Preferred Shares (“Equivalent Securities”), provided that any such issuance of Equivalent Securities shall be deemed an issuance of the underlying shares of Common Stock into which such securities are convertible for purposes of the adjustment provisions of the Warrant.
          4.9 Rating Agencies. The Company shall use reasonable best efforts to (a) obtain a rating from Standard and Poor’s and from Moody’s for the Debentures at the Closing Date or as soon as practicable thereafter and (b) keep the Investor informed of any material developments in its discussions with such rating agencies concerning the Debentures until ratings for the Debentures have been obtained. The parties currently expect the ratings for the Debentures to be at least BBB+ from Standard & Poor’s and A3 from Moody’s, it being understood that the receipt of such ratings is not a condition to any of the parties’ obligations hereunder.
          4.10 Certain Restrictions. The Company shall not agree to any restrictions that would limit the ability of the Company to accept surrender of Debentures in payment of all or a portion of the exercise price of the Warrant for so long as and to the extent the Investor and its Affiliates are permitted to do so in accordance with the Transaction Documents.
          4.11 Regulatory Treatment. The Company shall use its reasonable best efforts to qualify the Debentures as investments that qualify for the coverage of insurance technical provisions for European life and non-life insurance companies; provided, however, that (i) the Company shall not be required to modify the terms and conditions of the Debenture Documentation and (ii) no changes may be made to the Debentures to the extent inconsistent with the treatment of the Debentures as indebtedness for U.S. federal income tax purposes.
          4.12 Non-Solicitation. During the period from the date hereof until the Closing, the Company shall not, and shall not permit any of its subsidiaries or any of its or their officers, directors, employees, investment bankers, attorneys, consultants or other agents or advisors to, directly or indirectly, take any action to solicit, initiate or encourage (or enter into discussions with any person concerning) any transaction involving the Company or its Significant Subsidiaries that is outside of the ordinary course of business and involves the acquisition by any person or group (as such term is defined under the Exchange Act) of any material interest in the securities or assets of the Company or any of its Significant Subsidiaries.
          4.13 Public Announcements. Subject to each party’s disclosure obligations imposed by law, each of the parties will cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to the Transactions, this Agreement, the other Transaction Documents and neither party will make any such news release or public disclosure (a) without first consulting with the other party hereto or (b) that is inconsistent with the Company’s press release, dated October 6, 2008, announcing the Transactions.
          4.14 Additional Covenants with respect to Debentures.
          (a) At any time when a majority in principal amount of the Debentures is still held by the Investor and its Affiliates, if the Investor delivers to the Company, or the Company delivers to Investor, a written opinion of nationally recognized counsel that, on the basis of the then current terms of the Debentures and because of a Tax Trigger (as defined below) there is a meaningful and substantial possibility that the Debentures would not be treated as indebtedness for U.S. federal income tax purposes, then the Company will reasonably cooperate with Investor (and Investor will reasonably cooperate with the Company) to modify (including by supplemental indenture) the terms of the Debenture, the related Indenture (including the Second Supplemental Indenture) or the Replacement Capital Covenant, as requested by Investor or the Company to make such other changes as may be reasonably requested by Investor or the Company to enhance the likelihood that the Debentures will be treated as indebtedness for U.S. income tax purposes; provided, however, that the Company shall not be required to make any such modification if it would, in the reasonable judgment of the Company, cause the level of equity credit attributable to the Debentures by the rating agencies or the U.S. federal income tax consequences of the Debentures to the Company to be adversely affected; provided further, nothing in this Section 4.14(a) limits the Company’s ability to exercise its right to redeem the Debentures as provided in Section 4.14(c).
          (b) If any U.S. federal income taxes are required to be withheld from any payment of interest to Investor on the Debentures, the Company will pay additional amounts to the Investor such that the net amount received by the Investor after such withholding is equal to the amount that it would have received had no such withholding been required (the “Tax Gross-Up”). The Tax Gross-Up shall apply exclusively to the Investor and its direct or indirect wholly owned subsidiaries (“Permitted Assignees,” and together with the Investor, “Eligible Recipients,”) and will not apply to any assignee, transferee or participant of the Investor other than a Permitted Assignee. The Tax Gross-Up will only apply if the Eligible Recipient has provided a completed and correct IRS Form W-8BEN in which it certifies that it is (i) eligible to claim German-U.S. Income Tax Treaty or other applicable treaty (the “Treaty”) benefits, (ii) a qualified resident under the Treaty and (iii) not subject to the “limitation on benefits” provision under the Treaty (including all required portions of Part II of the IRS Form W-8BEN). The Tax-Gross Up will not apply to the extent that (a) any U.S. federal income taxes are imposed on or measured by net income (including branch profits) of the Eligible Recipient or by reason of any connection between the Eligible Recipient and the United States other than by holding the Debentures and receiving payments on the Debentures or (b) the Tax Gross-Up that would be payable to a Permitted Assignee is in excess of the Tax Gross-Up that would have been payable to the Investor. If the Company makes a payment under the Tax Gross-Up to the Eligible Recipient and the Eligible Recipient obtains a credit or deduction for the U.S. federal income tax that reduces its German income tax liability (or other foreign income tax liability, as applicable), when such German or other foreign income tax credit or deduction is actually realized (after first taking into account all other German or foreign income tax benefits) the Eligible Recipient will, within 60 days of receiving the benefit of the credit or deduction (which shall be defined as either the reduction of current-year German or other foreign income tax liability appearing on an income tax return or the receipt of a German or other foreign income tax refund, after taking into account all other German or other foreign income tax benefits) reimburse an amount equal to the lesser of (x) the Tax Gross-Up payment made by the Company or (y) the actual cash value of the benefit of the credit or deduction, to the Company with interest at a rate of one-month LIBOR starting from the 30th day after receiving the benefit of the credit or deduction. The Eligible Recipients agree to complete and deliver to the Company from time to time, so long as each is eligible to do so, any successor or additional form required by the IRS or reasonably requested by the Company in order to secure an exemption from, or reduction in the rate of, U.S. federal income tax.
          (c) If the Company delivers to the Investor a written opinion of nationally recognized counsel that, on the basis of the then current terms of the Debentures and based on (a) a clarification of existing law or a change in law from that which was in effect on the date of the Closing Date, (b) an official administrative pronouncement or judicial decision or administrative action or other official pronouncement by any court, government agency or regulator, or (c) a threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures (clauses (a) through (c) referred to as a “Tax Trigger”) that there is a meaningful and substantial possibility that it will be required to make any payments to an Eligible Recipient under the Tax Gross-Up (a “Withholding Tax Event”), the Debentures shall be redeemable in accordance with this Agreement in whole (or in part, as applicable) solely with respect to the Debentures held by the Eligible Recipient within 180 days after the occurrence of the Withholding Tax Event. The redemption price on the Withholding Tax Event shall equal 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest.

          (d) The Company agrees that, without the prior written consent of the Investor, it shall not redeem Existing Parity Debentures (as such term is defined in the Debenture Documentation) and other pari passu securities without also redeeming Debentures on a pro rata basis; provided, however, that if the Company shall elect to redeem all or any portion of the Existing Parity Debentures on or after June 15, 2018 and before October 15, 2018, the Company shall not be required to redeem a pro rata amount of Debentures until October 15, 2018.
          4.15 Preemptive Rights. If the Company on or prior to the seventh anniversary of the Closing Date proposes to issue any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than any issuance (i) as consideration in any merger, acquisition of a business or a similar transaction with a third party, (ii) to a financial institution in connection with any borrowing and (iii) that is Qualifying Employee Stock, as defined in the Warrant), the Company shall provide prompt written notice to the Investor, and the Investor (or its designated Subsidiary) shall have the right to participate in the such issuance and to purchase from the Company an amount up to the Investor’s Pro Rata Share (as defined below) of each class or series of shares, rights, options or securities so issued at a price and on terms no less favorable to the Investor than those provided to any other Person purchasing in the issuance. For the purposes of this paragraph, the “Pro Rata Share” of the Investor shall be equal to the aggregate percentage of the Company’s Common Stock (other than Qualifying Employee Stock) Beneficially Owned by the Investor and its Subsidiaries, in the aggregate, on a Fully Diluted Basis (as defined in the Warrant) before giving effect to the applicable issuance. Any shares, rights, options or securities issued pursuant to this paragraph (or upon exercise of any right or option or conversion or exchange of any security issued under this paragraph) shall be subject to the Registration Rights Agreement so long as such Common Stock remains a Registrable Security (as defined therein). For the avoidance of doubt, in the case of a firm underwritten offering of securities, the Investor shall not be entitled to any underwriting discount or commission.
Article V
Termination
          5.1 Termination. (a) This Agreement may be terminated at any time prior to the Closing by either the Investor or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before November 15, 2008; provided, however, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party who is in material breach of any representation or warranty or covenant under this Agreement.
          (b) In the event of termination of this Agreement as provided in this Section 5.1, other than with respect to Section 4.5(b) and Article VI (other than Sections 6.12 and 6.13) hereof, which shall remain in full force and effect, the parties shall have no further obligations hereunder and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement prior to such termination.

Article VI
Miscellaneous
          6.1 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer (or, in the case of the Investor, officers) of each party.
          6.2 Waiver of Conditions. The conditions to each party’s obligation to consummate the Transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer (or, in the case of the Investor, officers) of the waiving party that makes express reference to the provision or provisions subject to such waiver.
          6.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by means of an electronic medium and such delivery will be deemed as sufficient as if actual signature pages had been delivered.
          6.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
          6.5 Governing Law; Submission to Jurisdiction, Etc.
          (a) This Agreement and the respective rights and obligations of the parties with respect to the Transactions will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Except as may otherwise be provided with respect to the Debentures under the terms thereof, the parties agree (a) to submit, to the fullest extent permitted by applicable law, any dispute between the parties in respect of the Transactions or the Transaction Documents to the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Sections 6.5 and 6.6. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transactions or the Transaction Documents.
          (b) The Investor irrevocably appoints CT Corporation System, currently located at 111 Eighth Avenue, 13th Floor, New York, NY 10011, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other proceedings in connection with the Transaction Documents and the Confidentiality Agreement. The Investor may replace its agent for service of process with another agent reasonably satisfactory to the Company.
     6.6 Notices. Any notice, request, instruction, claim, demand, waiver or other communications to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) by facsimile, upon confirmation of receipt, or (b) on the date of delivery when delivered by hand or overnight courier service. All notices hereunder shall be delivered as set forth below, or to such other address or facsimile number as either party may from time to time designate in a written notice given in a like manner.
     (A) If to the Company:
The Hartford Financial Services Group Inc.
One Hartford Plaza
Hartford, CT 06155
U.S.A.
Attention: Alan J. Kreczko
Facsimile: +1 860 547 4721
          with a copy (which copy alone shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
U.S.A.
Attention: Victor I. Lewkow
Facsimile: +1 212 225 3999
     (B) If to the Investor:
Allianz SE
Group Legal Services
Koeniginstr. 28
80802 Muenchen
Germany
Attention: Dr. Peter Hemeling
Facsimile: +49 89 38 00 2152
          with a copy (which copy alone shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
U.S.A.
Attention: Andrew Dietderich
Facsimile: +1-212-558-3588

     6.7 Entire Agreement, Etc. This Agreement (including the Annexes hereto), the Confidentiality Agreement (subject to the succeeding sentence) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. In particular, this Agreement supersedes the Transaction Agreement between the parties, dated October 6, 2008, and the Transaction Agreement shall be of no further force and effect. As of the Closing, the provisions under paragraphs 7 and 8 of the Confidentiality Agreement shall be superseded by Section 4.1 of this Agreement, but the Confidentiality Agreement shall otherwise remain in full force and effect in accordance with its terms.
     6.8 Definition of “Affiliate”. The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     6.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by the Investor, upon five business days’ notice to the Company, of any or all of its rights hereunder or under any other Transaction Document to one or more of its Affiliates; provided that such assignment shall become effective only upon delivery to the Company by such Affiliate of a written undertaking to be bound by Sections 4.1, 4.2, 4.3 and 4.4 to the same extent as the Investor; and provided, further, that no such assignment shall relieve the Investor of any of its obligations hereunder. The actions of the Investor and/or any Affiliate to which it actually assigns any rights hereunder in accordance with the preceding sentence (a “Permitted Transferee”) shall be aggregated for purposes of all thresholds and limitations herein to the extent (i) the Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) the Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing. For the avoidance of doubt, prior to the date hereof, the Investor has assigned its rights to (i) purchase the Series D Preferred Shares and the Warrants to Allianz Finance II Luxembourg S.a.r.l. (“Allianz Finance”), and (ii) purchase the Debentures to the Debenture Purchasers, for the respective initial principal amounts of Debentures set forth next to the relevant Debenture Purchaser’s name. Allianz Finance shall be a Permitted Transferee for purposes of this Agreement, but none of the Debenture Purchasers shall be deemed a Permitted Transferee as a result of the foregoing assignment.

     6.10 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person (including the officers and directors of the Company and the Investor) or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     6.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any subsidiary of the Investor or Affiliate to which an assignment is made in accordance with this Agreement and the Indemnified Parties as contemplated by Section 4.6), any benefits, rights, or remedies.
     6.12 Cooperation. The parties agree that until the Closing, at the request of either party, they will use commercially reasonable efforts to optimize the transaction structure to confirm appropriate characterization for U.S. Federal tax purposes so long as no modifications are made to the terms and conditions described herein that are economically adverse to either party.
     6.13 Remarketing.
     (a) In-Kind Exercise of Warrant by Investor and its Subsidiaries. At any time when a Warrant is held by the Investor or a Subsidiary of the Investor, the Investor or such Subsidiary, in its capacity as a Holder of the Warrant (an “Investor Holder”) may deliver an Exercise Notice (as defined in the Warrant) for all or part of the Warrant and elect to purchase the Shares represented by such Warrant in the manner set forth in Section 6.13(b)-(i) or Section 6.13(j), as applicable (the “In-Kind Exercise”), in lieu of the provisions of Section 3 of the Warrant. Capitalized terms used in this Section 6.13 but not defined in this Agreement have the meanings specified in the Warrant.
     (b) In-Kind Exercise and Remarketing. The Investor Holder may specify in any Exercise Notice delivered pursuant to Section 3 of the Warrant that the Investor Holder also is delivering at the same time a notice to the Company (a “Remarketing Notice”) that the Investor Holder intends to pay all or a portion of the Exercise Price specified in the Exercise Notice from the proceeds of the remarketing of (i) all of the Debentures held beneficially by the Investor Holder or (ii) if less than all of the Debentures held beneficially by the Investor Holder, a principal amount of the Debentures in excess of $250 million which the Investor Holder is simultaneously requesting the Company to designate as a Tranche (as defined below) (the “Remarketed Debentures”). Except as provided in Section 6.13(f)(i), a Remarketing Notice shall (x) be irrevocable and (y) include the consent of the Investor, on its own behalf and on behalf of any Subsidiary, to the extent such consent does not violate the terms of the Debentures and applicable law, to the amendment by the Company of the Remarketed Debentures as contemplated in Section 6.13(g), effective upon the Success Date (as defined below), and conditioned upon delivery to the Investor Holder of the securities, cash, and any other property due to the Investor Holder at Settlement (as defined below) of a Successful Remarketing (as defined below). For the avoidance of doubt, no such consent shall be effective with respect to any amendment of Remarketed Debentures if the related Remarketing Notice shall have been revoked by the Investor Holder in accordance with Section 6.13(f)(i) following a Failed Remarketing (as defined below). A Remarketing Notice will require the Company to use commercially reasonable efforts to effect one or more remarketings (individually, a “Remarketing”) of all, but not less than all, of the Remarketed Debentures on the terms and conditions described below and to use the proceeds of a Successful Remarketing (as defined below) in satisfaction of the Exercise Price. The Remarketing shall take place during a period (the “Remarketing Window”) beginning on the date (the “Launch Date”) on which the Investor Holder shall have both (A) delivered the Remarketing Notice and (B) performed its obligations under Section 6.13(c) and ending on the earlier of (i) the Success Date and (ii) the 90th day following the Launch Date. No more than one Remarketing Window may be underway at any time. If the Investor Holder exercises its Warrant pursuant to this Section 6.13(b), notwithstanding any contrary provision of the Warrant, the Investor Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to the Warrant on the Settlement Date (and not earlier), and the Warrant surrendered by the Investor Holder shall be held in escrow for the benefit of the Investor Holder until the earlier of the Settlement Date and revocation of the Exercise Notice in the circumstances contemplated by Section 6.13(f)(i) below. For the avoidance of doubt, the Investor Holder may deliver an Exercise Notice pursuant to this Section 6.13 simultaneously with one or more Exercise Notices with respect to exercise in cash or a Net Settlement.
     (c) Delivery of Remarketed Debentures; Interest Pending Settlement or Remarketing. Simultaneously with delivery of a Remarketing Notice, the Investor Holder shall deliver, or cause to be delivered, the applicable Remarketed Debentures to an account, in the name of the Investor Holder, designated by the Company to be held in escrow until the Settlement Date for a Successful Remarketing or the revocation of the Remarketing Notice by the Investor in the circumstances contemplated by Section 6.13(f)(i) below. Interest shall continue to accrue and be payable on the Remarketed Debentures as set forth in such Remarketed Debentures for the account of the Investor Holder. Upon any revocation of a Remarketing Notice as provided by Section 6.13(f)(i) below, the Company shall take such action as is necessary or desirable to cause the return of such Remarketed Debentures to the Investor Holder.
     (d) Remarketing. (i) As promptly as practicable following the Launch Date, the Company shall enter into a remarketing agreement (“Remarketing Agreement”) with a nationally recognized investment or commercial bank, as remarketing agent (the “Remarketing Agent”), whereby the Remarketing Agent shall agree to use its commercially reasonable efforts as Remarketing Agent to sell the Remarketed Debentures during the Remarketing Period (as defined below) for a price that results in proceeds to the Investor Holder, net of any remarketing fee payable to the Remarketing Agent and the expenses of such Remarketing, of at least 100% of the principal amount of the Remarketed Debentures, plus accrued and unpaid interest thereon to, but excluding, the Settlement Date for a Successful Remarketing (the “Remarketing Value”). In accordance with the Remarketing Agreement, the Remarketing Agent shall be obligated to deliver to the Company and the Investor Holder, within 5 (five) business days following the occurrence of a Success Date (as defined below), written notice (each, a “Success Notice”) of the occurrence of the Success Date.
     (ii) If, in the judgment of counsel to the Company, a registration statement is required to effect any Remarketing, the Company shall (x) use its commercially reasonable efforts to ensure that a registration statement covering the Remarketing Value is effective during the Remarketing Period in a form that enables the Remarketing Agent to rely on it in connection with such Remarketing or (y) effect such Remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.
          (e) Successful and Failed Remarketings. A “Successful Remarketing” shall be deemed to have occurred on the date (the “Success Date”) that the Remarketing Agent shall have received binding commitments to purchase Remarketed Debentures for proceeds that, upon distribution on the Settlement Date, will be at least equal to the Remarketing Value. A “Failed Remarketing” shall be deemed to occur (i) on the business day after the 90th day following the Launch Date (the “Fail Date”) if the Remarketing Agent shall not have delivered a Success Notice prior to the Fail Date or (ii) in the circumstances set forth in Section 6.13(i).
          (f) Remarketing Periods. Pursuant to the terms of the Remarketing Agreement, the Remarketing Agent shall make one or more attempts to achieve a Successful Remarketing with respect to any Remarketed Debentures. The Remarketing Agent shall conduct a Remarketing during a period of 5 (five) consecutive business days (each such five-day period, a “Remarketing Period”), all of which Remarketing Periods shall have concluded no later than 90 days after the Launch Date. If the Remarketing is a Successful Remarketing, the proceeds thereof shall be applied in satisfaction of the Exercise Price on the Settlement Date (as defined below) in accordance with Section 6.13(k). If such Remarketing is a Failed Remarketing, the Investor Holder shall, not later than the third business day after the Fail Date, deliver written notice to the Company (a “Failed Remarketing Election Notice”) electing to (i) revoke its Exercise Notice and Remarketing Notice and withdraw the related Remarketed Debentures from escrow, in which case the Exercise Notice shall be void ab initio, (ii) pay the Exercise Price in cash, revoke its Remarketing Notice and withdraw the related Remarketed Debentures from escrow, or (iii) exercise its Put Right in accordance with Section 6.13(h). If no timely election is made by the Investor Holder, the Investor Holder shall be deemed to have elected to exercise its Put Right. The Company shall, on the fifth business day following the Success Date or Fail Date, as applicable (the “Settlement Date”), carry out the Settlement in accordance with Section 6.13(k).
          (g) Amended Terms of Remarketed Debentures. In connection with a Remarketing, the Company shall determine the interest rate (the “Reset Rate”) of the Remarketed Debentures such that the proceeds from the Remarketing, net of any remarketing fee and expenses of such Remarketing, are at least equal to 100% of the Remarketing Value; provided that in no event shall the Reset Rate exceed the maximum interest rate permitted by applicable law. In connection with any Remarketing, the Company may elect, in its sole discretion, to amend the terms of the Remarketed Debentures to provide for such amendments as it may deem desirable in its sole discretion, including (i) one or more additional Remarketings to be effected on a periodic or other basis after October 15, 2015 and (ii) an amendment to the ranking of the Remarketed Debentures such that the Remarketed Debentures could be remarketed as senior unsecured notes ranking pari passu with the Company’s existing senior notes. At the written request of the Investor Holder to the Company, the Company will amend the Debentures into separate tranches, and a minimum principal amount of not less than $250,000,000 may be subject to a Remarketing (a “Tranche”).
          (h) Put Right. In the event the Remarketing is a Failed Remarketing, the Investor shall have the right (the “Put Right”), exerciseable pursuant to Section 6.13(f), to require the Company to purchase the applicable Remarketed Debentures on the Settlement Date for a purchase price equal to the principal amount of such Debentures, plus accrued but unpaid interest to, but excluding, the Settlement Date. The Settlement of the Put Right shall take place on the Settlement Date by applying the portion of the purchase price equal to the principal amount of such Debentures to payment of the Exercise Price due pursuant to the Exercise Notice in full satisfaction thereof and otherwise in accordance with Section 6.13(k).
          (i) CIC Event after In-Kind Exercise. Notwithstanding the foregoing provisions in this Section 6.13, if a Remarketing Notice is in effect and (i) the Company subsequently makes a public announcement concerning a potential Change of Control requiring Company shareholder approval or (ii) any third party tender offer for 35% or more of the outstanding Common Stock is subsequently commenced (each of (i) and (ii) a “CIC Event”), the Company will use its commercially reasonable efforts to accelerate the Remarketing Period. If a Settlement Date has not occurred on the 10th business day prior to the related record date (the “CIC Fail Date”), the Remarketing shall be deemed to be a Failed Remarketing with a Fail Date as of the CIC Fail Date, the Investor Holder shall be deemed to have exercised its Put Right, the Settlement Date shall be deemed to have occurred the business day following the CIC Fail Date (the “Emerging CIC Settlement Date”) and the Company shall carry out the Settlement on the Emerging CIC Settlement Date as contemplated in Section 6.13(k).
          (j) CIC Event on or prior to In-Kind Exercise Date. If a CIC Event has occurred at the time of delivery on the Exercise Notice, the Investor Holder may specify in any Exercise Notice delivered pursuant to Section 3 of the Warrant that the Investor Holder has elected to pay all or any portion of the Exercise Price specified in the Exercise Notice by delivering to the Company Debentures in an aggregate principal amount equal to such portion of the Exercise Price (“CIC Debentures”). If the Investor Holder elects to pay the Exercise Price by delivery of Debentures pursuant to this Section 6.13(j), (i) the number of Shares, cash, securities or other property to which the Investor Holder is entitled upon exercise of the Warrant shall be determined as of the Exercise Date, (ii) the Investor Holder shall surrender the Warrants and the CIC Debentures to the Company on the Exercise Date, (iii) the Investor Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to the Warrant on the Exercise Date and (iv) on a date within a reasonable time, not to exceed three business days after the Exercise Date (the “Existing CIC Settlement Date”), the Company shall carry out the Settlement in accordance with Section 6.13(k) and the delivery of the CIC Debentures shall satisfy in full the obligation to pay the Exercise Price to the extent of the principal amount of the CIC Debentures delivered.
          (k) Investor Holder’s Rights and Settlement. If the Investor Holder exercises its Warrant pursuant to this Section 6.13, notwithstanding any contrary provision of the Warrant, the number of Shares, cash, securities or other property to which the Investor Holder is entitled upon exercise of the Warrant shall be determined as of the Exercise Date pursuant to the terms of the Warrant notwithstanding the delay in payment of the Exercise Price until the Settlement Date. On the Settlement Date, Emerging CIC Settlement Date or Existing CIC Settlement Date, as applicable, (1) the Company shall (A) transfer to the Investor Holder appropriate evidence of ownership of any Shares or other securities or property to which the Investor Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Investor Holder in settlement of the related In- Kind Exercise or cash exercise, and shall deliver such evidence of ownership and any other securities or property to the Person entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 6 of the Warrant, and (B) pay to the Investor in cash in immediately available funds at such account as it may direct an amount equal to accrued and unpaid interest on any Debentures delivered in satisfaction of the Exercise Price to, but excluding, the Settlement Date against (2) delivery of (A) the proceeds of the Successful Remarketing, (B) the Remarketed Debentures (in the case of the exercise of the Put Right) or the CIC Debentures (in the case of an Existing CIC Settlement Date) or (C) cash in the amount of the Exercise Price (collectively, the “Settlement”).
          (l) Indemnification. The Company agrees that any Remarketing is solely at the Company’s risk and expense. The Company agrees to indemnify and hold harmless the Investor and its Subsidiaries from and against any third-party actions, claims, losses, liabilities, costs and expenses (including the fees and expenses of legal counsel) arising out of or relating to any Remarketing of Remarketed Debentures, including without limitation any liability arising out of or relating to any consent given by the Investor or its Subsidiaries, as applicable, to any amendment to the terms of any Remarketed Debenture, or any liability arising out of or relating to any allegation that any information provided by or on behalf of the Company to purchasers and potential purchasers of Remarketed Debentures contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. To the extent that any information concerning the Investor or its Subsidiaries is proposed to be included in any materials prepared in connection with a Remarketing and distributed to potential purchasers of Remarketed Debentures, such information shall not be so included without the prior written consent of the Investor, not to be unreasonably withheld, it being expressly understood that the foregoing agreement of the Company to indemnify and hold harmless the Investor and its Subsidiaries shall not apply to any such information furnished by the Investor or its Subsidiaries.

          (m) Miscellaneous. The provisions of this Section 6.13 are deemed to be terms of the Debentures as of the Closing Date solely to the extent such Debentures are Remarketed Debentures. The provisions of this Section 6.13 are solely for the benefit of the Investor and its Subsidiaries which are Investor Holders of the Warrants or the Debentures from time to time, and not for the benefit of any other Person. The Company acknowledges that the right of the Investor and its Subsidiaries to pay the Exercise Price through remarketing of the Debentures pursuant to this Section 6.13 is a term for which fair value was paid at the time of the Investor’s investment in the Company and which has been taken into account by the parties hereto in agreeing on the amount of the initial Exercise Price and the other terms and conditions of the transactions contemplated by this Investment Agreement.
     6.14 Payments for Certain Transactions. If on or prior the first anniversary of the Closing Date the Company effects or agrees to effect any transaction or series of transactions pursuant to which a “person” or “group” (as such terms are used in Section 13 of the Exchange Act) is issued shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than in each case Qualifying Employee Stock) constituting more than five percent of the Common Stock on a Fully Diluted Basis, for an Effective Price (calculated on a weighted average price basis for any series of transactions) that is less than $25.32 per share of Common Stock, the Company shall pay to the Investor no later than the 30th business day following the occurrence of such event, in cash in immediately available funds to such account as the Investor may designate, an amount determined pursuant to the following table. As used in this Section 6.14, the terms “Fully Diluted Basis”, “Qualifying Employee Stock”, and “Effective Price” have the meanings ascribed thereto in the Warrants.

Effective Price
(weighted average price
basis)	Required Cash Payment
$25.31 to 23.00	$ 50 million
$22.99 to 20.00	$150 million
$19.99 to 15.00	$200 million
$14.99 or less	$300 million
     6.15 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of two years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.6, except for the Company’s representations and warranties set forth in paragraphs (d), (e), (f), (g) and (h) in part II of Annex F, which will survive indefinitely. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

* * *

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

The Hartford Financial Services Group Inc.
By:	/s/ Ramani Ayer
	Name:	Ramani Ayer
	Title:	Chairman and CEO

Allianz SE
By:	/s/ Achleitner
	Name:	Achleitner
	Title:	Member of the Board of Management

By:	/s/ Perlet
	Name:	Perlet
	Title:	Member of the Board of Management

Annex A-1 to Investment Agreement
ANNEX A-1
CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES D NON-VOTING CONTINGENT CONVERTIBLE PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

          The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
          The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 6,300,000 shares of Series D Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
     1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series D Non-Voting Contingent Convertible Preferred Stock” (the “Series D Preferred Stock”), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 6,300,000.

1

     2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
          (a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
          (c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series D Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series D Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
          (d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
          (e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series D Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
          (f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series D Preferred Shares into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
     3. Ranking. The Series D Preferred Stock shall rank pari passu with the Company’s Series B Non-Voting Contingent Convertible Preferred Stock, the Company’s Series C Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series D Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.
     4. Dividends.
          (a) So long as any shares of the Series D Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series D Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series D Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series D Preferred Stock.
          (b) Each dividend or distribution shall be payable to holders of the Series D Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
          (c) Dividends on the Series D Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series D Preferred Stock in respect of any period, the holders of the Series D Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series D Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
          (d) If the Conversion Date (as defined below) with respect to any of the shares of Series D Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series D Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series D Preferred Stock. If the Conversion Date with respect to the shares of Series D Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series D Preferred Stock on the record date for that dividend or distribution.
     5. Conversion.
          (a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series D Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.

          (b) Upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the number of shares of Series D Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series D Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series D Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series D Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series D Preferred Stock held by each such Initial Holder.
          (c) Any share of Series D Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series D Preferred Stock was convertible immediately prior to such sale or transfer.
          (d) Each share of Series D Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).
          (e) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.
     6. Conversion Procedures.
          (a) In the event of an automatic conversion of the Series D Preferred Stock pursuant to Section 5, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series D Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series D Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series D Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
          (b) Effective immediately upon conversion of any share of Series D Preferred Stock, dividends shall no longer be declared on any such converted share of Series D Preferred Stock and such share of Series D Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series D Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
          (c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series D Preferred Stock is converted (the “Conversion Date”) with respect to any share of Series D Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series D Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series D Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series D Preferred Stock.
          (d) Upon the conversion of any Series D Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series D Preferred Stock equal in number to the unconverted portion of the shares of Series D Preferred Stock represented by the certificate so surrendered.
          (e) The person or persons entitled to receive the Common Stock upon conversion of Series D Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series D Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.
      (f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series D Preferred Stock, the

Company shall pay to the holder of such share of Series D Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.
          (ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
          (g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series D Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series D Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
     7. Adjustments.
          (a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series D Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series D Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series D Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.
          (b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series D Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series D Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series D Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.
          (c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
          (d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series D Preferred Stock, then the number of shares of Common Stock that a share of Series D Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.
          (e) Whenever the number of shares of Common Stock into which one share of Series D Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series D Preferred Stock at such holder’s last address as shown on the stock books of the Company.
          (f) The Company shall not, without the consent of a majority of the shares of the outstanding Series D Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series D Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series D Preferred Shares tendered shall receive, upon surrender of the Series D Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series D Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
     8. Reservation of Common Stock.
          (a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series D Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series D Preferred Stock.
          (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series D Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series D Preferred Stock).
          (c) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series D Preferred Stock).
          (d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series D Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series D Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     9. Liquidation, Dissolution and Winding Up.
          (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series D Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series D Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series D Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series D Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
          (b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock, holders of the Series D Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
          (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
     10. Maturity. The Series D Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
     11. No Redemption; No Sinking Fund.
          (a) The shares of Series D Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series D Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series D Preferred Stock by offer to any holder or holders thereof.
          (b) The shares of Series D Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

     12. Voting Rights.
          (a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series D Preferred Stock shall have no voting rights.
          (b) So long as any shares of the Series D Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series D Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series D Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series D Preferred Stock so as to affect the Series D Preferred Stock adversely.
     13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series D Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.
     14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
     15. Reissuance of Series D Preferred Stock. Shares of Series D Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series D Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock.
     16. Mutilated or Missing Series D Preferred Stock Certificates. If any certificate representing any shares of the Series D Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series D Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
     17. Fractional Shares. The Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series D Preferred Stock, including the conversion provisions provided in Section 5.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

Annex A-2 to Investment Agreement
ANNEX A-2
CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES B NON-VOTING CONTINGENT CONVERTIBLE PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

          The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
          The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 8,800,000 shares of Series B Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
     1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series B Non-Voting Contingent Convertible Preferred Stock” (the “Series B Preferred Stock”), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 8,800,000.

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     2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
          (a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
          (c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series B Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series B Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
          (d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
          (e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series B Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
          (f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series B Preferred Shares for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
     3. Ranking. The Series B Preferred Stock shall rank pari passu with the Company’s Series C Non-Voting Contingent Convertible Preferred Stock, the Company’s Series D Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series B Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.
     4. Dividends.
          (a) So long as any shares of the Series B Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series B Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series B Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series B Preferred Stock.
          (b) Each dividend or distribution shall be payable to holders of the Series B Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
          (c) Dividends on the Series B Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series B Preferred Stock in respect of any period, the holders of the Series B Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series B Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
          (d) If the Conversion Date (as defined below) with respect to any of the shares of Series B Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series B Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series B Preferred Stock. If the Conversion Date with respect to the shares of Series B Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series B Preferred Stock on the record date for that dividend or distribution.
     5. Conversion.
          (a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series B Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.

          (b) Upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the number of shares of Series B Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series B Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series B Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series B Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series B Preferred Stock held by each such Initial Holder.
          (c) Any share of Series B Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series B Preferred Stock was convertible immediately prior to such sale or transfer.
          (d) Each share of Series B Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).
          (e) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.
     6. Conversion Procedures.
          (a) In the event of an automatic conversion of the Series B Preferred Stock pursuant to Section 5, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series B Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series B Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
          (b) Effective immediately upon conversion of any share of Series B Preferred Stock, dividends shall no longer be declared on any such converted share of Series B Preferred Stock and such share of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series B Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
          (c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series B Preferred Stock is converted (the “Conversion Date”) with respect to any share of Series B Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series B Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series B Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series B Preferred Stock.
          (d) Upon the conversion of any Series B Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series B Preferred Stock equal in number to the unconverted portion of the shares of Series B Preferred Stock represented by the certificate so surrendered.
          (e) The person or persons entitled to receive the Common Stock upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.
     (f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the

Company shall pay to the holder of such share of Series B Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.
          (ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
          (g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series B Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series B Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
     7. Adjustments.
          (a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series B Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series B Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.
          (b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series B Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series B Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series B Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.
          (c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
          (d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series B Preferred Stock, then the number of shares of Common Stock that a share of Series B Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.
          (e) Whenever the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series B Preferred Stock at such holder’s last address as shown on the stock books of the Company.
          (f) The Company shall not, without the consent of a majority of the shares of the outstanding Series B Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series B Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series B Preferred Shares tendered shall receive, upon surrender of the Series B Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series B Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
     8. Reservation of Common Stock.
          (a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B Preferred Stock.
          (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series B Preferred Stock).
          (c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series B Preferred Stock).
          (d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     9. Liquidation, Dissolution and Winding Up.
          (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series B Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series B Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
          (b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock, holders of the Series B Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
          (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
     10. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
     11. No Redemption; No Sinking Fund.
          (a) The shares of Series B Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series B Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series B Preferred Stock by offer to any holder or holders thereof.
          (b) The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

     12. Voting Rights.
          (a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series B Preferred Stock shall have no voting rights.
          (b) So long as any shares of the Series B Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series B Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely.
     13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series B Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.
     14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
     15. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series B Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock.
     16. Mutilated or Missing Series B Preferred Stock Certificates. If any certificate representing any shares of the Series B Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
     17. Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series B Preferred Stock, including the conversion provisions provided in Section 5.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

Annex A-3 to Investment Agreement
ANNEX A-3
CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES C NON-VOTING CONTINGENT CONVERTIBLE PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

          The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
          The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 8,900,000 shares of Series C Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
     1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series C Non-Voting Contingent Convertible Preferred Stock” (the “Series C Preferred Stock”), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 8,900,000.

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     2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
          (a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
          (c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series C Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series C Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
          (d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
          (e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series C Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
          (f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series C Preferred Shares into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
     3. Ranking. The Series C Preferred Stock shall rank pari passu with the Company’s Series B Non-Voting Contingent Convertible Preferred Stock, the Company’s Series D Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series C Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.
     4. Dividends.
          (a) So long as any shares of the Series C Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series C Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series C Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series C Preferred Stock.
          (b) Each dividend or distribution shall be payable to holders of the Series C Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
          (c) Dividends on the Series C Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series C Preferred Stock in respect of any period, the holders of the Series C Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series C Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
          (d) If the Conversion Date (as defined below) with respect to any of the shares of Series C Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series C Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series C Preferred Stock. If the Conversion Date with respect to the shares of Series C Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series C Preferred Stock on the record date for that dividend or distribution.
     5. Conversion.
          (a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series C Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.

          (b) Unless and until Shareholder Approval has been obtained, no conversion of the Series C Preferred Stock into Common Stock shall occur or be permitted hereunder. The Company shall notify the Initial Holders of the receipt of Shareholder Approval, on the day of receipt thereof (or as promptly as practicable thereafter) (the “Shareholder Approval Notice”). If the Initial Holder delivers a certification providing that all required Regulatory Approvals provided for in subsection (c) below have been received and that the Initial Holder (or any of its Affiliates that comprise the Initial Holders) may hold the number of shares of Common Stock issuable upon conversion of all the shares of Series C Preferred Stock, then, provided Shareholder Approval has previously been obtained, the Company shall instruct the Conversion Agent to convert into Common Stock, without further action by any person, all then outstanding shares of Series C Preferred Stock held by the Initial Holders. Nothing in the foregoing sentence shall limit any partial conversions as contemplated by subsection (c) below.
          (c) Subject to subsection (b) above, upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holder) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the number of shares of Series C Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series C Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series C Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series C Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series C Preferred Stock held by each such Initial Holder.
          (d) Subject to subsection (b) above, any share of Series C Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder (an “Unaffiliated Holder”) in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer. In the event any such sale or transfer to an Unaffiliated Holder occurs prior to the receipt of Shareholder Approval and following such sale or transfer Shareholder Approval is obtained, each share of the Series C Preferred Stock that has been sold or transferred shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer.
          (e) Each share of Series C Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).
          (f) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.
     6. Conversion Procedures.
          (a) In the event of an automatic conversion of the Series C Preferred Stock pursuant to Section 5, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series C Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series C Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series C Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
          (b) Effective immediately upon conversion of any share of Series C Preferred Stock, dividends shall no longer be declared on any such converted share of Series C Preferred Stock and such share of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series C Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
          (c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series C Preferred Stock is converted (the “Conversion Date”) with respect to any share of Series C Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series C Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series C Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series C Preferred Stock.

          (d) Upon the conversion of any Series C Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series C Preferred Stock equal in number to the unconverted portion of the shares of Series C Preferred Stock represented by the certificate so surrendered.
          (e) The person or persons entitled to receive the Common Stock upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.
     (f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.
          (ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
          (g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series C Preferred Stock pursuant to Section 5 and this Section;

provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series C Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
     7. Adjustments.
          (a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series C Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series C Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.
          (b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series C Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series C Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series C Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.
          (c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of

Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
          (d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series C Preferred Stock, then the number of shares of Common Stock that a share of Series C Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.
          (e) Whenever the number of shares of Common Stock into which one share of Series C Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series C Preferred Stock at such holder’s last address as shown on the stock books of the Company.
          (f) The Company shall not, without the consent of a majority of the shares of the outstanding Series C Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series C Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series C Preferred Shares tendered shall receive, upon surrender of the Series C Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series C Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
     8. Reservation of Common Stock.
          (a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series C Preferred Stock.
          (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common

Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series C Preferred Stock).
          (c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series C Preferred Stock).
          (d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     9. Liquidation, Dissolution and Winding Up.
          (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series C Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series C Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
          (b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock, holders of the Series C Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

          (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
     10. Maturity. The Series C Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
     11. No Redemption; No Sinking Fund.
          (a) The shares of Series C Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series C Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders thereof.
          (b) The shares of Series C Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
     12. Voting Rights.
          (a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series C Preferred Stock shall have no voting rights.
          (b) So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series C Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely.
     13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series C Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.
     14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
     15. Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series C Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock.
     16. Mutilated or Missing Series C Preferred Stock Certificates. If any certificate representing any shares of the Series C Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
     17. Fractional Shares. The Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series C Preferred Stock, including the conversion provisions provided in Section 5.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

Annex B to Investment Agreement
Execution Copy
ANNEX B

10% Fixed-To-Floating Rate Junior Subordinated Debentures
due 2068
SECOND SUPPLEMENTAL INDENTURE
between
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
Supplemental to Junior Subordinated Indenture
Dated as of October 17, 2008

Table of Contents

		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.01.	Designation, Principal Amount and Authorized Denominations	15
Section 2.02.	Repayment	16
Section 2.03.	Form, Legend, Transfer and Exchange	18
Section 2.04.	Rate of Interest; Interest Payment Date	20
Section 2.05.	Interest Deferral	21
Section 2.06.	Alternative Payment Mechanism	22
Section 2.07.	Events of Default	24
Section 2.08.	Securities Registrar; Paying Agent; Delegation of Trustee Duties	24
Section 2.09.	Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership	25
Section 2.10.	Subordination	25
Section 2.11.	Satisfaction and Discharge	25

ARTICLE III

COVENANTS

Section 3.01.	Dividend and Other Payment Stoppages	25
Section 3.02.	Additional Limitation on Deferral Over One Year	26

ARTICLE IV

REDEMPTION OF THE DEBENTURES

Section 4.01.	Redemption	26
Section 4.02.	Redemption Price	27

ARTICLE V

REPAYMENT OF DEBENTURES

Section 5.01.	Repayments	27
Section 5.02.	Selection of the Debentures to be Repaid	27
Section 5.03.	Notice of Repayment	27
Section 5.04.	Deposit of Repayment Amount	28
Section 5.05.	Repayment of Debentures	28

ARTICLE VI

ORIGINAL ISSUE DISCOUNT

Section 6.01.	Calculation of Original Issue Discount	28

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01.	Supplemental Indentures Without Consent of Holders	29

ARTICLE VIII

MISCELLANEOUS

Section 8.01.	Effectiveness	29

i

Table of Contents
(continued)

ii

     SECOND SUPPLEMENTAL INDENTURE, dated as of October 17, 2008 (the “Second Supplemental Indenture”), between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (the “Company”), having its principal office at One Hartford Plaza, Hartford, Connecticut 06155, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association incorporated and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
     The Company and the Trustee entered into a Junior Subordinated Indenture, dated as of June 6, 2008 (as it may from time to time be supplemented or amended, the “Indenture”). Section 901 of the Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to provide for the issuance of and establish the form and terms of the Securities of any series as provided in Section 201 or 301 thereof.
     Pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the issuance and establishment of a series of Securities under the Indenture, and the form and terms thereof, as hereinafter set forth.
     The Company has requested that the Trustee execute and deliver this Second Supplemental Indenture. The Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 102 and 903 of the Indenture to the effect, among other things, that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this Second Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE: For and in consideration of the premises and the purchase of the Debentures (as herein defined) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) The terms defined in the Indenture have the same meaning when used in this Second Supplemental Indenture unless otherwise defined herein.
          (b) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.
          (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this Second Supplemental Indenture.
          (d) Any reference herein to “interest” shall include any Additional Interest.
     In addition, the following terms used in this Second Supplemental Indenture have the following respective meanings:

1

     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Debentures the payment of which has not been made on the applicable Interest Payment Date.
     “Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “securities”), provisions in the related transaction documents requiring the Company to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities for the purpose of raising eligible proceeds at least equal to the deferred and unpaid Distributions on such securities and apply the net proceeds to pay such Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Company pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period if on such date such deferral period has not ended, and that:
     (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, and including the fair market value of property received by the Company or any of its Subsidiaries as consideration for such securities) that the Company or any of its Subsidiaries shall have received during the 180 days prior to the relevant Distribution Date from the sale of APM Qualifying Securities, provided that in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock the amount of net proceeds included in eligible proceeds shall not exceed the Preferred Cap;
     (b) permit the Company to pay current Distributions on any Distribution Date out of any source of funds but (i) require the Company to pay deferred Distributions only out of eligible proceeds and (ii) prohibit the Company from paying deferred Distributions out of any source of funds other than eligible proceeds unless an event of default with respect to such securities has occurred;
     (c) if deferral of Distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require the Company and its Subsidiaries not to repay, redeem or purchase any of its securities ranking junior to or equally with any APM Qualifying Securities on the liquidation, dissolution or winding-up of the Company, the proceeds of which were used to pay deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (“Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):
     (i) purchases, redemptions or other acquisitions of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (ii) purchases of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;
     (iii) as a result of any exchange, redemption or conversion of any class or series of the Company’s capital stock (or any capital stock of one of the Company’s Subsidiaries) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;
     (iv) the purchase of or payment of cash in lieu of fractional interests in the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or
     (v) the redemption or repurchase of rights in accordance with any stockholders’ rights plan;
     (d) limit the obligation of the Company to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock or Qualifying Warrants, prior to the fifth anniversary of any deferral period, to the extent that the number of shares of Common Stock issued or issuable upon the exercise of

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such Qualifying Warrants plus the number of shares of Common Stock previously issued or issuable on the exercise of Qualifying Warrants previously issued during the applicable deferral period would exceed 2% of the total number of issued and outstanding shares of Common Stock set forth in the Company’s most recent publicly available financial statements (the “Common Cap”);
     (e) limit the right of the Company to issue APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, to the extent that the net proceeds of any issuance of such Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock applied, together with the net proceeds of all prior issuances of Qualifying Preferred Stock and any still-outstanding Mandatorily Convertible Preferred Stock applied during the current and all prior deferral periods, to pay deferred Distributions on the securities would exceed 25% of the liquidation or principal amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
     (f) notwithstanding the Common Cap and the Preferred Cap, permit the Company, at its option, to impose a limitation on the Company’s obligation to issue APM Qualifying Securities consisting of Common Stock and Qualifying Warrants to a maximum issuance cap to be set at the Company’s discretion and otherwise substantially similar to the Share Cap, provided that such limitation will be subject to the Company’s agreement to use Commercially Reasonable Efforts (i) to increase such limitation when reached to enable the Company to simultaneously satisfy its future fixed or contingent obligations under such securities and other securities and derivative instruments that provide for settlement or payment in shares of Common Stock or (ii) if the Company cannot increase such limitation as contemplated in the preceding clause, by requesting its Board of Directors to adopt a resolution for a stockholder vote at the next annual meeting of stockholders of the Company to increase the number of shares of the Company’s authorized Common Stock for purposes of satisfying the Company’s obligations to pay deferred Distributions;
     (g) in the case of securities other than Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision; and
     (h) permit the Company, at its option, to provide that if the Company is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, business combination, recapitalization, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the voting stock of the surviving or resulting entity or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination is owned by the stockholders of the other party to the Business Combination or Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination;
provided (and it being understood) that:
     (1) the Company shall not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (2) if, due to a Market Disruption Event or otherwise, the eligible proceeds are not sufficient to pay all deferred Distributions on any Distribution Date, the Company will apply the eligible proceeds to pay accrued and unpaid deferred Distributions on such Distribution Date in chronological order, subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (3) if the Company has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of deferred Distributions on such securities (in accordance with clauses (d) and (e) of this definition) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

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     “APM Period” means, with respect to any Deferral Period, the period commencing on the earlier of (i) the first Interest Payment Date during such Deferral Period on which the Company pays any current interest on the Debentures or (ii) the fifth anniversary of the commencement of such Deferral Period, if on such date such Deferral Period has not ended, and ending on the next Interest Payment Date on which the Company shall have paid the aggregate amount of accrued and unpaid deferred interest, including Additional Interest, that shall have accrued during such Deferral Period on the Debentures out of Eligible Proceeds.
     “APM Qualifying Securities” means Common Stock, Qualifying Preferred Stock, Qualifying Warrants, and/or Mandatorily Convertible Preferred Stock.
     “Applicable Procedures” means, with respect to the transfer or exchange of or for, or any tender or surrender of, beneficial interests in any Global Security, the rules and procedures of DTC, Euroclear and Clearstream Luxembourg that apply to such transfer, exchange, tender or surrender.
     “Authorized Denomination” means the Minimum Authorized Denomination or integral multiples of $1,000 thereafter.
     “Bankruptcy Claim Limitation Provision” means, with respect to any securities or combination of securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (i) any deferral period, in the case of securities that have an Alternative Payment Mechanism but no Mandatory Trigger provision or (ii) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:
     (a) in the case of securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and
     (b) in the case of any other securities, the amount of accumulated and deferred Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid.
     “Business Combination” has the meaning specified in clause (h) of the definition of Alternative Payment Mechanism.
     “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, (iii) a day on which the Corporate Trust Office of the Trustee is closed for business, (iv) a day on which banking institutions in the relevant jurisdiction in which any Relevant Exchange is located are closed for business, or (iv) on or after October 15, 2018, a day that is not a London Banking Day.
     “Calculation Agent” means, with respect to the Debentures, The Bank of New York Mellon Trust Company, N.A., or any other successor, acting as calculation agent in respect of the Debentures.
     “Clearstream Luxembourg” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.
     “Commercially Reasonable Efforts” means for purposes of issuing APM Qualifying Securities or Qualifying Replacement Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to

4

have made Commercially Reasonable Efforts to issue APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, if it determines not to pursue or complete such issuance solely due to pricing, coupon, dividend rate or dilution considerations.
     “Common Cap” has the meaning specified in clause (d) of the definition of Alternative Payment Mechanism.
     “Common Stock” means the common stock of the Company (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or any of the Company’s employee benefit plans, any security of the Company that ranks upon the liquidation, dissolution or winding-up of the Company junior to Qualifying Preferred Stock and equally with the Company’s common stock and that tracks the performance of, or relates to the results of, a business, unit or division of the Company, and any shares of common stock or equivalent equity interests of the surviving or resulting entity issued in exchange therefor in connection with a Business Combination.
     “Common Stock Issuance Cap” has the meaning specified in Section 2.06(a).
     “Company” has the meaning specified in the Recitals.
     “Debentures” has the meaning specified in Section 2.01.
     “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “securities”) that:
     (a) gives the holder a beneficial interest in (i) debt securities of the Company that are not redeemable prior to the settlement date of the stock purchase contract referred to in subclause (ii) hereof and (ii) a fractional interest in a stock purchase contract obligating the holder to purchase Common Stock that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities and subject to customary anti-dilution adjustments;
     (b) provides that the holders directly or indirectly grant to the Company a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock pursuant to the stock purchase contract referred to in subclause (a)(ii) hereof;
     (c) includes a remarketing feature pursuant to which such debt securities of the Company are remarketed to new investors not later than the settlement date of the stock purchase contract referred to in subclause (a)(ii) hereof; and
     (d) provides for the proceeds raised in the remarketing to be used to purchase shares of Common Stock under the stock purchase contract referred to in subclause (a)(ii) hereof and, if there has not been a successful remarketing by the settlement date of such stock purchase contract, provides that such stock purchase contract will be settled by the Company exercising its remedies as a secured party with respect to the debt securities or other collateral directly or indirectly pledged by holders of the Debt Exchangeable for Common Equity.
     “Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest pursuant to Section 2.05 and ending on the earlier of (i) the tenth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including Additional Interest) and all other accrued interest on the Debentures.
     “Distribution Compliance Period” means, in respect of any Regulation S Global Security (or any certificated Debenture issued in respect thereof pursuant to Section 2.03), the 40 consecutive days beginning on and including the later of (a) the day on which any Debentures represented thereby are offered to Persons other than

5

distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Debentures.
     “Distribution Date” means, as to any securities or combination of securities, the date(s) on which Distributions on such securities are scheduled to be made.
     “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.
     “Distributions” means, as to a security or combination of securities, dividends, interest or other income distributions to the holders or beneficial owners thereof that are not Subsidiaries of the Company.
     “DTC” means the Depository Trust Company, a New York corporation.
     “Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company shall have received since the preceding Interest Payment Date from the sale of APM Qualifying Securities to Persons that are not the Company’s Subsidiaries, provided that, in the case of APM Qualifying Securities that are Mandatorily Convertible Preferred Stock or Qualifying Preferred Stock, the amount of net proceeds included in Eligible Proceeds shall not exceed the Preferred Stock Issuance Cap.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.
     “Event of Default” has the meaning specified in Section 2.07.
     “Final Maturity Date” has the meaning specified in Section 2.02(b).
     “Floating Rate” has the meaning specified in Section 2.04(a).
     “Floating Rate Interest Period” the period beginning on and including October 15, 2018 and ending on but excluding the next Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date.
     “Indenture” has the meaning specified in the Recitals.
     “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities have been initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries, to the extent such securities provide the issuer with NRSRO equity credit, will redeem, repurchase or defease such securities only with the proceeds of Replacement Capital Securities that have terms and provisions at the time of redemption, repurchase or defeasance that are as or more equity-like than the securities then being redeemed, repurchased or defeased, and which proceeds were raised within 180 days prior to the applicable redemption, purchase or defeasance date.
     “Interest Payment Date” shall have the meaning specified in Section 2.04(b).
     “Interest Period” means a Semi-Annual Interest Period or a Floating Rate Interest Period, as the case may be.
     “LIBOR Determination Date” means, with respect to any Floating Rate Interest Period, the second London Banking Day immediately preceding the first day of such Floating Rate Interest Period.

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     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.
     “Make-Whole Redemption Amount” means, with respect to the principal amount of any Debentures to be redeemed, the sum, as determined by the Premium Calculation Agent, of the present value of (i) the outstanding principal (discounted from October 15, 2018 to but excluding the Redemption Date) and (ii) remaining scheduled payments of interest that would have been payable from the Redemption Date to and including October 15, 2018 on the Debentures to be redeemed (not including any portion of such payments of interest accrued and unpaid to but excluding the Redemption Date), discounted from their respective Interest Payment Dates to but excluding the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as determined and provided to the Premium Calculation Agent by the Treasury Dealer) plus a spread of 1.00%.
     “Mandatorily Convertible Preferred Stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Mandatory Trigger Provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:
     (a) if the issuer of such securities fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements and for so long as such failure continues, prohibits the issuer from making payments of Distributions on such securities from any source other than from the issuance and sale of APM Qualifying Securities and require the issuer, or in the case of Qualifying Preferred Stock, at the option of the issuer, permit the issuer, of such securities (in this definition, the “issuer”) to make payment of Distributions on such securities, within a two year period beginning on the date of such failure, only pursuant to the issuance and sale of APM Qualifying Securities, in an amount such that the net proceeds of such sale are at least equal to the amount of deferred and unpaid Distributions (including without limitation all deferred and accumulated amounts) on such securities or, in the case of Qualifying Preferred Stock, current Distributions, and in either case require the application of the net proceeds of such sale to pay such deferred and unpaid Distributions, or in the case of Qualifying Preferred Stock, permit the application of the net proceeds of such sale to pay current Distributions, on those securities, provided that (i) if the Mandatory Trigger Provision does not require such issuance and sale within one year of such failure, the amount of Common Stock or Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap, and (ii) the amount of Qualifying Preferred Stock and then still-outstanding Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
     (b) if the provisions described in clause (a) immediately above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;
     (c) other than in the case of Qualifying Preferred Stock, prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking junior to or equally with any APM Qualifying Securities upon the liquidation, dissolution or winding-up of the Company, the proceeds of which were used to pay deferred Distributions during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) immediately above to pay such deferred Distributions in full; and
     (d) other than in the case of Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision;
     provided (and it being understood) that:

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     (i) the issuer will not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (ii) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities (in accordance with the Alternative Payment Mechanism) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.
     No remedy other than Permitted Remedies shall arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least 10 years.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally, or the securities of the Company specifically, on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock is listed or traded, shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, the relevant exchange or any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Common Stock;
     (b) the Company would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, and such consent or approval has not yet been obtained notwithstanding that the Company has used commercially reasonable efforts to obtain the required consent or approval;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, would, in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in that offering document, in the light of the circumstances under which they were made, not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Company has a bona fide reason for keeping such transaction confidential or disclosure of such transaction would impede the ability of the Company to consummate such transaction; provided that no single suspension period resulting from the an event described in this clause (c) shall exceed 90 consecutive days and multiple suspension periods resulting from one or more Market Disruption Events described in this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (c) above), and the Company determines that it is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension period resulting from an event described in this clause (d) shall exceed 90 consecutive days and

8

multiple suspension periods resulting from one or more Market Disruption Events described in this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;
     (e) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be, such that the issuance of or market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased;
     (f) there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that the issuance of or market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased;
     (g) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased; or
     (h) a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased.
     “Market Value” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is listed; if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Minimum Authorized Denomination” means $100,000.
     “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that:
     (a) include an Alternative Payment Mechanism; and
     (b) permit the issuer of such securities, in its sole discretion, to defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, 10 years, without any remedy other than Permitted Remedies.
     “Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
     “Optional Deferral Provision” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:
     (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to five years or, if a Market Disruption Event has occurred and is continuing, 10 years, without any remedy other than Permitted Remedies and

9

(ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Share Cap, Bankruptcy Claim Limitation or Repurchase Restrictions); or
     (b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to 10 years, without any remedy other than Permitted Remedies.
     “Parity Securities” shall have the meaning specified in Section 3.01(b).
     “Participant” means, with respect to DTC, Euroclear or Clearstream Luxembourg, a Person who has an account with DTC, Euroclear or Clearstream Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream Luxembourg).
     “Particular Parity Security” shall have the meaning specified in Section 2.06(c)(ii).
     “Paying Agent” shall have the meaning specified in Section 2.08.
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
     (b) complete or partial prohibitions on the issuer paying Distributions on or purchasing common stock or other securities that rank equally with or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, remain unpaid.
     “Preferred Cap” has the meaning specified in clause (e) of the definition of Alternative Payment Mechanism.
     “Preferred Stock Issuance Cap” has the meaning specified in Section 2.06(a).
     “Premium Calculation Agent” means Goldman, Sachs & Co. or, if that firm is unwilling or unable to calculate the Make-Whole Redemption Amount, an investment banking institution of national standing, appointed by the Company.
     “Private Placement Legend” has the meaning specified in Section 2.03.
     “Qualifying Preferred Stock” means Non-Cumulative perpetual preferred stock issued by the Company that (a) ranks equally with or junior to all other outstanding preferred stock of the issuer, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, and (b) contains no remedies other than Permitted Remedies and either (i) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the issuer from making any Distributions thereon upon the Company’s failure to satisfy one or more financial tests set forth therein or (ii) is subject to a Qualifying Replacement Capital Covenant; provided, however, that if such Qualifying Preferred Stock includes Intent-Based Replacement Disclosure and are structured at the time of issuance with a distribution rate step-up of more than 25 basis points prior to the 25th anniversary of such issuance, then such Qualifying Preferred Stock shall, in lieu of Intent-Based Replacement Disclosure, be subject to a replacement capital covenant that will remain in effect until at least the Scheduled Maturity Date and that is substantially similar to the Replacement Capital Covenant.
     “Qualifying Replacement Capital Covenant” means (a) a replacement capital covenant that is substantially similar to the Replacement Capital Covenant applicable to the Debentures or (b) a replacement capital covenant, as identified by the Company’s Board of Directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the Replacement Capital

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Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from repaying, redeeming or purchasing identified securities except out of the proceeds from the sale of specified Replacement Capital Securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date; provided that the term of such Qualifying Replacement Capital Covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities.
     “Qualifying Replacement Securities” means securities or a combination of securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock or Debt Exchangeable for Common Equity) that, in the determination of the Company’s Board of Directors (or a duly authorized committee thereof) reasonably construing the definitions and other terms of this Second Supplemental Indenture, meet one of the following criteria:
     (a) in connection with any repayment, redemption, defeasance or purchase of Debentures prior to October 15, 2018:
     (i) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 60 years and (3)(A) are Non-Cumulative and are subject to a Qualifying Replacement Capital Covenant or have a No Payment Provision and are subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and have either an Optional Deferral Provision or a No Payment Provision and are subject to Intent-Based Replacement Disclosure; or
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) shares of preferred stock issued by the Company or any of its Subsidiaries that are (1) Non-Cumulative, (2) have no prepayment obligation on the part of the issuer thereof, whether at the election of the Holders or otherwise, (3) have no maturity or a maturity of at least 60 years and either (A) are subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
     (b) in connection with any repayment, redemption, defeasance or purchase of Debentures on or after October 15, 2018 and prior to October 15, 2038:
     (i) any securities described under clause (a) of this definition that would be Qualifying Replacement Securities prior to October 15, 2018;
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision;
     (iii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon a liquidation, dissolution or winding-up of the Company, (2) are Non-Cumulative or have a No Payment Provision, (3) have no maturity or a maturity of at least 60 years and (4) are subject to Intent-Based Replacement Disclosure;
     (iv) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 40 years and (3) (A) are Non-Cumulative, or have a No Payment

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Provision, and subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
     (v) securities issued by the Company or any of its Subsidiaries that (1) upon the liquidation, dissolution or winding-up of the Company, rank junior to all of the senior and subordinated debt of the Company other than the Debentures and securities that rank equally with the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 60 years;
     (vi) cumulative preferred stock issued by the Company or any of its Subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years and (3) is subject to a Qualifying Replacement Capital Covenant; or
     (vii) other securities issued by the Company or any of its Subsidiaries that (1) rank upon the liquidation, dissolution or winding-up of the Company equally with or junior to the Debentures and (2) have no maturity or a maturity of at least 30 years, are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (c) in connection with any repayment, redemption, defeasance or purchase of Debentures at any time after October 15, 2038:
     (i) any securities described under clause (b) of this definition that would be Qualifying Replacement Securities prior October 15, 2038;
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) either (A) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (B) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant and (C) have an Optional Deferral Provision;
     (iii) securities issued by the Company or any of its Subsidiaries that (1) rank junior to all of the senior and subordinated debt of the Company other than the Debentures and any other securities that rank equally with the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have a Mandatory Trigger Provision, an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 40 years; or
     (iv) preferred stock issued by the Company or any of its Subsidiaries that either (1) has no maturity or a maturity of at least 60 years and is subject to Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant, provided, however, that if any of the securities described in the foregoing clauses (a), (b) and (c) is structured at the time of issuance with a distribution rate step-up (whether interest or dividend) of more than 25 basis points prior to the 25th anniversary of such issuance, then such security shall be subject to a Qualifying Replacement Capital Covenant that will remain in effect until at least the Scheduled Maturity Date.
     “Qualifying Warrants” means any net share settled warrants to purchase the Common Stock that (a) have an exercise price greater than the Market Value of the Common Stock on the date of sale, (b) the Company is not entitled to redeem for cash and (c) the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Quarterly Interest Payment Date” shall have the meaning specified in Section 2.04.

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     “Regular Record Date” means, (i) with respect to a Semi-Annual Interest Payment Date, the April 1 or October 1, as the case may be, next preceding such Interest Payment Date, and (ii) with respect to a Quarterly Interest Payment Date, the January 1, April 1, July 1 or October 1, as the case may be, next preceding such Interest Payment Date, in each case whether or not a Business Day.
     “Regulation S” means Regulation S under the Securities Act or any successor regulation, as it may be amended from time to time.
     “Regulation S Global Security” means Debentures originally offered and sold outside the United States of America in reliance on Regulation S and issued in the form of one or more permanent Global Securities.
     “Relevant Exchange” means any securities exchange located in the European Economic Area on which the Debentures may be listed from time to time, which exchange must be a “regulated market” for the purposes of applicable E.U. directives, including Directive 2003/71/EC.
     “Remaining Shares” means the number of the Company’s authorized and unissued shares of Common Stock less the maximum number of shares of the Company’s authorized and unissued Common Stock that could be issued under options, warrants, convertible securities, any equity-linked contracts and other agreements, in each case existing at the time of determination, that require the Company to issue a determinable number of shares of its Common Stock.
     “Repayment Date” means the Scheduled Maturity Date and each Quarterly Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the Debentures.
     “Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of October 17, 2008, by the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof and Section 2.02(a)(vii) hereof.
     “Replacement Capital Securities” means
     (a) Common Stock and rights to acquire Common Stock;
     (b) Mandatorily Convertible Preferred Stock;
     (c) Debt Exchangeable for Common Equity; and
     (d) Qualifying Replacement Securities.
     “Repurchase Restrictions” has the meaning specified in clause (c) of the definition of “Alternative Payment Mechanism.”
     “Restricted Security” means any Debentures (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act, until such time as the Private Placement Legend therefor has been removed pursuant to Section 2.03 or in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.
     “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by the Company as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).
     “Rule 144” means Rule 144 under the Securities Act (or any successor rule), as such Rule may be amended from time to time.

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     “Rule 144A” means Rule 144A under the Securities Act (or any successor rule), as such Rule may be amended from time to time.
     “Rule 144A Global Security” means Debentures originally offered and sold to a “qualified institution buyer” as defined in Rule 144A in reliance on Rule 144A and issued in the form of one or more permanent Global Securities.
     “Scheduled Maturity Date” has the meaning specified in Section 2.02(a)(i).
     “Second Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Registrar” means, with respect to the Debentures, The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by the Company, acting as securities registrar for the Debentures.
     “Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of The Bank of New York Mellon Trust Company, N.A., in its capacity as Securities Registrar under the Indenture, is located at 2 North Lasalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.
     “Semi-Annual Interest Payment Date” shall have the meaning specified in Section 2.04.
     “Semi-Annual Interest Period” means the period beginning on and including the date hereof, and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date until October 15, 2018.
     “Share Cap” has the meaning specified in Section 2.06(a)(iii).
     “Shares Available for Issuance” means the number of Remaining Shares allocated by the Company on a pro rata basis or such other basis as the Company determines is appropriate to the payment of deferred interest on the Debentures in accordance with Section 2.06 and not so allocated to any other similar commitment that is of an indeterminate nature and under which the Company is required at the time of such allocation to issue shares of its Common Stock.
     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinarily have voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
     “Three-Month LIBOR” means, with respect to any Floating Rate Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of such Floating Rate Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that Floating Rate Interest Period. If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Floating Rate Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Floating Rate Interest Period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of such bank’s rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Floating Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Floating Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted

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by three major banks in New York City selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on the first day of that Floating Rate Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Floating Rate Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Floating Rate Interest Period will be the same as Three-Month LIBOR as determined for the previous Floating Rate Interest Period or, in the case of the Floating Rate Interest Period beginning on October 15, 2018, 4.28875%. The establishment of Three-Month LIBOR for each Floating Rate Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.
     “Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, a day on which the Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which the Common Stock is quoted in the over-the-counter market.
     “Treasury Dealer” means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Amount or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.
     “Treasury Price” means, with respect to a Redemption Date of the Debentures, the bid-side price for the Treasury Security as of the third Trading Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by The Wall Street Journal on that Trading Day and designated “Treasury Bonds, Notes and Bills,” as determined by the Treasury Dealer, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that Trading Day, or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that Trading Day, then “Treasury Price” will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that Trading Day (expressed on a next Trading Day settlement basis) as determined by the Treasury Dealer through such alternative means as the Treasury Dealer considers to be appropriate under the circumstances.
     “Treasury Rate” means, with respect to a Redemption Date of the Debentures, the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated by the Treasury Dealer in accordance with standard market practice and computed as of the second Trading Day preceding such Redemption Date).
     “Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
     Section 2.01. Designation, Principal Amount and Authorized Denominations.
          (a) Designation. Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities of the Company designated as the 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the “Debentures”), the principal amount of which to be issued shall be in accordance with Section 2.01(b) hereof and as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Indenture, and the form and terms of which shall be as set forth hereinafter.

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          (b) Principal Amount. Debentures in an initial aggregate principal amount of $1,750,000,000 shall, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. Additional Debentures may be issued from time to time pursuant to this Second Supplemental Indenture on the same terms and conditions as the Debentures issued under this Second Supplemental Indenture in all respects, except for any difference in the issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional Debentures issued pursuant to this Second Supplemental Indenture will be consolidated with, and will form a single series with, the previously outstanding Debentures issued pursuant to this Second Supplemental Indenture unless such additional Debentures will not be treated as fungible for U.S. tax purposes with the Debentures issued as of the date of this Second Supplemental Indenture. Any additional Debentures issued under this Second Supplemental Indenture will rank equally and ratably in right of payment with the Debentures originally issued under this Second Supplemental Indenture.
          (c) Authorized Denominations. The denominations in which Debentures shall be issuable and transferable is a minimum of $100,000 principal amount and integral multiples of $1,000 thereafter.
     Section 2.02. Repayment.
          (a) Scheduled Maturity Date.
     (i) The principal amount of, and all accrued and unpaid interest on, the Debentures shall be payable in full on October 15, 2038 or, if such day is not a Business Day, the following Business Day and interest will continue to accrue during such postponement (the “Scheduled Maturity Date”); provided, however, that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.02(a) in connection with the Scheduled Maturity Date, (x) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (y) such principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article 5 hereof, and (z) subject to clause (ii) of this Section 2.02(a), the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Quarterly Interest Payment Date or such earlier date on which they are redeemed pursuant to Article 4 hereof, become due and payable pursuant to Section 502 of the Indenture or on the Final Maturity Date; and provided further, that any deferred interest on the Debentures (including Additional Interest) shall be paid in accordance with Section 2.06.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.02(a) in connection with any Quarterly Interest Payment Date, the principal amount of the Debentures repayable on such Quarterly Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and shall be repaid on such Quarterly Interest Payment Date pursuant to Article 5 hereof, and the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Quarterly Interest Payment Date or such earlier date on which they are redeemed pursuant to Article 4 hereof, become due and payable pursuant to Section 502 of the Indenture or on the Final Maturity Date.
     (iii) The obligation of the Company to repay the Debentures pursuant to this Section 2.02(a) on any date prior to the Final Maturity Date shall be subject to its obligations under Article Twelve of the Indenture to the holders of Senior Indebtedness.
     (iv) Until the Debentures are paid in full:
     (A) the Company shall use Commercially Reasonable Efforts, subject to the occurrence and continuance of a Market Disruption Event, to raise sufficient net cash proceeds from the issuance of Qualifying Replacement Securities during a 180-day period ending on the date on which the Company delivers the Officers’ Certificate required by the first sentence of clause (v) of this Section 2.02(a) and/or Section 5.01 (not more than 15 and not less than 10 Business Days prior to the Scheduled Maturity Date) to permit repayment in full of the

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outstanding principal amount of and accrued and unpaid interest (other than any deferred interest (including Additional Interest), which shall be paid only in accordance with Section 2.06) on the Debentures on the Scheduled Maturity Date pursuant to clause (i) of this Section 2.02(a); and
     (B) if the Company is unable for any reason to raise sufficient net cash proceeds from the issuance of Qualifying Replacement Securities to permit repayment in full of the Debentures on the Scheduled Maturity Date or any subsequent Quarterly Interest Payment Date, the Company shall use Commercially Reasonable Efforts, subject to the occurrence and continuance of a Market Disruption Event, to raise sufficient net cash proceeds from the issuance of Qualifying Replacement Securities during a 90-day period ending on the date on which the Company delivers the Officers’ Certificate required by the first sentence of clause (v) of this Section 2.02(a) and/or Section 5.01 (not more than 15 and not less than 10 Business Days prior to the following Quarterly Interest Payment Date) to permit repayment in full of the outstanding principal amount of and accrued and unpaid interest (other than any deferred interest (including Additional Interest), which shall be paid only in accordance with Section 2.06) on the Debentures in full on such following Quarterly Interest Payment Date pursuant to clause (i)(z) of this Section 2.02(a); and
     (C) the Company shall apply any net cash proceeds from the issuance of Qualifying Replacement Securities to the repayment of the Debentures as provided in clause (vi) of this Section 2.02(a).
     (v) The Company shall, if it has not received sufficient net cash proceeds from the issuance of Qualifying Replacement Securities pursuant to clause (iv) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net cash proceeds, if any, received pursuant to clause (iv) above in connection with such Repayment Date. The Company shall be excused from its obligation to sell Qualifying Replacement Securities pursuant to clause (iv) above if it delivers an Officers’ Certificate to the Trustee no more than 15 and no less than 10 Business Days in advance of such Repayment Date certifying that: (A) a Market Disruption Event was existing and continuing during the entire 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the entire 90-day period preceding the date of such Officers’ Certificate; or (B) the Company was unable after Commercially Reasonable Efforts to raise sufficient net proceeds during such 180-day period or 90-day period preceding the date of such Officers’ Certificate to permit repayment of the Debentures in full. Each Officers’ Certificate delivered pursuant to the first sentence of this clause (v), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 5.01 (which shall be the notice of repayment required to be given to the Holders of the Debentures under Section 5.03) setting forth the principal amount of the Debentures to be repaid on such Repayment Date, if any, which amount shall be determined after giving effect to clause (vi) of this Section 2.02(a).
     (vi) Net cash proceeds of the issuance of any Qualifying Replacement Securities shall be applied to repayment of the Debentures on any Repayment Date in the following order of priority: first, to pay deferred interest (including Additional Interest) to the extent of Eligible Proceeds received pursuant to Section 2.06; second, to pay current interest to the extent not paid from other sources and; third, to repay the Outstanding principal of the Debentures; provided that if the Company is obligated to sell Qualifying Replacement Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities other than the Debentures then (i) on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the Debentures and such other outstanding securities having the same scheduled maturity date as the Debentures, pro rata in accordance with their respective Outstanding principal amounts and (ii) none of such net proceeds shall be applied to any other securities having a later scheduled maturity date than the Debentures until the principal of the Debentures shall have been paid in full. If the Company raises less than $5 million (or, if less than $5 million principal amount of Debentures remains Outstanding, an amount less than the remaining principal amount of such remaining Outstanding Debentures) of net proceeds from the sale of Qualifying Replacement Securities during the relevant 180-day or 90-day period, the Company

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will not be required to repay any Debentures on the Scheduled Maturity Date or the next Quarterly Interest Payment Date, as applicable, but must use those net proceeds to repay the Debentures on the next Quarterly Interest Payment Date to the extent the Company has raised at least $5 million (or, if less than $5 million principal amount of Debentures remains Outstanding, an amount equal to the remaining Outstanding Debentures) of net proceeds. If the net proceeds allocable to repay the principal of the Debentures shall not be divisible by the authorized denominations of the Debentures into a whole number, the net proceeds so allocable shall be deemed to be equal to the next lower amount divisible by such authorized denominations into a whole number. The Company shall deliver to the Trustee, no later than one Business Day prior to a Repayment Date with respect to which the Company has received net cash proceeds of the issuance of Qualifying Replacement Securities, an Officers’ Certificate setting forth the manner in which such net cash proceeds are to be applied in accordance with this Section 2.02(a)(vi).
     (vii) The Company shall not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Replacement Securities that the Company may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of Holders of at least a majority in aggregate Outstanding principal amount of the Debentures. Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the Holders of the Debentures.
          (b) Final Maturity Date. The principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on October 15, 2068 or, if such date is not a Business Day, the following Business Day (the “Final Maturity Date”), from any source of available funds and regardless of the amount of Qualifying Replacement Securities the Company may have issued and sold by that time.
     Section 2.03. Form, Legend, Transfer and Exchange.
          (a) Form. The Debentures shall be substantially in the form of Exhibit A attached hereto and shall be issued in fully registered definitive form without interest coupons. Debentures offered and sold to a qualified institutional buyer in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities and numbered from 1 upward with the prefix “RA” and Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Securities and numbered from 1 upward with the prefix “RS”, and shall in each case be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC, for credit by DTC to the respective accounts of beneficial owners of the Debentures represented thereby (or such other accounts as they may direct consistent with the terms hereof), duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided. Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Security Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Security Register by the Securities Registrar. The Debentures may be presented for registration of transfer or exchange at the Securities Registrar Office. The Debentures are initially solely issuable as Global Securities. The Depository Trust Company is hereby designated as Depositary. Registered Debentures shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.
     In addition, beneficial interests in the Global Securities may be exchanged for definitive certificated Debentures upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures in connection with an

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Event of Default. If the Company determines at any time that the Debentures shall no longer be represented by a Global Security, the Company shall inform the Depositary of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the Global Security. If such participants then elect to withdraw their beneficial interests, the Company shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security. Any Global Security, or portion thereof, that is exchangeable pursuant to this Section 2.03 shall be exchangeable for Debenture certificates registered in the names directed by the Depositary.
     (b) Legends.
     (i) Each Global Security shall bear the legend specified therefor in Exhibit A on the face thereof.
     (ii) Each Restricted Security shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).
     (c) Transfer and Exchange.
     (i) Regulation S Global Security to Rule 144A Global Security. If the owner of a beneficial interest in a Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in a Rule 144A Global Security, such transfer may be effected only in accordance with this Section 2.03 and subject to the Applicable Procedures. Upon receipt by the Securities Registrar, of (A) an order given by the Participant directing DTC or its authorized representative that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Participant’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Participant’s account and (B) if such transfer is to occur for so long as it is a Restricted Security, a certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or its attorney duly authorized in writing, then the Securities Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such principal amount.
     (ii) Rule 144A Global Security to Regulation S Global Security. If the owner of a beneficial interest in a Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in a Regulation S Global Security, such transfer may be effected only in accordance with this Section 2.03 and subject to the Applicable Procedures. Upon receipt by the Securities Registrar, of (A) an order given by the Participant directing DTC or its authorized representative that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Participant’s account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Participant’s account and (B) a certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or its attorney duly authorized in writing, then the Securities Registrar, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such principal amount.
     (d) Use and Removal of Private Placement Legends.
     (i) Upon the transfer, exchange or replacement of Debentures (or beneficial interests in a Global Security) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Securities Registrar shall exchange such Debentures (or beneficial interests in a Global Security) for beneficial interests in a Global Security (or certificated Securities if they have been issued pursuant to this Section 2.03) that does not bear a Private Placement Legend.

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     (ii) Upon the transfer, exchange or replacement of Debentures (or beneficial interests in a Global Security) bearing a Private Placement Legend, the Securities Registrar shall deliver only Debentures that bear (or beneficial interests in a Global Security that bears) a Private Placement Legend unless:
   (A) such Debentures (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Securities Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; or
   (B) in connection with such transfer, exchange or replacement the Company and the Trustee shall have received an Opinion of Counsel, certificates and such other evidence reasonably satisfactory to the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (iii) The Holder of a Global Security that bears a Private Placement Legend may exchange an interest therein for an equivalent interest in a Global Security not bearing a Private Placement Legend upon transfer of such interest pursuant to this Section 2.03(d).
     (e) Reports.
     (i) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Debentures shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Debentures, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Debentures pursuant to Rule 144A under the Securities Act.
     (ii) For so long as the Debentures are listed on a Relevant Exchange and the rules of such exchange so require, the Company will provide the reports required to be provided to the Holders of the Debentures to the Paying Agent located in the relevant jurisdiction in which such exchange is located.
     (f) Trustee and Security Registrar.
     The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among DTC Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.04. Rate of Interest; Interest Payment Date.
          (a) Rate of Interest. The Debentures shall bear interest from and including the date hereof to but excluding October 15, 2018 or earlier Redemption Date of the Debentures, at the rate of 10% per annum, payable as set forth in clause (b) below computed on the basis of a 360-day year comprised of twelve 30-day months. Commencing on October 15, 2018, the Debentures shall bear interest at a floating annual rate, reset quarterly on the first day of each Floating Rate Interest Period by the Calculation Agent, equal to Three-Month LIBOR, determined for each Floating Rate Interest Period as set forth herein plus 6.824% (the “Floating Rate”), payable as set forth in clause (b) below. The amount of Floating Rate interest payable on the Debentures for any Floating Rate Interest Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the 360-day year. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to deferral under the terms of this Second Supplemental Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate borne by the Debentures; provided that (i) if

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a scheduled Semi-Annual Interest Payment Date is not a Business Day, interest payable on such Semi-Annual Interest Payment Date shall be paid on the next succeeding day that is a Business Day, and no interest will accrue as a result of any such postponement, and (ii) if a scheduled Quarterly Interest Payment Date is not a Business Day, the Quarterly Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, and interest will continue to accrue during such postponement. Interest will accrue from and including the last Interest Payment Date in respect of which interest has been paid or duly provided for to but excluding the following Interest Payment Date with respect to which the interest has been paid or duly provided for.
          (b) Interest Payment Dates. Subject to the other provisions hereof, interest on the Debentures shall be payable (i) semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2009, until and including October 15, 2018 (each such date, a “Semi-Annual Interest Payment Date”) and (ii) thereafter, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019 (each such date, a “Quarterly Interest Payment Date” and, together with Semi-Annual Interest Payment Dates, each, an “Interest Payment Date”).
     Section 2.05. Interest Deferral.
     (a) Option to Defer Interest Payments.
     (i) So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest on the Debentures for one or more Interest Periods up to 10 consecutive years, provided that no Deferral Period shall extend beyond the Final Maturity Date, the earlier accelerated maturity date of the Debentures or other repayment or redemption in full of the Debentures. If the Company shall fail to pay interest on the Debentures on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) on the Debentures, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.05.
     (ii) During a Deferral Period, interest (including Additional Interest) will continue to accrue on the Debentures at the then applicable interest rate, compounded semi-annually or quarterly, as applicable, as of each Interest Payment Date to the extent permitted by applicable law.
     (iii) The Company shall pay all deferred interest, including Additional Interest, in accordance with the provisions of Section 307 of the Indenture applicable to Defaulted Interest.
          (b) Payment of Deferred Interest. The Company will not pay any deferred interest (including Additional Interest) on the Debentures except in accordance with Section 2.06 prior to the Final Maturity Date, except at any time that the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or in the case of a Business Combination to the extent provided below in Section 2.05(c). On the Final Maturity Date or if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded, the Company shall pay all accrued and unpaid interest, including deferred interest (including Additional Interest), from any available funds. Notwithstanding the foregoing, on any Interest Payment Date the Company may pay the current interest accrued during the immediately preceding Interest Period from any available funds.
          (c) Business Combination Exception. If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination, is owned by the stockholders of the other party to such Business Combination, then Section 2.05(b) and Section 2.06 shall not apply to any payment of interest for a Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.

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          (d) Notice of Deferral. The Company shall provide written notice to the Trustee and the Holders of the Debentures of its election to commence or continue any Deferral Period at least one Business Day and not more than sixty Business Days prior to the applicable Interest Payment Date. Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid. Notwithstanding the foregoing, the failure of the Company to provide notice in accordance with this Section 2.05(d) of its election to commence or continue any Deferral Period, including any deemed election as provided in Section 2.05(a)(i), shall not affect the validity of such deferral hereunder.
     Section 2.06. Alternative Payment Mechanism.
          (a) Obligation to Issue APM Qualifying Securities. During the APM Period, the Company shall, subject to the limitations set forth in clauses (i), (ii) and (iii) below, the occurrence and continuation of a Market Disruption Event as provided in Section 2.06(b), and Section 2.05(b) and Section 2.06(c), sell APM Qualifying Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures, including Additional Interest, and apply such Eligible Proceeds as promptly as practicable following receipt thereof to the payment of all accrued and unpaid deferred interest (including Additional Interest) on the Debentures until all such deferred interest (including Additional Interest) has been paid in full. Subject to the limitations set forth in this Section 2.06(a), during an APM Period, the Company may in its discretion select the types of APM Qualifying Securities to sell to satisfy its obligations under this Section 2.06(a):
     (i) Prior to the fifth anniversary of the commencement of a Deferral Period the Company shall not be obligated to issue Common Stock or Qualifying Warrants to the extent that the number of shares of Common Stock issued or issuable upon the exercise of such Qualifying Warrants plus the number of shares of Common Stock previously issued or issuable upon the exercise of Qualifying Warrants previously issued during such Deferral Period would exceed an amount equal to 2% of the total number of issued and outstanding shares of Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the “Common Stock Issuance Cap”). If the Company shall have issued Common Stock or Qualifying Warrants during any Deferral Period such that the Common Stock Issuance Cap shall have been reached, notwithstanding any subsequent increase in the number of outstanding shares of Common Stock in accordance with clause (iii) below or otherwise, the Common Stock Issuance Cap applicable during such Deferral Period shall not be increased. On and after the fifth anniversary of the commencement of any Deferral Period, the Common Stock Issuance Cap shall cease to apply and the Company shall pay any deferred interest, regardless of the time at which it was deferred, as provided in this Section 2.06(a) without regard to the Common Stock Issuance Cap, but subject to the other limitations set forth herein. Upon the termination of any Deferral Period, if the Company shall thereafter start a new Deferral Period, the Common Stock Issuance Cap shall apply without regard to the shares of Common Stock and Qualifying Warrants issued in any prior Deferral Period. Notwithstanding the Common Stock Issuance Cap, the Company shall have the right, in its sole discretion, to issue Common Stock or Qualifying Warrants in excess of the Common Stock Issuance Cap for the purpose of paying deferred interest (including Additional Interest) on the Debentures or for any other purpose;
     (ii) The Company shall not issue Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock to the extent that the net proceeds of any issuance of Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock applied, together with the net proceeds of all prior issuances of Qualifying Preferred Stock and any still-outstanding Mandatorily Convertible Preferred Stock applied during the current and all prior Deferral Periods, to pay deferred interest on the Debentures pursuant to this Section 2.06, would exceed 25% of the aggregate principal amount of the Debentures (the “Preferred Stock Issuance Cap”);
     (iii) Notwithstanding the Common Stock Issuance Cap and the Preferred Stock Issuance Cap, so long as any Debentures shall remain Outstanding, the Company shall not sell Common Stock, Qualifying Warrants, or Mandatorily Convertible Preferred Stock for the purpose of paying deferred interest (including Additional Interest) on the Debentures in an amount such that the Common Stock to be

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issued (or which would be issuable upon exercise or conversion thereof) would exceed the Shares Available for Issuance (the “Share Cap”). The Company shall use its commercially reasonable efforts to seek stockholder approval to increase the number of authorized shares of the Common Stock if at any date the Shares Available for Issuance falls below the greater of:
     (A) 201 million shares (or 402 million shares if the Company has amended the Definition of APM Qualifying Securities to eliminate Common Stock) (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction); and
     (B) the number of shares that the Company would be required to issue to raise sufficient Eligible Proceeds (assuming a price per share equal to the average trading price of a share of Common Stock during the 10-Trading Day period preceding the date of determination) equal to the lesser of (a) the sum of (1) three times the amount of the then outstanding deferred interest (including Additional Interest) on the Debentures plus (2) the amount of interest (including Additional Interest) that would accumulate on the Debentures during the next twelve months assuming no payments of interest thereon are made, and (b) the amount of interest (including Additional Interest) that would accumulate on the Debentures during the 10 year period beginning on the commencement of the then current Deferral Period. For purposes of determining the amounts accruing subsequent to October 15, 2018, interest will be computed by reference to Three-Month LIBOR for the then current Interest Period plus 6.824%.
     If the Company issues additional Debentures, the number of shares referred to in (A) above will be increased proportionately to the principal amount of such additional Debentures.
          (b) Market Disruption Event. Section 2.06(a) shall not apply, with respect to any Interest Payment Date, if not less than 10 Business Days prior to such Interest Payment Date the Company shall have provided to the Trustee an Officers’ Certificate (which the Trustee will promptly forward upon receipt to each Holder of Debentures) stating that a Market Disruption Event has occurred and is continuing and identifying the type of Market Disruption Event that has occurred and the date(s) on which that Market Disruption Event occurred or existed. The obligation of the Company to sell APM Qualifying Securities to pay deferred interest (including Additional Interest) on the Debentures shall resume at such time as no Market Disruption Event exists or is continuing.
     (c) Partial Payment of Deferred Interest.
     (i) If the Eligible Proceeds received by the Company from one or more sales of APM Qualifying Securities are not sufficient to satisfy the full amount of accrued and unpaid deferred interest, including Additional Interest, on the Debentures (together with the full amount of deferred interest on Parity Securities in the circumstances described in clause (ii) below) on any Interest Payment Date, such Eligible Proceeds shall be allocated to pay accrued and unpaid deferred interest to Holders of the Debentures (and Parity Securities, if applicable) on a pro rata basis based on the total amount of accrued and unpaid deferred interest then due. Not less than 10 Business Days prior to any Interest Payment Date with respect to which insufficient Eligible Proceeds have been received by the Company, the Company shall deliver to the Trustee an Officers’ Certificate stating that such insufficient proceeds have been received and stating the amount of such proceeds allocable to pay accrued and unpaid deferred interest on the Debentures in accordance with this clause (i).
     (ii) If on any date or for any period the Company pays interest on any class of Parity Securities in an amount that is less than the full amount of accrued but unpaid interest payable on such class of Parity Securities, including pursuant to an obligation to pay to the holders of such Parity Securities the proceeds of a sale of APM Qualifying Securities, the Company will make payments on all outstanding classes of Parity Securities on the same date or for the same corresponding period as on the Debentures on a pro rata basis based on the total amounts then due, except and to the extent the terms of any such Parity Securities (each a “Particular Parity Security”) would prohibit the Company from making such payments on such Particular Parity Security.

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     Section 2.07. Events of Default.
     Solely for purposes of the Debentures, Section 501 of the Indenture shall be deleted and replaced by the following:
          Section 5.01. Events of Default.
     “Event of Default”, wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of interest, including Additional Interest, in full on any Debenture for a period of 30 days after the conclusion of a 10-year period following the commencement of any Deferral Period, or on the Final Maturity Date; or
     (2) default in the payment of principal of, or premium, if any, on any Debenture on the Final Maturity Date or upon redemption; or
     (3) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company in an involuntary case under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
     (4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property and such official is not discharged within 60 days, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.
     The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures in connection with any failure by the Company to comply with any covenant or warranty of the Company contained in the Indenture (other than any covenant referred to in Section 501(1) or (2)), unless the Trustee is directed to exercise such remedies pursuant to and subject to the provisions of Section 512 of the Indenture. In connection with any such exercise of remedies, the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such failure to comply were an Event of Default. The Trustee shall not be charged with knowledge or notice of any such failure to comply unless and until it shall have received the foregoing direction under Section 512 of the Indenture.
     Section 2.08. Securities Registrar; Paying Agent; Delegation of Trustee Duties.
     The Company initially appoints The Bank of New York Mellon Trust Company, N.A., as Security Registrar and principal paying agent with respect to the Debentures. In addition, for so long as the Debentures are listed on a Relevant Exchange and the rules of the Relevant Exchange so require, the Company shall maintain an office or agency in the relevant jurisdiction in which such exchange is located, where the Debentures may be presented for payment (together with the paying agent appointed in the preceding sentence, the “Paying Agent”) and notices and demands to or upon the Company in respect of the Debentures and this Second Supplemental Indenture may be served. The term “Paying Agent” includes any additional paying agent. The Company may change the Paying Agent and the Security Registrar without notice to Holders.

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     Section 2.09. Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Each Holder, by such Holder’s acceptance of the Debentures, agrees that in the event of the Company’s bankruptcy, insolvency or receivership prior to the redemption or repayment of such Debentures, whether voluntary or not, such Holder of Debentures shall have no claim under the Debentures for, and no right to receive, any deferred and unpaid interest (including Additional Interest) pursuant to Section 2.05 that has not been paid pursuant to Section 2.05 and Section 2.06 to the extent the amount of such deferred interest exceeds the amount of deferred interest (including Additional Interest) that relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.
     Section 2.10. Subordination. The subordination provisions of Article Twelve of the Indenture shall apply to the Debentures, provided that, for purposes of such Article Twelve, Senior Indebtedness will not include (a) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business (i.e., trade accounts payable), (b) any indebtedness which by its terms expressly provides that it is not senior to the Debentures, (c) any of the Company’s indebtedness owed to a Person who is a Subsidiary or employee of the Company, (d) the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and LaSalle Bank Nation Association, a national banking association incorporated and existing under the laws of the United States of America, as Trustee, or (e) the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Indenture, as supplemented by the First Supplemental Indenture dated as of June 6, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, or (f) any other indebtedness of the Company that by its terms ranks pari passu with the Debentures, and, in each case, the Debentures shall be pari passu with such indebtedness.1
     Section 2.11. Satisfaction and Discharge. The provisions of Section 401 and Article 13 of the Indenture shall apply to the Debentures.
ARTICLE III
COVENANTS
     Section 3.01. Dividend and Other Payment Stoppages. So long as any Debentures remain Outstanding, if the Company shall have given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:
          (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company other than:
     (i) any purchase, redemption or other acquisition of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of such Deferral Period, including under a contractually binding stock repurchase plan;
     (iii) as a result of any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any class or series of the

[1]	Update as needed.

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Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;
     (iv) any purchase of, or payment of cash in lieu of, fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
     (v) the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or
          (b) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities or guaranties that rank equally with the Debentures (“Parity Securities”) or junior to the Debentures other than (i) any payment of current or deferred interest on Parity Securities made pro rata to the amounts due on such Parity Securities (including the Debentures) provided that such payments are made in accordance with Section 2.06(c) to the extent applicable, and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; or (ii) any payment of principal on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities.
     Section 3.02. Additional Limitation on Deferral Over One Year.
          (a) Subject to the exceptions specified in Section 3.01 above, if any Deferral Period lasts longer than one year, the Company shall not, and shall not permit any Subsidiary of the Company to, redeem or repurchase any of the Company’s APM Qualifying Securities, the proceeds from the sale of which were used to pay deferred interest on the Debentures during the relevant Deferral Period, or any securities of the Company that rank equally with or junior to such APM Qualifying Securities until the first anniversary of the date on which all deferred interest on the Debentures shall have been paid pursuant to Section 2.06 above.
          (b) If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination, is owned by the stockholders of the other party to the Business Combination, then Section 3.02(a) shall not apply to any redemption or repurchase of the Company’s APM Qualifying Securities if the Deferral Period is terminated on or prior to the next Interest Payment Date following the date of consummation of such Business Combination.
ARTICLE IV
REDEMPTION OF THE DEBENTURES
     Section 4.01. Redemption. Subject to the Replacement Capital Covenant, the Debentures shall be redeemable in accordance with Article Eleven of the Indenture, except to the extent otherwise provided in this Second Supplemental Indenture, in whole at any time or in part from time to time after the date of this Second Supplemental Indenture; provided that no partial redemption pursuant to this Section 4.01 shall be effected (x) unless at least $25 million aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Debentures for all Interest Periods terminating on or before the Redemption Date; provided, further, that no Holder of Debentures (or owner of a beneficial interest in a Global Security evidencing such Debentures) shall be eligible to have such Debentures redeemed in part if, following such redemption such Holder or owner would hold or have a beneficial interest in a Global Security in an

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aggregate principal amount that is not an Authorized Denomination; provided, that, the Trustee shall not be responsible for determining compliance with the foregoing proviso with respect to the owner of a beneficial interest in a Global Security.
     Section 4.02. Redemption Price. The Redemption Price for any redemption pursuant to Section 4.01 will be equal to (1) in the case of any redemption prior to October 15, 2018, the greater of (i) 100% of the principal amount of the Debentures being redeemed, and (ii) the Make-Whole Redemption Amount, in each case plus accrued and unpaid interest to but excluding the Redemption Date, or (2) in the case of any redemption on or after October 15, 2018, 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to but excluding the Redemption Date. The Company shall give the Trustee prompt notice of the determination of any Redemption Price provided for in this Section and the Trustee shall have no responsibility for determining such Redemption Price.
ARTICLE V
REPAYMENT OF DEBENTURES
     Section 5.01. Repayments. The Company shall, not more than 15 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), deliver to the Trustee an Officers’ Certificate notifying it of the principal amount of Debentures to be repaid on such date pursuant to Section 2.02(a).
     Section 5.02. Selection of the Debentures to be Repaid. If less than all the Debentures are to be repaid on any Repayment Date (unless such repayment affects only a single Debenture), the particular Debentures to be repaid shall be selected by the Trustee promptly following receipt of the notice specified in Section 5.01, from the Outstanding Debentures not previously repaid or called for redemption by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for repayment of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an Authorized Denomination (which shall not be less than the Minimum Authorized Denomination) for such Debenture. If less than all the Debentures and of a specified tenor are to be repaid (unless such redemption affects only a single Debenture), the particular Debentures to be repaid shall be selected by the Trustee promptly following receipt of the notice specified in Section 5.01, from the Outstanding Debentures and specified tenor not previously called for repayment in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debentures repaid or to be repaid only in part, to the portion of the principal amount of such Debentures which has been or is to be repaid.
     Section 5.03. Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th Business Day, and not later than the fifth Business Day, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including the Debentures’ CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
          (a) the Repayment Date;
          (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;

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          (c) that on the Repayment Date, the principal amount of the Debentures to be repaid will become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
          (d) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, if the Company timely notifies the Trustee, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. In any case, a failure to give such notice by mail or any defect in the notice to any Holder of any Debentures designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Debentures.
     Section 5.04. Deposit of Repayment Amount. Prior to the Repayment Date specified in the notice of repayment given as provided in Section 5.03, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money, in immediately available funds, sufficient to pay the principal amount of, and any accrued interest on, all the Debentures which are to be repaid on that date.
     Section 5.05. Repayment of Debentures. If any notice of repayment has been given as provided in Section 5.03, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Debentures at a Place of Payment in said notice specified, the said Debentures or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest to but excluding the Repayment Date, and any deferred interest (including Additional Interest) shall be paid in accordance with Section 2.06; provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 1101 of the Indenture. Upon presentation of any Debentures repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holders thereof, at the expense of the Company, a new Debenture, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures not repaid and so presented and having the same Scheduled Maturity Date and other terms. If a Global Security is so surrendered, such new Debentures will also be a new Global Security.
     If any Debentures required to be repaid shall not be so repaid upon surrender thereof, the principal of such Debentures shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefor in the Debentures.
ARTICLE VI
ORIGINAL ISSUE DISCOUNT
     Section 6.01. Calculation of Original Issue Discount. If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) by January 15 of the following calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

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ARTICLE VII
SUPPLEMENTAL INDENTURES
     Section 7.01. Supplemental Indentures Without Consent of Holders. Notwithstanding Section 901 and Section 902 of the Indenture, without the consent of any Holders of Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time may amend this Second Supplemental Indenture for any of the following purposes:
     (1) to modify the definition of “Shares Available for Issuance” contained in Section 1.01 and the related provisions of this Second Supplemental Indenture, provided that (a) the Company shall have determined in good faith that such modification is not materially adverse to the Holders of the Debentures, (b) the rating agencies then rating the Debentures shall have confirmed the then current ratings of the Debentures after taking into account such modification, and (c) the number of Shares Available for Issuance, after giving effect to such modification, will not fall below the threshold set forth in the second sentence of Section 2.06(a)(iii);
     (2) to modify the definition of “APM Qualifying Securities” contained in Section 1.01 to eliminate (a) one, but not both, of Common Stock or Qualifying Warrants, and (b) any other security if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used to prepare the Company’s financial statements filed with the Commission, becomes effective, which, as a result, causes the Company to believe there is more than an insubstantial risk that failure to so modify the definition of “APM Qualifying Securities” would result in a reduction in the earnings per share of the Company, as calculated for financial reporting purposes; or
     (3) at the written request of Allianz SE or any of its Subsidiaries, to amend this Second Supplemental Indenture to divide the Debentures then beneficially owned by any such Person into two tranches (including, if appropriate, by designating such tranches as independent classes of this series capable of having as a result of a remarketing different voting rights and other terms), both of which shall have terms initially identical to the terms of the Debentures, but each of which shall be separately identifiable, whether by CUSIP or other comparable identification methodology, and at least one of which shall be in a minimum principal amount of not less than $250,000,000, it being understood that (a) the right of such Person to request action by the Company pursuant to this clause (3) shall be exercisable for so long as any such Person beneficially owns any of the Debentures; and (b) such Person shall have no right to instruct the Company to amend the terms of the tranches created pursuant to this clause (3).
ARTICLE VIII
MISCELLANEOUS
     Section 8.01. Effectiveness. This Second Supplemental Indenture will become effective upon its execution and delivery.

29

     Section 8.02. Notice. Notices regarding the Debentures shall, for so long as the Debentures are listed on a Relevant Exchange, and the rules of the Relevant Exchange so require, be published in the relevant jurisdiction in which such exchange is located, publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice, and mailed by first class postage or overnight delivery to each registered Holder of Debentures at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Security Registrar and each Paying Agent at the same time.
     Section 8.03. Effect of Recitals. The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.
     Section 8.04. Ratification of Indenture. The Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
     Section 8.05. Tax Treatment; Withholding. The Company agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal income tax purposes. Prior to the date hereof, the Trustee will provide to the Company an accurate, complete and original signed Internal Revenue Service Form W-9. The Company (or its agent or any intermediary) is permitted to withhold on any payments under this Second Supplemental Indenture any present or future taxes, duties, assessments, fees or other governmental charges as required by law. If any such withholding is required, each recipient shall be treated for all purposes of this Second Supplemental Indenture as if it had received the entire payment without such withholding.
     Section 8.06. Governing Law. This Second Supplemental Indenture, the Indenture as supplemented hereby and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.
     Section 8.07. Severability. In case any provision in this Second Supplemental Indenture, the Indenture as supplemented hereby or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
* * *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

30

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:
Name:
Title:

Second Supplemental Indenture

Exhibit A
FORM OF DEBENTURE
[Include the following legend for Global Securities only:]
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
[Include the following Private Placement Legend on all Debentures that are Rule 144A Restricted Securities:]
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIRMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Include the following Private Placement Legend on all Regulation S Restricted Securities:]
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

No.	Principal Amount:
Issue Date:	CUSIP:
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
10% FIXED-TO-FLOATING RATE
JUNIOR SUBORDINATED DEBENTURE DUE 2068
     THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]1, or registered assigns, the principal sum of                      Dollars ($                    ) [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Security attached hereto]1, and all accrued and unpaid interest thereon on October 15, 2038 (the “Scheduled Maturity Date”), subject to and in accordance with the provisions of Section 2.02 of the Second Supplemental Indenture. If that amount is not paid in full on the Scheduled Maturity Date or any subsequent Interest Payment Date, the remaining amount, together with accrued and unpaid interest thereon, will be due and payable on the Final Maturity Date. The Final Maturity Date will be October 15, 2068.
     The Company further promises to pay interest on said principal sum from and including October 17, 2008, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for (subject to the Company’s right to defer payment of interest as set forth herein and in the Indenture), semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2009 and ending on October 15, 2018, at the rate of 10% per annum, on the basis of a 360-day year consisting of twelve 30 day months, and thereafter to pay interest on said outstanding principal sum quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, commencing on January 15, 2019 at a floating annual rate equal to Three-Month LIBOR plus 6.824%, computed on the basis of a 360-day year and the actual number of days elapsed in the 360 day year, until the principal hereof is paid or duly provided for or made available for payment. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to the Company having exercised its right to defer payment of interest set forth herein and in the Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate then applicable to this Security, as provided in the Indenture.
     Except as provided in Section 5.05 of the Second Supplemental Indenture, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior

[1]	Insert in Global Securities.

Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Periods up to 10 consecutive years, provided that no Deferral Period shall extend beyond the Final Maturity Date, the earlier accelerated maturity date hereof or other repayment or redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.
     Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     For so long as this Security is listed on a Relevant Exchange and the rules of the Relevant Exchange so require, the Company shall maintain an office or agency in the relevant jurisdiction in which such exchange is located where this Security may be presented for payment and notices and demands to or upon the Company in respect of this Security and the Second Supplemental Indenture referred to on the reverse hereof may be served. The Company may change the Paying Agent and the Security Registrar without notice to Holders.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     Any additional Securities issued under the same CUSIP and ISIN as this Security shall be fungible with this Security for U.S. federal income tax purposes.
*      *      *

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Name:
Title:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.
Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of June 6, 2008 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Second Supplemental Indenture, dated as of October 17, 2008, between the Company and the Trustee (the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture, and the Securities are subject to all such terms. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,750,000,000.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Security shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable in whole at any time or in part from time to time after the date of original issuance of this Security; provided that no such partial redemption shall be effected (x) unless at least $25 million aggregate principal amount of Securities of this series shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Securities of this series shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Securities of this series for all Interest Periods terminating on or before the Redemption Date; provided, further, that no Holder of Securities of this series (or owner of a beneficial interest in a Global Security evidencing such Securities) shall be eligible to have such Securities redeemed in part if, following such redemption, such Holder or owner would hold or have a beneficial interest in a Global Security in an aggregate principal amount that is not an Authorized Denomination.
     Notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Securities shall state, among other things, the amount of Securities of this series to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of such Securities to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Securities of this series that have been called for redemption on the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.
     The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
agent to transfer this Security on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

     (Sign exactly as your name appears on the other side of this Security)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule of Exchanges of Interests in the Global Security2
     The following exchanges of a part of this Global Security for an interest in another Global Security or exchanges of a part of another Global Security for an interest in this Global Security have been made:

Principal Amount
	Amount of decrease in	Amount of increase in	of this Global Security
	Principal Amount	Principal Amount	following such	Signature of authorized
	of	of	decrease	officer of Trustee or
Date of Exchange	this Global Security	this Global Security	(or increase)	Custodian

[2]	Insert in Global Securities

EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER TO QIB
[Date]
The Bank of New York Mellon Trust Company, N.A.
2 North Lasalle Street, Suite 1020
Global Corporate Trust
Chicago, Illinois 60602

Re:	10% Fixed-to-Floating Rate Junior Subordinated Debenture due 2068 (the “Debenture”)
of The Hartford Financial Services Group, Inc. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture dated as of June 6, 2008 and the Second Supplemental Indenture, dated as of October 17, 2008 (as each of which may be amended or supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          This letter relates to $                     aggregate principal amount of Debentures which represents an interest in a Regulation S Global Security beneficially owned by the undersigned (the “Transferor”) and the transfer of such Debentures in exchange for an equivalent beneficial interest in the Rule 144A Global Security.
          In connection with such request, and with respect to such Debentures, the Transferor does hereby certify that such Debentures are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Debentures for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-1

EXHIBIT C
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S
[Date]
The Bank of New York Mellon Trust Company, N.A.
2 North Lasalle Street, Suite 1020
Global Corporate Trust
Chicago, Illinois 60602

Re:	10% Fixed-to-Floating Rate Junior Subordinated Debenture due 2068 (the “Debenture”)
of The Hartford Financial Services Group, Inc. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of June 6, 2008 and the Second Supplemental Indenture, dated as of October 17, 2008 (as each of which may be amended or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of $___ aggregate principal amount of the Debentures which represent an interest in a Rule 144A Global Security beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (a) the offer of the Debentures was not made to or for the account or benefit of a U.S. person;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     (e) we are the beneficial owner of the principal amount of Debentures being transferred.
          In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 903(b)(2), 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with such applicable provisions, as the case may be.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.
          Very truly yours,

C-1

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO RULE 144
[Date]
The Bank of New York Mellon Trust Company, N.A.
2 North Lasalle Street, Suite 1020
Global Corporate Trust
Chicago, Illinois 60602

Re:	10% Fixed-to-Floating Rate Junior Subordinated Debenture due 2068 (the “Debenture”)
of The Hartford Financial Services Group, Inc. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of June 6, 2008 and the Second Supplemental Indenture, dated as of October 17, 2008 (as each of which may be amended or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of $                     aggregate principal amount of the Debentures, which represent an interest in a Rule 144A Global Security beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

D-1

Annex C-1 to Investment Agreement
ANNEX C-1
THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTMENT AGREEMENT, DATED OCTOBER 17, 2008, BETWEEN THE COMPANY AND ALLIANZ SE, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID FOR ALL PURPOSES AB INITIO.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.
CUSIP:           416518124
ISIN: US4165181243
WARRANT NO. B-1
TO PURCHASE
34,806,452
SHARES OF COMMON STOCK
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
A DELAWARE CORPORATION
Issue Date: October 17, 2008
          1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
          “Affiliate” has the meaning ascribed to it in the Investment Agreement.
          “Beneficial Ownership” and “Beneficially Own” shall have the meaning ascribed thereto in Section 4.1(a) of the Investment Agreement.
          “Board of Directors” or “Board” means the board of directors of the Company.
          “business day” has the meaning ascribed to it in Section 1.3 of the Investment Agreement.

          “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.
          “Cash Redemption Value” has the meaning set forth in Section 15.
          “Change of Control Event” means any event or series of events by which (a) any Person or “group” (as such term is defined in Section 13 of the Exchange Act), other than the Company (acting solely for its own account and not as a member of any group) or Investor, its Subsidiaries and its Permitted Transferees, shall have acquired Beneficial Ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock on a Fully-Diluted Basis, (b) all or substantially all of the consolidated assets of the Company are, directly or indirectly, sold, leased, exchanged or transferred (including without limitation through the acquisition of derivative ownership interests or bulk reinsurance arrangements with respect to any material line or block of insurance business), except in the case of a sale of insurance assets representing less than two-thirds (2/3s) of both (i) the Company’s consolidated revenue and (ii) the Company’s allocated equity (excluding accumulated other comprehensive income, or “AOCI”) for two of the preceding three fiscal years, after giving effect to which, after the application of the proceeds thereof, the Company continues to be primarily engaged in the insurance business and has a pro forma market capitalization in excess of $2,000,000,000, (c) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another person other than the Investor or any of its Subsidiaries or its Permitted Transferees, unless the persons who Beneficially Own the outstanding Common Stock immediately before consummation of the transaction Beneficially Own a majority of the outstanding common stock of the combined or surviving entity immediately thereafter and in substantially the same proportion as they did prior to the transaction and directors of the Company make up a majority of the board of directors (or similar governing entity) of the combined or surviving entity immediately after such transaction, (d) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company or such combined or surviving entity ceases to be occupied by persons who either (i) were members of the Board of Directors on the date hereof or (ii) were elected or were nominated for election by the Board of Directors of the Company (a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors), (e) any bankruptcy, rehabilitation or similar event relating to the Company occurs or (f) the holders of Capital Stock of the Company approve of any plan or proposal for the liquidation or dissolution of the Company.
          “Closing Date” means October 17, 2008.
          “Common Shares” has the meaning set forth in Section 2.

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          “Common Share Equivalents” at any time means the number of (a) outstanding Common Shares plus (b) in the case of any outstanding Convertible Preferred Stock or other equity securities that generally are entitled to participate in dividends and distributions on a pro rata basis with Common Shares (after adjusting for a conversion or similar factor), the number of Common Shares that constitute the equivalent of such Convertible Preferred Stock or other equity securities for purposes of the payment of such dividends or distributions.
          “Common Stock” means the Company’s common stock, $0.01 par value per share.
          “Company” means The Hartford Financial Services Group, Inc., a Delaware corporation.
          “Debentures Documentation” shall have the meaning ascribed thereto in Recital C of the Investment Agreement.
          “Discounted Issuance” has the meaning set forth in Section 14(E).
          “Delisting Event ” means the Underlying Common Stock ceases to be listed on the New York Stock Exchange (or any other national securities exchanges).
          “Effective Price” means:
     (i) with respect to Common Stock acquired for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;
     (ii) with respect to Common Stock acquired for other consideration, the per share Fair Market Value of the net consideration;
     (iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration;
     (iv) with respect to securities convertible or exchangeable into Common Stock, (x) the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by (y) by the number of shares of Common Stock for which such securities are convertible or exchangeable.

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          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Exchange Property” has the meaning ascribed to it in Section 14(F).
          “ex-date” has the meaning set forth in Section 14(B).
          “Exercise Date” has the meaning set forth in Section 3.
          “Exercise Notice” means a notice in the form attached hereto as Annex A delivered by the holder of the Warrant to the Company in accordance with Section 22 to exercise the Warrant.
          “Exercise Period” has the meaning set forth in Section 3.
          “Exercise Price” means $25.32 subject to any adjustment or adjustments in accordance with Section 14 hereof.
          “Fair Market Value” means:
          (i) in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the NYSE or NASDAQ (or any successor national securities exchange), the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined.
          (ii) in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          (iii) in the case of cash, the amount thereof.
          (iv) in the case of other property, the Fair Market Value of such property shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          “Financial Expert” means a nationally recognized investment banking firm mutually agreed by the Company and the Majority Holders, which firm does not have a material financial interest in the Company or the Investor. If the Company and the Majority Holders are unable to agree on a Financial Expert, each of them shall

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choose promptly a separate Financial Expert and these two Financial Experts shall choose promptly a third Financial Expert to make the relevant determination.
          “Fully Diluted Basis” means the Voting Securities that would be outstanding after giving effect to the conversion, exchange or exercise of all the Warrants and all other outstanding securities of the Company that are convertible or exchangeable into Voting Securities, whether or not presently convertible, exchangeable or exercisable. For the avoidance of doubt, for purposes of determining the Fully Diluted Basis, in the case of the Company, the then outstanding Series C Preferred Shares shall be deemed to be convertible into Common Stock even if such shares are not actually convertible including as a result of a failure to obtain Stockholder Approval.
          “Investment Agreement” means the Investment Agreement, dated as of October 17, 2008, as amended from time to time, between the Company and the Investor, including all schedules and exhibits thereto.
          “Investor” means Allianz SE.
          “Majority Holders” means, at any time, Warrantholders holding a majority of the Warrants measured by the number of Shares into which the Warrants are exercisable at such time.
          “Notice Date” has the meaning ascribed to it in Section 15.
          “Ordinary Cash Dividend” means regular quarterly cash dividends paid by the Company on Common Stock in the ordinary course, with usual record and resale dates.
          “Permitted Transferee” has the meaning ascribed to it in the Investment Agreement.
          “Person” has the meaning ascribed to it in Annex F to the Investment Agreement.
          “Preferred Shares” means Series B Preferred Shares or Series C Preferred Shares, as the case may be.
          “Qualifying Employee Stock” means any Common Stock and any options, warrants or other rights relating to Common Stock issued to any employee, former employee, director or consultant of the Company or any of its Affiliates pursuant to any plan, program, arrangement or agreement of the Company that is a compensatory stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, phantom stock or other or equity or equity-based compensation plan, program, arrangement or agreement or a bonus, pension, severance, change of control, deferred compensation, incentive compensation, profit sharing or savings plan, program, arrangement or agreement, including without limitation pursuant to any conversion, split, subdivision or consolidation of Common Stock or rights issued pursuant to any such plan, program, arrangement or agreement

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in each case adopted, or entered into, in the ordinary course of business (including in respect of new hires).
          “Regulatory Approvals” means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, including any applicable insurance regulation or law, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant Governmental Entities (as defined in the Investment Agreement) and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
          “Reorganization” means any consolidation, merger, statutory share exchange or similar transaction, or any recapitalization or reclassification of the Common Stock (other than reclassifications as described in Section 14(A)). A Reorganization may or may not involve a Change of Control Event.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Series B Preferred Shares” means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series B Certificate of Designation (as such term is defined in the Investment Agreement).
          “Series C Preferred Shares” means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series C Certificate of Designation (as such term is defined in the Investment Agreement).
          “Shares” shall have the meaning ascribed to it in Section 2.
          “Stockholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon (i) the conversion of the Series C Preferred Shares or (ii) the exercise of the C Warrant for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such

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entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
          “Tender Amount” has the meaning set forth in Section 14(C).
          “Underlying Common Stock” means the Common Shares issuable or issued upon the exercise of the Warrant (assuming the receipt of all required Regulatory Approvals and Stockholder Approval).
          “Voting Securities” means the common stock and any other securities of a Person of any kind or class having power generally to vote in the election of directors.
          “Warrantholder” has the meaning set forth in Section 2.
          “Warrant” means this Warrant, issued pursuant to the Investment Agreement and any additional Warrant issued in accordance with the terms hereof.
          2. Number of Shares; Exercise Price. This certifies that, for value received, Allianz Finance II Luxembourg S.a.r.l. and/or its permitted successors or assigns (to whom all or part of the Warrant has been transferred in compliance with the transfer restrictions set forth on the first page of this Warrant) (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of Regulatory Approvals, up to an aggregate of 34,806,452 fully paid and nonassessable shares of Common Stock (subject to adjustment as provided herein) (the “Common Shares”), at a purchase price per Common Share equal to the Exercise Price. The number of Common Shares (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. All references to the number of Common Shares issuable upon exercise of the Warrant shall include all Common Shares issuable assuming applicable Regulatory Approvals and Stockholder Approval have been obtained prior to the time of exercise.
          3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations (including Regulatory Approval), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time during the Exercise Period by (A) the surrender of this Warrant and the Exercise Notice annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at Hartford, Connecticut (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company. The “Exercise Period” shall commence upon the Closing Date (as defined in the Investment Agreement) and shall

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continue up to and including the seventh anniversary of such date. The “Exercise Date” shall be the date on which a Warrantholder surrenders the Warrant, delivers an Exercise Notice and makes payment of the Exercise Price in conformity with the foregoing provisions.
          Upon surrender of the Warrant and delivery of an Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Warrantholder appropriate evidence of ownership of any Shares or other securities or property to which the Warrantholder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Warrantholder, and shall deliver such evidence of ownership and any other securities or property to the Person entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 6, within a reasonable time, not to exceed three business days after the Exercise Date. A Warrantholder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Agreement upon the exercise of the Warrant in accordance with this Section 3.
          If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days after the Exercise Date, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the aggregate number of Shares as to which this Warrant has been previously exercised.
          4. Net Settlement. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising (all or a portion of) the Warrant by paying the Exercise Price pursuant to Section 3, the Warrantholder may elect on the Exercise Date to receive shares of Common Stock equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and the Exercise Notice annexed hereto and stating in the Exercise Notice that the Warrantholder is electing “Net Settlement” with respect to all or any part of the Warrant surrendered, in which event the Company shall promptly issue to such Warrantholder a number of Shares computed using the following formula:

X =	Y (A – B)
A
Where:
X = the number of Shares issuable to the Warrantholder
Y = the number of Shares issuable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date)

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A = the Fair Market Value of one share of the Common Stock (as of the Exercise Date)
B = the Exercise Price (as of the Exercise Date)
For the avoidance of doubt, if the Warrantholder elects “Net Settlement”, the provisions of Section 16 apply. All calculations under this Section 4 shall be made as if shares of Common Stock are issuable.
          5. Authorization; Listing. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable. The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Common Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Common Shares after issuance. The Company will use its reasonable best efforts to ensure that the Common Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.
          6. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Fair Market Value of the Common Stock on the last trading day preceding the Exercise Date less the Exercise Price for such fractional share.
          7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to Exercise Date. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely transfer and exercise of this Warrant.
          8. Charges, Taxes and Expenses. Issuance of certificates for Shares (or other securities) to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

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          9. Transfer/Assignment. (A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.
          (B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.
          (C) If and for so long as required by the Investment Agreement, this Warrant shall contain a legend as set forth in Section 4.4 of the Investment Agreement.
          10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant and in which the Company shall record all exchanges, exercises and transfers of Warrants. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
          11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
          12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
          13. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to

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file such reports, upon the request of any Warrantholder, to make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Investment Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.
          14. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 14 (other than in the case of a dividend or distribution of different types of property, in which case Section 14(A), 14(B) or 14(C) shall apply to the appropriate parts of each such dividend or distribution); and provided, further that any issuance of Common Stock upon exercise of this Warrant (in whole or in part) shall not itself give rise to any adjustment under this Section 14. For the purposes of convenience, adjustments are expressed in terms of the number of shares of Common Stock issuable upon exercise of this Warrant, without prejudice to Section 16.
          (A) Adjustments upon Certain Transactions. The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. In such event, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder shall thereafter be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In such event, the Exercise Price shall be adjusted so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

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Ua = Ub x	Oa
Ob

Pa = Pb x	Ob
Oa
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
Ob = shares outstanding before the transaction in question
Oa = shares outstanding after the transaction in question
          (B) Cash Dividends and Distributions. If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock in cash (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(C)), the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day preceding the first date (the “ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the cash paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date. Upon any adjustment of the Exercise Price pursuant to this Section 14(B), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In the case of an adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, the “Fair Market Value” of such dividend as paid per share would be reduced by the per share amount of the cash dividend that would constitute an Ordinary Cash Dividend. For avoidance of doubt, the adjustments contemplated by this section can be expressed by formula as follows:

Ua = Ub x	M
M-D

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Pa = Pb x	M-D
M
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = Fair Market Value immediately before ex-date
D = Fair Market Value of the dividend or distribution made per share of Common Stock
          (C) Non-Cash Dividends and Distributions. If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(B)), the Company shall distribute (for no additional consideration) such securities or property other than cash to the Warrantholder as such Warrantholder would have received had it held as of the applicable record date a number of shares of Common Stock equal to the number of shares of Common Stock that were issuable under the Warrant as of such record date simultaneously with and on the same terms and conditions as such securities or other property are distributed to holders of Common Stock. For the avoidance of doubt, in connection with the payment of any dividend or distribution under this Section 14(C), the total number of shares issuable upon exercise of the Warrant and the Exercise Price for the Warrant shall not be adjusted.
          (D) Tender Offers. If a publicly-announced tender offer made by the Company or any of its Subsidiaries for the Common Stock shall be consummated, then the Exercise Price to be in effect after the tender offer is consummated shall be determined by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the product of (x) the number of shares of Common Share Equivalents outstanding immediately before giving effect to the tender offer and (y) the Fair Market Value per share of the Common Stock as of the sixth trading day following the date on which such tender offer is consummated and the denominator of which shall be the sum of (i) the product of (x) the number of shares of Common Share Equivalents outstanding after giving effect to the tender offer and (y) the Fair Market Value per share of Common Stock as of the sixth trading day following the date on which such tender offer is consummated, and (ii) the aggregate Fair Market Value of all cash and any other consideration paid or payable for Common Share Equivalents (the “Tender Amount”). Upon any adjustment

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of the Exercise Price pursuant to this Section 14(D), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows, provided that the Exercise Price shall not be increased (and the number of shares of Common Stock issuable upon exercise of the Warrant shall not be decreased) as a result of this paragraph 14(D).

Ua = Ub x	(Oa x M) + E
Ob x M

Pa = Pb x	Ob x M
(Oa x M) + E
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the tender offer
Pa = exercise price per share after the tender offer
M = Fair Market Value on the sixth trading day immediately following the date on which the tender offer is consummated
E = Tender Amount (the aggregate amount paid in the tender offer)
Ob = Shares equivalents outstanding before giving effect to tender offer
Oa = Shares equivalents outstanding after giving effect to tender offer
          (E) Discounted Issuances. Except to the extent an adjustment in respect of such transaction is made in accordance with Section 14(F) below, in case of (a) any transaction in which the Company issues any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than Qualifying Employee Stock), or (b) the amendment to or change in the number of shares of Common Stock deliverable upon the exercise, conversion or exchange of the securities described under (a) above, in each case for an Effective Price that is lower than the Fair Market Value of a share of Common Stock on the business day immediately prior to the date of pricing of such transaction (each, a

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“Discounted Issuance”), the Exercise Price effective immediately following such Discounted Issuance shall be determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which is the sum of (x) the number of shares of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of Common Shares that the aggregate Effective Price would purchase at the Fair Market Value of a share of Common Stock on such business day, and the denominator of which is the sum of (x) the number of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of additional Common Shares offered for subscription or purchase or into which such convertible securities could be converted pursuant to the Discounted Issuance. Upon any adjustment of the Exercise Price pursuant to this Section 14(E), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ua = Ub x	Ob + I
Ob + F

Pa = Pb x	Ob + F
Ob + I
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
F = shares that Effective Price could purchase at fair market value
I = number of shares issued or deemed issued
Ob = share equivalents outstanding on a fully-diluted basis after giving effect to the issuance
          (F) Reorganizations. In the case of any Reorganization in which any Common Stock is converted into or exchanged for or becomes the right to receive cash,

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securities or other property (“Exchange Property”), then, as a condition of such Reorganization:
     (a) to the extent the Exchange Property consists of cash, securities or other property (other than Voting Securities), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the amount of Exchange Property (other than Voting Securities) which the Shares issuable upon exercise of this Warrant (at the effective time of such Reorganization and after giving effect to any adjustments pursuant to this Section 14) would have been entitled to receive in such Reorganization; and
     (b) to the extent the Exchange Property consists of Voting Securities, the Warrantholder shall be issued a new Warrant on terms and conditions substantially identical to this Warrant to purchase a number of such Voting Securities for an Exercise Price per share calculated by (x) first, multiplying the initially adjusted number of Shares times the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted number of Voting Securities of the other company issuable upon exercise of the Warrant and (y) second, dividing the initially adjusted Exercise Price per share by the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted Exercise Price per Voting Security.
In the case of any Reorganization in which holders of Common Stock may make an election as between different types of Exchange Property, the Warrantholder shall be deemed to have elected to receive (unless Majority Holders otherwise notify the Company), first, Voting Securities, second, cash, and third other securities or property. The Company shall not affect any Reorganization unless the Company first shall have made appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of this Article 14 and Article 15) and, if the Exchange Property includes any Registrable Securities, the Registration Rights Agreement shall immediately after giving effect to such Reorganization be assumed by and binding on the other party to the Reorganization (or the successor, parent company and/or issuer of such securities, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of Warrants, pursuant to a customary assumption agreement in form and substance reasonably satisfactory to Majority Holders. The Company shall notify the Warrantholder of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide the Warrantholder with a reasonable opportunity to confirm compliance with the terms hereof and, if they elect, to exercise the Warrant in accordance with the terms and conditions hereof prior to consummation of the Reorganization; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Warrantholder shall be provided the same notice given to the holders of Common Stock of the Company.

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          (G) Certain Other Events. If the Company takes any action affecting the Common Stock, other than actions described in this Section 14, and in the opinion of the Board of Directors, in its sole discretion, such action would materially adversely affect the exercise rights of the Warrantholder, then the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted, to the extent permitted by law, in such a manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances.
          (H) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
          (I) Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice to the Warrantholder of such adjustment or adjustments and shall deliver to the Warrantholder a statement setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
          (J) Adjustment Rules.
     (i) If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below $0.01 then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to $0.01 and not lower.
     (ii) Notwithstanding the provisions of Section 16(B), to the extent, and only to the extent, that any adjustment increases the number of Shares issuable upon exercise of this Warrant, then prior to the receipt of Stockholder Approval, any such increased number (the “Excess Amount”) shall be issuable only as Series C Preferred Shares (in accordance with Section 16(D) below).
          15. Mandatory Redemption upon a Change of Control or Delisting. Upon the occurrence of (i) a Delisting Event or (ii) a Change of Control Event under clauses (a), (b), (d), (e) or (f) of the definition thereof, in each case, the occurrence of which is within the control of the Company, then, at the election of the Warrantholder in its sole discretion exercised by written notice to the Company on or prior to the 10th

17

business day following written notice by the Company to the Warrantholder of the occurrence of the Delisting Event or the Change of Control Event which notice shall be provided no later than the 2nd business day following the Delisting Event or the Change of Control Event (the “Notice Date”), the Company shall pay to the Warrantholder not later than the 30th business day following the Notice Date an amount in cash in immediately available funds equal to the Cash Redemption Value (as defined below) for this Warrant plus interest, if any, on such amount from the 15th business day following the Notice Date to (but not including) the date of payment at a rate of 5% per annum. For purposes of this Section 15, the “Cash Redemption Value” for the Warrant shall be determined to be equal to (x) the difference between the Fair Market Value of a share of Common Stock minus the Exercise Price per share of Common Stock multiplied by (y) the number of Exercise Shares underlying the Warrant, in each of cases (x) and (y) determined as of the date of the Change of Control Event or Delisting Event. To the extent that the Warrantholder does not exercise the right provided by this section with respect to the entire Warrant, the applicable portion of the Warrant will remain outstanding as adjusted pursuant to the provisions of Article 14 hereof.
          16. Purchase of Series B Preferred Shares in lieu of Common Stock.
          (A) If the Warrantholder is an Initial Holder and at the time of delivery of an Exercise Notice the Warrantholder does not deliver to the Company a certification from the Warrantholder that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Warrantholder (and, if applicable, its Affiliates) to hold a specified number of shares of Common Stock issuable upon exercise of the Warrant, the number of Common Shares with respect to which such certification has not been delivered (the “Regulatory Subject Shares”) shall be exercisable, subject to Section 14(J)(ii)), only for Series B Preferred Shares in accordance with Section 16(B).
          (B) If the Company is required to issue shares of Series B Preferred Shares in accordance with subsection (A), the shares of Series B Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series B Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares which shall equal the number of Regulatory Subject Shares.
          (C) For purposes of this Section 16, “Initial Holder” means the Investor, the initial Warrantholder and any Affiliate of the Investor to whom the initial Warrantholder has transferred, directly or indirectly, the Warrant in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
          (D) If Series C Preferred Shares are required to be issued pursuant to Section 16(J)(ii), the Series C Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series C Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares for which such portion of the Warrant equal to the Excess Amount would have been exercisable had the Stockholder Approval been obtained.

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          (E) Certificates for Preferred Shares issuable upon exercise of this Warrant in accordance with this Section 16 will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company agrees that the Preferred Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Preferred Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued preferred stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Preferred Shares issuable upon exercise of this Warrant. In addition, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, the aggregate number of shares of Common Stock issuable upon conversion, transfer or sale of the Preferred Shares (the “Convertible Underlying Shares”). The Company will procure, at its sole expense, the listing of the Convertible Underlying Shares, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and maintain such listings of such Convertible Underlying Shares at all times after issuance. The Company will ensure that the Convertible Underlying Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Stock is listed or traded.
          17. Notice of Dividends and Distributions. At any time when the Company declares any dividend or other distribution on its Common Stock and the Company’s Common Stock is not listed on a national securities exchange, it shall give notice to the Warrantholder of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared.
          18. Removal of Legends. The Warrantholder may surrender its Warrant certificates or certificates evidencing Underlying Common Stock (or Convertible Underlying Shares) to the Company who shall exchange such certificates for certificates without the legend included on this Warrant; provided that each of the Articles of Incorporation, including the Certificate of Designation for the Series B Preferred Shares, and the Investment Agreement no longer require such legend and the Warrantholder has delivered an officer’s certificate and an opinion of nationally recognized counsel reasonably acceptable to the Company to the effect that Warrants or Underlying Common Stock (or Convertible Underlying Shares), as the case may be, represented by such certificates are freely transferable under the Securities Act, as the case may be.
          19. Governing Law; Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. To the fullest extent permitted by law, the Company and the Warrantholder agree (a) that

19

any dispute between them shall be brought in the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, in the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 22. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Warrant.
          20. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.
          21. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.
          22. Notices. Any notice, request, instruction, claim, demand, waiver or other document or communication to be given hereunder by the Company or the Warrantholder to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery when delivered by hand or overnight courier service or (b) upon confirmation of receipt when delivered by facsimile. All notices hereunder shall be delivered as set forth below, or to such other address or facsimile number as either party may from time to time designate in a written notice given in a like manner.
          (A) If to the Company:
The Hartford Financial Services Group Inc.
One Hartford Plaza
Hartford, CT 06155
U.S.A.
Attention: Alan J. Kreczko
Facsimile: +1 860 547 4721
   with a copy (which copy alone shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
U.S.A.
Attention: Victor I. Lewkow
Facsimile: +1 212 225 3999

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          (B) If to the Initial Warrantholder:
Allianz SE (on behalf of Allianz Finance II
Luxembourg S.a.r.l.)
Group Legal Services
Koeniginstr. 28
80802 Muenchen
Germany
Attention: Dr. Peter Hemeling
Facsimile: +49 89 38 00 2152
   with a copy (which copy alone shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
U.S.A.
Attention: Andrew Dietderich
Facsimile: +1-212-558-3588
          23. Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement (and the other documents referenced in Section 6.7 of the Investment Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated: October 17, 2008

The Hartford Financial Services Group, Inc.
By:
Name:
Title:

Attest:
By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

ANNEX A
[FORM OF EXERCISE NOTICE]
DATE:
TO: [•]
RE: Election to Purchase Common Stock / Series B Preferred Shares
          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the [Common Stock] [Series B Preferred Shares] set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of [Common Stock] [Series B Preferred Shares]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.
Number of Shares of [Common Stock][ Series B Preferred Shares]:
Aggregate Exercise Price:
The Warrantholder hereby certifies that Regulatory Approvals in respect of [all shares to which this Exercise Notice relates] [                     shares of Underlying Co mmon Stock] have been obtained
Election of Net Settlement:
Number of Shares of Underlying Common Stock:

Warrantholder:

By:

Name:

Title:

23

Annex C-2 to Investment Agreement
ANNEX C-2
THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTMENT AGREEMENT, DATED OCTOBER 17, 2008, BETWEEN THE COMPANY AND ALLIANZ SE, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID FOR ALL PURPOSES AB INITIO.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.
CUSIP:                 416518 132
ISIN: US4165181326
WARRANT NO. C-1
TO PURCHASE
34,308,872
SHARES OF COMMON STOCK
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
A DELAWARE CORPORATION
Issue Date: October 17, 2008
          1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
          “Affiliate” has the meaning ascribed to it in the Investment Agreement.
          “Beneficial Ownership” and “Beneficially Own” shall have the meaning ascribed thereto in Section 4.1(a) of the Investment Agreement.
          “Board of Directors” or “Board” means the board of directors of the Company.

          “business day” has the meaning ascribed to it in Section 1.3 of the Investment Agreement.
          “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.
          “Cash Redemption Value” has the meaning set forth in Section 15.
          “Change of Control Event” means any event or series of events by which (a) any Person or “group” (as such term is defined in Section 13 of the Exchange Act), other than the Company (acting solely for its own account and not as a member of any group) or Investor, its Subsidiaries and its Permitted Transferees, shall have acquired Beneficial Ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock on a Fully-Diluted Basis, (b) all or substantially all of the consolidated assets of the Company are, directly or indirectly, sold, leased, exchanged or transferred (including without limitation through the acquisition of derivative ownership interests or bulk reinsurance arrangements with respect to any material line or block of insurance business), except in the case of a sale of insurance assets representing less than two-thirds (2/3s) of both (i) the Company’s consolidated revenue and (ii) the Company’s allocated equity (excluding accumulated other comprehensive income, or “AOCI”) for two of the preceding three fiscal years, after giving effect to which, after the application of the proceeds thereof, the Company continues to be primarily engaged in the insurance business and has a pro forma market capitalization in excess of $2,000,000,000, (c) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another person other than the Investor or any of its Subsidiaries or its Permitted Transferees, unless the persons who Beneficially Own the outstanding Common Stock immediately before consummation of the transaction Beneficially Own a majority of the outstanding common stock of the combined or surviving entity immediately thereafter and in substantially the same proportion as they did prior to the transaction and directors of the Company make up a majority of the board of directors (or similar governing entity) of the combined or surviving entity immediately after such transaction, (d) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company or such combined or surviving entity ceases to be occupied by persons who either (i) were members of the Board of Directors on the date hereof or (ii) were elected or were nominated for election by the Board of Directors of the Company (a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors), (e) any bankruptcy, rehabilitation or similar event relating to the Company occurs or (f) the holders of Capital Stock of the Company approve of any plan or proposal for the liquidation or dissolution of the Company.
          “Closing Date” means October 17, 2008.

2

          “Common Shares” has the meaning set forth in Section 2.
          “Common Share Equivalents” at any time means the number of (a) outstanding Common Shares plus (b) in the case of any outstanding Convertible Preferred Stock or other equity securities that generally are entitled to participate in dividends and distributions on a pro rata basis with Common Shares (after adjusting for a conversion or similar factor), the number of Common Shares that constitute the equivalent of such Convertible Preferred Stock or other equity securities for purposes of the payment of such dividends or distributions.
          “Common Stock” means the Company’s common stock, $0.01 par value per share.
          “Company” means The Hartford Financial Services Group, Inc., a Delaware corporation.
          “Debentures Documentation” shall have the meaning ascribed thereto in Recital C of the Investment Agreement.
          “Discounted Issuance” has the meaning set forth in Section 14(E).
          “Delisting Event ” means the Underlying Common Stock ceases to be listed on the New York Stock Exchange (or any other national securities exchanges).
          “Effective Price” means:
     (i) with respect to Common Stock acquired for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;
     (ii) with respect to Common Stock acquired for other consideration, the per share Fair Market Value of the net consideration;
     (iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration;
     (iv) with respect to securities convertible or exchangeable into Common Stock, (x) the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by (y) by the number of shares of Common Stock for which such securities are convertible or exchangeable.

3

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Exchange Property” has the meaning ascribed to it in Section 14(F).
          “ex-date” has the meaning set forth in Section 14(B).
          “Exercise Date” has the meaning set forth in Section 3.
          “Exercise Notice” means a notice in the form attached hereto as Annex A delivered by the holder of the Warrant to the Company in accordance with Section 22 to exercise the Warrant.
          “Exercise Period” has the meaning set forth in Section 3.
          “Exercise Price” means $25.32 subject to any adjustment or adjustments in accordance with Section 14 hereof.
          “Fair Market Value” means:
          (i) in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the NYSE or NASDAQ (or any successor national securities exchange), the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined.
          (ii) in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          (iii) in the case of cash, the amount thereof.
          (iv) in the case of other property, the Fair Market Value of such property shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          “Financial Expert” means a nationally recognized investment banking firm mutually agreed by the Company and the Majority Holders, which firm does not have a material financial interest in the Company or the Investor. If the Company and the Majority Holders are unable to agree on a Financial Expert, each of them shall

4

choose promptly a separate Financial Expert and these two Financial Experts shall choose promptly a third Financial Expert to make the relevant determination.
          “Fully Diluted Basis” means the Voting Securities that would be outstanding after giving effect to the conversion, exchange or exercise of all the Warrants and all other outstanding securities of the Company that are convertible or exchangeable into Voting Securities, whether or not presently convertible, exchangeable or exercisable. For the avoidance of doubt, for purposes of determining the Fully Diluted Basis, in the case of the Company, the then outstanding Series C Preferred Shares shall be deemed to be convertible into Common Stock even if such shares are not actually convertible including as a result of a failure to obtain Stockholder Approval.
          “Investment Agreement” means the Investment Agreement, dated as of October 17, 2008, as amended from time to time, between the Company and the Investor, including all schedules and exhibits thereto.
          “Investor” means Allianz SE.
          “Majority Holders” means, at any time, Warrantholders holding a majority of the Warrants measured by the number of Shares into which the Warrants are exercisable at such time.
          “Notice Date” has the meaning ascribed to it in Section 15.
          “Ordinary Cash Dividend” means regular quarterly cash dividends paid by the Company on Common Stock in the ordinary course, with usual record and resale dates.
          “Permitted Transferee” has the meaning ascribed to it in the Investment Agreement.
          “Person” has the meaning ascribed to it in Annex F to the Investment Agreement.
          “Preferred Shares” means Series B Preferred Shares or Series C Preferred Shares, as the case may be.
          “Qualifying Employee Stock” means any Common Stock and any options, warrants or other rights relating to Common Stock issued to any employee, former employee, director or consultant of the Company or any of its Affiliates pursuant to any plan, program, arrangement or agreement of the Company that is a compensatory stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, phantom stock or other or equity or equity-based compensation plan, program, arrangement or agreement or a bonus, pension, severance, change of control, deferred compensation, incentive compensation, profit sharing or savings plan, program, arrangement or agreement, including without limitation pursuant to any conversion, split, subdivision or consolidation of Common Stock or rights issued pursuant to any such plan, program, arrangement or agreement

5

in each case adopted, or entered into, in the ordinary course of business (including in respect of new hires).
          “Regulatory Approvals” means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, including any applicable insurance regulation or law, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant Governmental Entities (as defined in the Investment Agreement) and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
          “Reorganization” means any consolidation, merger, statutory share exchange or similar transaction, or any recapitalization or reclassification of the Common Stock (other than reclassifications as described in Section 14(A)). A Reorganization may or may not involve a Change of Control Event.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Series B Preferred Shares” means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series B Certificate of Designation (as such term is defined in the Investment Agreement).
          “Series C Preferred Shares” means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series C Certificate of Designation (as such term is defined in the Investment Agreement).
          “Shares” shall have the meaning ascribed to it in Section 2.
          “Stockholder Approval” means the approval by the stockholders of the Company of the issuance of Common Stock upon (i) the conversion of the Series C Preferred Shares or (ii) the exercise of the C Warrant for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such

6

entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
          “Tender Amount” has the meaning set forth in Section 14(C).
          “Underlying Common Stock” means the Common Shares issuable or issued upon the exercise of the Warrant (assuming the receipt of all required Regulatory Approvals and Stockholder Approval).
          “Voting Securities” means the common stock and any other securities of a Person of any kind or class having power generally to vote in the election of directors.
          “Warrantholder” has the meaning set forth in Section 2.
          “Warrant” means this Warrant, issued pursuant to the Investment Agreement and any additional Warrant issued in accordance with the terms hereof.
          2. Number of Shares; Exercise Price. This certifies that, for value received, Allianz Finance II Luxembourg S.a.r.l. and/or its permitted successors or assigns (to whom all or part of the Warrant has been transferred in compliance with the transfer restrictions set forth on the first page of this Warrant) (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of Regulatory Approvals, up to an aggregate of 34,308,872 fully paid and nonassessable shares of Common Stock (subject to adjustment as provided herein) (the “Common Shares”), at a purchase price per Common Share equal to the Exercise Price. The number of Common Shares (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. All references to the number of Common Shares issuable upon exercise of the Warrant shall include all Common Shares issuable assuming applicable Regulatory Approvals and Stockholder Approval have been obtained prior to the time of exercise.
          3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations (including Regulatory Approval), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time during the Exercise Period by (A) the surrender of this Warrant and the Exercise Notice annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at Hartford, Connecticut (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company. The “Exercise Period” shall commence upon the Closing Date (as defined in the Investment Agreement) and shall

7

continue up to and including the seventh anniversary of such date. The “Exercise Date” shall be the date on which a Warrantholder surrenders the Warrant, delivers an Exercise Notice and makes payment of the Exercise Price in conformity with the foregoing provisions.
          Upon surrender of the Warrant and delivery of an Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Warrantholder appropriate evidence of ownership of any Shares or other securities or property to which the Warrantholder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Warrantholder, and shall deliver such evidence of ownership and any other securities or property to the Person entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 6, within a reasonable time, not to exceed three business days after the Exercise Date. A Warrantholder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Agreement upon the exercise of the Warrant in accordance with this Section 3.
          If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days after the Exercise Date, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the aggregate number of Shares as to which this Warrant has been previously exercised.
          4. Net Settlement. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising (all or a portion of) the Warrant by paying the Exercise Price pursuant to Section 3, the Warrantholder may elect on the Exercise Date to receive shares of Common Stock equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and the Exercise Notice annexed hereto and stating in the Exercise Notice that the Warrantholder is electing “Net Settlement” with respect to all or any part of the Warrant surrendered, in which event the Company shall promptly issue to such Warrantholder a number of Shares computed using the following formula:

X =	Y (A – B)
A
          Where:
X = the number of Shares issuable to the Warrantholder
Y = the number of Shares issuable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date)

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A = the Fair Market Value of one share of the Common Stock (as of the Exercise Date)
B = the Exercise Price (as of the Exercise Date)
For the avoidance of doubt, if the Warrantholder elects “Net Settlement”, the provisions of Section 16 apply. All calculations under this Section 4 shall be made as if shares of Common Stock are issuable.
          5. Authorization; Listing. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will upon receipt of Stockholder Approval be duly and validly authorized and issued, fully paid and nonassessable. The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Common Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Common Shares after issuance. The Company will use its reasonable best efforts to ensure that the Common Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.
          6. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Fair Market Value of the Common Stock on the last trading day preceding the Exercise Date less the Exercise Price for such fractional share.
          7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to Exercise Date. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely transfer and exercise of this Warrant.
          8. Charges, Taxes and Expenses. Issuance of certificates for Shares (or other securities) to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

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          9. Transfer/Assignment. (A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.
          (B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.
          (C) If and for so long as required by the Investment Agreement, this Warrant shall contain a legend as set forth in Section 4.4 of the Investment Agreement.
          10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant and in which the Company shall record all exchanges, exercises and transfers of Warrants. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
          11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
          12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
          13. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to

10

file such reports, upon the request of any Warrantholder, to make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Investment Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.
          14. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 14 (other than in the case of a dividend or distribution of different types of property, in which case Section 14(A), 14(B) or 14(C) shall apply to the appropriate parts of each such dividend or distribution); and provided, further that any issuance of Common Stock upon exercise of this Warrant (in whole or in part) shall not itself give rise to any adjustment under this Section 14. For the purposes of convenience, adjustments are expressed in terms of the number of shares of Common Stock issuable upon exercise of this Warrant, without prejudice to Section 16.
          (A) Adjustments upon Certain Transactions. The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. In such event, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder shall thereafter be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In such event, the Exercise Price shall be adjusted so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

11

Ua =	Ub	x	Oa
Ob

Pa =	Pb	x	Ob
Oa
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
Ob = shares outstanding before the transaction in question
Oa = shares outstanding after the transaction in question
          (B) Cash Dividends and Distributions. If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock in cash (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(C)), the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day preceding the first date (the “ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the cash paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date. Upon any adjustment of the Exercise Price pursuant to this Section 14(B), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In the case of an adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, the “Fair Market Value” of such dividend as paid per share would be reduced by the per share amount of the cash dividend that would constitute an Ordinary Cash Dividend. For avoidance of doubt, the adjustments contemplated by this section can be expressed by formula as follows:

Ua =	Ub	x	M
M-D

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Pa =	Pb	x	M-D
M
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = Fair Market Value immediately before ex-date
D = Fair Market Value of the dividend or distribution made per share of Common Stock
          (C) Non-Cash Dividends and Distributions. If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(B)), the Company shall distribute (for no additional consideration) such securities or property other than cash to the Warrantholder as such Warrantholder would have received had it held as of the applicable record date a number of shares of Common Stock equal to the number of shares of Common Stock that were issuable under the Warrant as of such record date simultaneously with and on the same terms and conditions as such securities or other property are distributed to holders of Common Stock. For the avoidance of doubt, in connection with the payment of any dividend or distribution under this Section 14(C), the total number of shares issuable upon exercise of the Warrant and the Exercise Price for the Warrant shall not be adjusted.
          (D) Tender Offers. If a publicly-announced tender offer made by the Company or any of its Subsidiaries for the Common Stock shall be consummated, then the Exercise Price to be in effect after the tender offer is consummated shall be determined by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the product of (x) the number of shares of Common Share Equivalents outstanding immediately before giving effect to the tender offer and (y) the Fair Market Value per share of the Common Stock as of the sixth trading day following the date on which such tender offer is consummated and the denominator of which shall be the sum of (i) the product of (x) the number of shares of Common Share Equivalents outstanding after giving effect to the tender offer and (y) the Fair Market Value per share of Common Stock as of the sixth trading day following the date on which such tender offer is consummated, and (ii) the aggregate Fair Market Value of all cash and any other consideration paid or payable for Common Share Equivalents (the “Tender Amount”). Upon any adjustment

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of the Exercise Price pursuant to this Section 14(D), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows, provided that the Exercise Price shall not be increased (and the number of shares of Common Stock issuable upon exercise of the Warrant shall not be decreased) as a result of this paragraph 14(D).

Ua =	Ub	x	(Oa x M) + E
Ob x M

Pa =	Pb	x	Ob x M
(Oa x M) + E
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the tender offer
Pa = exercise price per share after the tender offer
M = Fair Market Value on the sixth trading day immediately following the date on which the tender offer is consummated
E = Tender Amount (the aggregate amount paid in the tender offer)
Ob = Shares equivalents outstanding before giving effect to tender offer
Oa = Shares equivalents outstanding after giving effect to tender offer
          (E) Discounted Issuances. Except to the extent an adjustment in respect of such transaction is made in accordance with Section 14(F) below, in case of (a) any transaction in which the Company issues any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than Qualifying Employee Stock), or (b) the amendment to or change in the number of shares of Common Stock deliverable upon the exercise, conversion or exchange of the securities described under (a) above, in each case for an Effective Price that is lower than the Fair Market Value of a share of Common Stock on the business day immediately prior to the date of pricing of such transaction (each, a

14

“Discounted Issuance”), the Exercise Price effective immediately following such Discounted Issuance shall be determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which is the sum of (x) the number of shares of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of Common Shares that the aggregate Effective Price would purchase at the Fair Market Value of a share of Common Stock on such business day, and the denominator of which is the sum of (x) the number of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of additional Common Shares offered for subscription or purchase or into which such convertible securities could be converted pursuant to the Discounted Issuance. Upon any adjustment of the Exercise Price pursuant to this Section 14(E), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ua =	Ub	x	Ob + I
Ob + F

Pa =	Pb	x	Ob + F
Ob + I
Where:
Ub = shares underlying the Warrant before the adjustment
Ua = shares underlying the Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
F = shares that Effective Price could purchase at fair market value
I = number of shares issued or deemed issued
Ob = share equivalents outstanding on a fully-diluted basis after giving effect to the issuance
          (F) Reorganizations. In the case of any Reorganization in which any Common Stock is converted into or exchanged for or becomes the right to receive cash,

15

securities or other property (“Exchange Property”), then, as a condition of such Reorganization:
     (a) to the extent the Exchange Property consists of cash, securities or other property (other than Voting Securities), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the amount of Exchange Property (other than Voting Securities) which the Shares issuable upon exercise of this Warrant (at the effective time of such Reorganization and after giving effect to any adjustments pursuant to this Section 14) would have been entitled to receive in such Reorganization; and
     (b) to the extent the Exchange Property consists of Voting Securities, the Warrantholder shall be issued a new Warrant on terms and conditions substantially identical to this Warrant to purchase a number of such Voting Securities for an Exercise Price per share calculated by (x) first, multiplying the initially adjusted number of Shares times the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted number of Voting Securities of the other company issuable upon exercise of the Warrant and (y) second, dividing the initially adjusted Exercise Price per share by the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted Exercise Price per Voting Security.
In the case of any Reorganization in which holders of Common Stock may make an election as between different types of Exchange Property, the Warrantholder shall be deemed to have elected to receive (unless Majority Holders otherwise notify the Company), first, Voting Securities, second, cash, and third other securities or property. The Company shall not affect any Reorganization unless the Company first shall have made appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of this Article 14 and Article 15) and, if the Exchange Property includes any Registrable Securities, the Registration Rights Agreement shall immediately after giving effect to such Reorganization be assumed by and binding on the other party to the Reorganization (or the successor, parent company and/or issuer of such securities, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of Warrants, pursuant to a customary assumption agreement in form and substance reasonably satisfactory to Majority Holders. The Company shall notify the Warrantholder of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide the Warrantholder with a reasonable opportunity to confirm compliance with the terms hereof and, if they elect, to exercise the Warrant in accordance with the terms and conditions hereof prior to consummation of the Reorganization; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Warrantholder shall be provided the same notice given to the holders of Common Stock of the Company.

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          (G) Certain Other Events. If the Company takes any action affecting the Common Stock, other than actions described in this Section 14, and in the opinion of the Board of Directors, in its sole discretion, such action would materially adversely affect the exercise rights of the Warrantholder, then the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted, to the extent permitted by law, in such a manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances.
          (H) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
          (I) Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice to the Warrantholder of such adjustment or adjustments and shall deliver to the Warrantholder a statement setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
          (J) Adjustment Rules. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below $0.01 then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to $0.01 and not lower.
          15. Mandatory Redemption upon a Change of Control or Delisting. Upon the occurrence of (i) a Delisting Event or (ii) a Change of Control Event under clauses (a), (b), (d), (e) or (f) of the definition thereof, in each case, the occurrence of which is within the control of the Company, then, at the election of the Warrantholder in its sole discretion exercised by written notice to the Company on or prior to the 10th business day following written notice by the Company to the Warrantholder of the occurrence of the Delisting Event or the Change of Control Event which notice shall be provided no later than the 2nd business day following the Delisting Event or the Change of Control Event (the “Notice Date”), the Company shall pay to the Warrantholder not later than the 30th business day following the Notice Date an amount in cash in immediately available funds equal to the Cash Redemption Value (as defined below) for this Warrant plus interest, if any, on such amount from the 15th business day following the Notice Date to (but not including) the date of payment at a rate of 5% per annum. For purposes of this Section 15, the “Cash Redemption Value”

17

for the Warrant shall be determined to be equal to (x) the difference between the Fair Market Value of a share of Common Stock minus the Exercise Price per share of Common Stock multiplied by (y) the number of Exercise Shares underlying the Warrant, in each of cases (x) and (y) determined as of the date of the Change of Control Event or Delisting Event. To the extent that the Warrantholder does not exercise the right provided by this section with respect to the entire Warrant, the applicable portion of the Warrant will remain outstanding as adjusted pursuant to the provisions of Article 14 hereof.
          16. Purchase of Series C Preferred Shares in lieu of Common Stock.
          (A) Subject to Section 16(D) below, if the Warrantholder is an Initial Holder and at the time of delivery of an Exercise Notice the Warrantholder does not deliver to the Company a certification from the Warrantholder that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Warrantholder (and, if applicable, its Affiliates) to hold a specified number of shares of Common Stock issuable upon exercise of the Warrant, the number of Common Shares with respect to which such certification has not been delivered (the “Regulatory Subject Shares”) shall be exercisable only for Series C Preferred Shares in accordance with Section 16(B).
          (B) If the Company is required to issue shares of Series C Preferred Shares in accordance with subsection (A), the shares of Series C Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series C Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares which shall equal the number of Regulatory Subject Shares.
          (C) For purposes of this Section 16, “Initial Holder” means the Investor, the initial Warrantholder and any Affiliate of the Investor to whom the initial Warrantholder has transferred, directly or indirectly, the Warrant in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
          (D) Notwithstanding Section 16(A) above, if at the time of delivery of an Exercise Notice, Stockholder Approval has not been obtained, the Warrant shall be exercisable only for Series C Preferred Shares and the Series C Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series C Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares for which the Warrant would have been exercisable had the Stockholder Approval been obtained.
          (E) Certificates for Preferred Shares issuable upon exercise of this Warrant in accordance with this Section 16 will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company agrees that the Preferred Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on

18

which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Preferred Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued preferred stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Preferred Shares issuable upon exercise of this Warrant. In addition, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, the aggregate number of shares of Common Stock issuable upon conversion, transfer or sale of the Preferred Shares (the “Convertible Underlying Shares”). The Company will procure, at its sole expense, the listing of the Convertible Underlying Shares, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and maintain such listings of such Convertible Underlying Shares at all times after issuance. The Company will ensure that the Convertible Underlying Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Stock is listed or traded.
          17. Notice of Dividends and Distributions. At any time when the Company declares any dividend or other distribution on its Common Stock and the Company’s Common Stock is not listed on a national securities exchange, it shall give notice to the Warrantholder of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared.
          18. Removal of Legends. The Warrantholder may surrender its Warrant certificates or certificates evidencing Underlying Common Stock (or Convertible Underlying Shares) to the Company who shall exchange such certificates for certificates without the legend included on this Warrant; provided that each of the Articles of Incorporation, including the Certificate of Designation for the Series C Preferred Shares, and the Investment Agreement no longer require such legend and the Warrantholder has delivered an officer’s certificate and an opinion of nationally recognized counsel reasonably acceptable to the Company to the effect that Warrants or Underlying Common Stock (or Convertible Underlying Shares), as the case may be, represented by such certificates are freely transferable under the Securities Act, as the case may be.
          19. Governing Law; Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. To the fullest extent permitted by law, the Company and the Warrantholder agree (a) that any dispute between them shall be brought in the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, in the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 22. To the extent permitted by applicable law, each of the Company

19

and the Warrantholder hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Warrant.
          20. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.
          21. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.
          22. Notices. Any notice, request, instruction, claim, demand, waiver or other document or communication to be given hereunder by the Company or the Warrantholder to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery when delivered by hand or overnight courier service or (b) upon confirmation of receipt when delivered by facsimile. All notices hereunder shall be delivered as set forth below, or to such other address or facsimile number as either party may from time to time designate in a written notice given in a like manner.
          (A) If to the Company:
The Hartford Financial Services Group Inc.
One Hartford Plaza
Hartford, CT 06155
U.S.A.
Attention: Alan J. Kreczko
Facsimile: +1 860 547 4721
          with a copy (which copy alone shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
U.S.A.
Attention: Victor I. Lewkow
Facsimile: +1 212 225 3999

20

     (B) If to the Initial Warrantholder:
Allianz SE (on behalf of Allianz Finance II
Luxembourg S.a.r.l.)
Group Legal Services
Koeniginstr. 28
80802 Muenchen
Germany
Attention: Dr. Peter Hemeling
Facsimile: +49 89 38 00 2152
with a copy (which copy alone shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
U.S.A.
Attention: Andrew Dietderich
Facsimile: +1-212-558-3588
          23. Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement (and the other documents referenced in Section 6.7 of the Investment Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

21

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated: October 17, 2008

The Hartford Financial Services Group, Inc.
By:
Name:
Title:

Attest:
By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

22

ANNEX A
[FORM OF EXERCISE NOTICE]
DATE:
TO: [•]
RE: Election to Purchase Common Stock / Series C Preferred Shares
          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the [Common Stock] [Series C Preferred Shares] set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of [Common Stock] [Series C Preferred Shares]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.
Number of Shares of [Common Stock][ Series C Preferred Shares]:
Aggregate Exercise Price:
The Holder hereby certifies that Regulatory Approvals in respect of [all shares to which this Exercise Notice relates] [                                                             shares of Underlying Co mmon Stock] have been obtained
Election of Net Settlement:
Number of Shares of Underlying Common Stock:

Holder:
By:

Name:

Title:

23

Annex D to Investment Agreement
[EXECUTION VERSION]
Annex D
FORM OF REGISTRATION
RIGHTS AGREEMENT
ANNEX D

REGISTRATION RIGHTS AGREEMENT
by and between
The Hartford Financial Services Group, Inc.
and
Allianz SE

Dated as of October 17, 2008

-i-

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 17, 2008, by and between The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), and Allianz SE, a European Company incorporated in the Federal Republic of Germany and organized under the laws of the Federal Republic of Germany and the European Union (the “Investor”).
     WHEREAS, the Company and the Investor are parties to an Investment Agreement, dated October 17, 2008 (the “Investment Agreement”) pursuant to which the Investor is purchasing from the Company, the Purchased Securities.
     WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     Section 1. Certain Definitions.
     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
     “Affiliate” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
     “beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).
     “Closing Date” has the meaning ascribed thereto in the Investment Agreement.
     “Common Stock” has the ascribed thereto in the Investment Agreement.
     “Company” has the meaning set forth in the introductory paragraph.
     “Convertible Preferred Stock” means, collectively, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares (as each such term is defined in the Investment Agreement).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exercise Shares” means the shares of Common Stock acquired by the Investor upon exercise of the Warrant or upon the conversion of the Convertible Preferred Stock.
     “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.
     “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
     “Holdback Agreement” has the meaning set forth in Section 5.
     “Holdback Period” has the meaning set forth in Section 5.
     “Investment Agreement” means the agreement specified in the first Recital hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.
     “Investor” means the Person named as such in the first paragraph of this Agreement. References herein to the Investor shall apply to Permitted Transferees who become Investors pursuant to Section 10, provided that (a) all obligations of the Investor and its Permitted Transferees hereunder shall be several, and not joint and several, and (b) for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be aggregated.
     “Minimum Amount” means $100,000,000.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

     “Permitted Transferee” means any Person to whom Registrable Securities are transferred in accordance with the transfer restrictions set forth in the Investment Agreement.
     “Piggyback Registration” has the meaning set forth in Section 3(a).
     “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
     “Purchased Securities” has the meaning ascribed thereto in Investment Agreement.
     “Registrable Securities” means, at any time, (i) the Warrants and the Exercise Shares, (ii) if no Stockholder Approval is obtained prior to the third anniversary of the Closing Date, the Series C Preferred Shares, and (iii) any securities issued by the Company after the date hereof in respect of any of the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (or as a result of any other adjustment under the Warrants or the Convertible Preferred Stock), but excluding (iv) any and all securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of the provisions of the Investment Agreement. It is understood and agreed that, once a security of the kind described in clause (i), (ii) or (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Security for all purposes of this Agreement and the Company’s obligations regarding Registrable Securities hereunder shall cease to apply with respect to such security.
     “Registration” has the meaning set forth in Section 2(a).
     “Registration Expenses” has the meaning set forth in Section 8(a).
     “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement whether or not pursuant to a request of the Investor, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
     “S-3 Shelf Registration” means the filing by the Company of an S-3 Shelf Registration Statement (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by the Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise.

     “S-3 Shelf Registration Statement” means a Registration Statement (including any amendment or supplement thereto) on Form S-3.
     “SEC” means the Securities and Exchange Commission or any successor agency.
     “Securities Act” means the Securities Act of 1933.
     “Shares” means any shares of Common Stock. If at any time Registrable Securities include securities of the Company other than Common Stock, then, when referring to Shares other than Registrable Securities, “Shares” shall include the class or classes of such other securities of the Company.
     “Stockholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon (i) the conversion of the Series C Preferred Shares or (ii) the exercise of the C Warrant (as defined in the Investment Agreement) for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
     “Suspension Period” has the meaning set forth in Section 4.
     “Termination Date” means the first date on which there are no Registrable Securities or there is no Investor.
     “Third Party Holdback Period” means any Holdback Period imposed on the Investor pursuant to Section 5 in respect of an underwritten offering of Shares in which (i) the Investor elected not to participate or (ii) the Investor’s participation was reduced or eliminated pursuant to Section 3(b) or 3(c).
     “underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.
     “Warrants” has the meaning ascribed thereto in Investment Agreement.
     In addition to the above definitions, unless the context requires otherwise:
     (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
     (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
     (iii) references to “Section” are references to Sections of this Agreement;

     (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;
     (v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and
     (vi) references to “dollars” and “$” mean U.S. dollars.
     Section 2. Registration.
     (a) Right to Request Registration. Subject to the provisions hereof, until the Termination Date the Investor may request, at any time when an S-3 Shelf Registration Statement registering the relevant Registrable Securities (and permitting the public resale thereof by the Investor) is not in effect, registration for resale under the Securities Act of all or part of the Registrable Securities (a “Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Securities included in the Registration would, if fully sold, yield gross proceeds to the Investor of at least the Minimum Amount. Upon such request, and subject to the last sentence of this Section 2(a) and Sections 4 and 6, the Company shall use reasonable best efforts (i) to, at any time when the Company is eligible to use Form S-3, file an S-3 Shelf Registration Statement (or any amendment or supplement thereto) covering the number of Registrable Securities specified in such request under the Securities Act for public sale in accordance with the method of disposition specified in such request within 30 days after the Investor’s written request therefor, (ii) if the Company is not eligible to file an S-3 Shelf Registration Statement, to file a Registration Statement (other than an S-3 Shelf Registration Statement) registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(a) within 45 days after the Investor’s request therefor and (iii) if necessary, to cause such Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing. The Investor shall not be entitled to request a Registration more than once in any period of 180 days provided, however, that the Investor shall not be entitled to request a Registration within six months after the Investor has sold Shares in a Piggyback Registration, but only if all Registrable Securities the Investor requested to be included in such Piggyback Registration were sold pursuant thereto.
     (b) Underwritten Offerings. The Investor shall be entitled to request that a sale of Registrable Securities whether pursuant to a Registration or an existing S-3 Shelf Registration Statement, shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Securities included in such offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount, and provided further that the Investor shall not be entitled to request any underwritten offering within six months after the Investor has sold Shares in an underwritten offering effected pursuant to a Registration Statement.

     (c) Selection of Underwriters. If any of the Registrable Securities are to be sold in an underwritten offering initiated by the Investor, the Company and the Investor shall mutually and reasonably select the managing underwriter or underwriters to lead the offering.
     (d) Priority. The Company may include Shares other than Registrable Securities in a Registration for any accounts (including for the account of the Company) on the terms provided below. For any underwritten offering the Company may include Shares other than Registrable Securities for any accounts (including for the account of the Company), but only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested offering advise the Company and the Investor requesting such offering that in their opinion the number of Shares proposed to be included in the offering exceeds the number of Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such offering (i) first, the number of Registrable Securities that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor, the amount of Shares to be sold shall be allocated to the Investor.
     (e) Right to Effect Sales. The Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to offer and sell such Registrable Securities as are then registered pursuant to such Registration Statement, but only upon not less than five business days’ prior written notice to the Company (if such sale is to be underwritten), or such longer period as may be reasonably necessary for the Company to comply with the covenants contained in Section 6(a), in each case to the extent relevant to such offering. The Investor shall give the Company prompt written notice of the consummation of each such sale (whether or not underwritten).
     (f) Effective Period of Registration Statements.
     (i) With respect to any Registration Statement which is an S-3 Shelf Registration Statement, the Company shall use reasonable best efforts to keep such Registration Statement effective for a period of 180 days after the effective date of such registration statement or such shorter period which shall terminate when all of the Registrable Securities covered by such Registration have been sold by the Investor, provided that such 180-day period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 4 during such period (as it may be so extended) and by the number of days in any Third Party Holdback period commenced during such period (as it may be so extended).
     (ii) With respect to any Registration Statement which is not an S-3 Shelf Registration Statement, the Company shall use reasonable efforts to keep such registration statement effective for a period equal to 60 days from such date or such shorter period which shall terminate when all of the Registrable Securities covered by such Registration have been sold by the Investor. If the Company shall withdraw any such Registration pursuant to Section 4 before such 60 days end and before all of the Registrable Securities covered by such Registration have been sold pursuant thereto, the Investor shall be entitled to a replacement Registration (without regard to the 180-day limit in the last sentence of Section 2(a)) which shall be subject to all of the provisions of this Agreement.
     (iii) A Registration shall not count against the restrictions on Registration set forth in the last sentence of Section 2(a) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates).
     (g) Investment Agreement Restrictions. Nothing in this Agreement shall affect the restrictions on transfers of Shares and other provisions of the Investment Agreement, which shall apply independently hereof in accordance with the terms thereof.
     Section 3. Piggyback Registrations.
     (a) Right to Piggyback.
     Whenever prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from the Investor within 10 days after the Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Securities of the same class or classes as the Shares being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.
     (b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by holders of Shares, including the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).
     (c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares including the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) , pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company and (iii) third, the number of Shares that the Company proposes to sell.
     (d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
     (e) Basis of Participations. The Investor may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.
     Section 4. Suspension Periods.
     (a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 4 is herein called a “Suspension Period”. If pursuant to this Section 4 the Company delays or withdraws a Registration requested by the Investor, the Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the restrictions on Registrations set forth in the last sentence of Section 2(a). The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 4) but shall not be obligated under this Agreement to disclose the reasons therefor. The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to the Investor more than two times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 180 days or more in any calendar year.
     Section 5. Holdback Agreements.
     The restrictions in this Section 5 shall apply for as long as the Investor is the beneficial owner of any Registrable Securities. If the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investor is provided its piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(b), and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Investor) that a public sale or distribution of Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Investor shall agree, as contemplated in this Section 5, not to (and to cause its majority owned Affiliates not to) sell, or request the registration of, any Registrable Securities (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Securities) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the underwritten offering and extending through the earlier of (i) the 90th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, the Investor shall not be obligated to make a Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company or the issuance of Common Stock upon conversion of Convertible Preferred Stock (provided that such restrictions shall apply with respect to the securities issuable upon such exercise or conversion) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 5.
     Section 6. Registration Procedures.
     (a) Whenever the Investor requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:
     (i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing);
     (ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
     (iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;
     (iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities of the Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;
     (v) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);
     (vi) notify the Investor and each distributor of such Registrable Securities identified by the Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (vii) in the case of an underwritten offering in which the Investor participates pursuant to a Registration or a Piggyback Registration, enter into an underwriting agreement in substantially the form used by the Company at that time for underwritten offerings of that kind, with appropriate modification, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);
     (viii) in the case of an underwritten offering in which the Investor participates pursuant to a Registration or a Piggyback Registration, and to the

extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;
     (ix) use reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or any successor primary securities exchange (if any) on which Common Stock of the Company is then listed; provided, however, that (i) with respect to any Warrants, the Company shall have no obligation to obtain a listing before the date that is three years following the Closing Date and thereafter only upon the request of the Investor and (ii) with respect to any shares of Series C Preferred Shares, the Company shall have no obligation to obtain a listing before the date which is three years following the Closing Date;
     (x) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold, subject to the provisions of Section 10;
     (xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and
     (xii) promptly notify the Investor and the managing underwriters of any underwritten offering, if any:
     (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

     (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investor;
     (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
     (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.
     For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 6(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Investor) the number of Registrable Securities to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount.
     (b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter or other distributor specifically for use therein.
     (c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Stock under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investor to be eligible to sell Registrable Securities (if any) pursuant to Rule 144 under the Securities Act.
     (d) The Company may require the Investor and each distributor of Registrable Securities as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.
     (e) The Investor agrees by having its Common Stock treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vi), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vi), and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Investor nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.
     (g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.
     (h) It is further understood and agreed that the Company shall not have any obligations under this Section 6 at any time on or after the Termination Date, unless an underwritten offering in which the Investor participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 6 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).
     (i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from the Investor, at least five days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by the Investor for inclusion therein.
     Section 7. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor and any stock transfer taxes.
     (b) The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Investor.
     Section 8. Indemnification.
     (a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering in which the Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.
     (b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.
     (c) Any party entitled to indemnification hereunder (an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after discovery by such Indemnified Party of any matters giving rise to a claim for indemnification. Such notice shall describe such claim in reasonable detail. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnified Party shall permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. An Indemnifying Party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for Parties indemnified (hereunder or otherwise) by such Indemnifying Party with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any Indemnified Party there may be one or more legal or equitable defenses available to such indemnified Party which are in addition to or may conflict with those available to another Indemnified Party with respect to such claim, in which case such maximum number of counsel for all Indemnified Parties shall be two rather than one). If any Indemnifying Party is entitled to, and elects to, assume the defense of a claim, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated to reimburse the Indemnified Party for the costs thereof. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnifying Party related to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its written consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any Indemnified Party would be entitled to indemnification by any indemnified Party hereunder unless such judgment or settlement imposes no ongoing obligations on any such Indemnified Party and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such Indemnified Party, a release, satisfactory in form and substance to such Indemnified Party, from all liabilities in respect of such claim or action for which such Indemnified Party would be entitled to such indemnification. The Indemnifying Party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an Indemnified Party unless the Indemnifying Party has also consented to such judgment or settlement.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 6(h).
     (e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.
     Section 9. Securities Act Restrictions.
     The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Securities other than pursuant to an effective registration statement, the Investor shall notify the Company of such transfer and the Company may require the Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement (and the Investment Agreement), until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Securities. Subject to the provisions of this Section 9, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Securities.
     Section 10. Transfers of Rights.
     (a) If the Investor transfers any Registrable Securities to a Permitted Transferee in accordance with the Investment Agreement, such Permitted Transferee shall, together with all other such Permitted Transferees and the Investor, also have the rights of the Investor under this Agreement with respect to such Registrable Securities, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has joined with the Investor and the other Permitted Transferees as a party to this Agreement and has assumed, severally but not jointly, the rights and obligations of the Investor hereunder with respect to the Registrable Securities transferred to it by the Investor. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights with respect to the Registrable Securities not so transferred, shall continue. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Investment Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Securities, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities.
     Section 11. Miscellaneous.
     (a) Notices. Any notice, request, instruction, claim, demand, waiver and other communications to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) by facsimile, upon confirmation of receipt, or (b) on the date of delivery when delivered by hand or overnight courier service. All notices hereunder shall be delivered as set forth below, or to such other address, facsimile number or e-mail address as either party may from time to time, designate in a written notice given in a like manner.
     (A) If to the Company:
The Hartford Financial Services Group Inc.
One Hartford Plaza
Hartford, CT 06155
U.S.A.
Attention: Alan J. Kreczko
Facsimile: +1 860 547 4721
     with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
U.S.A.
Attention: Victor I. Lewkow
Facsimile: +1 212 225 3999

     (B) If to the Investor:
Allianz SE
Group Legal Services
Koeniginstr. 28
80802 Muenchen
Germany
Attention: Dr. Peter Hemeling
Facsimile: +49 89 38 00 2152
     with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
U.S.A.
Attention: Andrew Dietderich
Facsimile: +1-212-558-3588
     (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     (c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor to a Permitted Transferee in accordance with the terms hereof.
     (d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 8 hereof).
     (e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties agree (a) to submit, to the fullest extent permitted by applicable law, any dispute between the parties in respect of this

Agreement and the transactions contemplated hereby to the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 11. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
     (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     (g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
     (h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investor.
[Execution Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

The Hartford Financial Services Group, Inc.
By:
Name:
Title:

Allianz SE
By:
Name:
Title:

Annex E to Investment Agreement
Execution Copy
ANNEX E
     REPLACEMENT CAPITAL COVENANT, dated as of October 17, 2008 (this “Replacement Capital Covenant”), by The Hartford Financial Services Group, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).
RECITALS
     A. On the date hereof, the Corporation is issuing $1,750,000,000 aggregate principal amount of its 10% Junior Subordinated Debentures due 2068 (together with any other 10% Junior Subordinated Debentures due 2068 issued after the date of this Replacement Capital Covenant pursuant to the related indenture, the “Debentures”).
     B. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
     C. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.
     NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.
          SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Annex I hereto.
          SECTION 2. Limitations on Redemption and Purchase of Debentures. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem, defease or repurchase, and shall cause each Subsidiary of the Corporation not to purchase, all or any part of the Debentures prior to October 15, 2048, except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the sum of the Applicable Percentages of the following amounts:
   (i) the aggregate amount of (a) the net cash proceeds the Corporation and its Subsidiaries shall have received from the sale of Common Stock and rights to acquire Common Stock to Persons other than the Corporation and its Subsidiaries and (b) the Market Value of any Common Stock (determined as of the date of delivery) that the Corporation and its Subsidiaries shall have delivered to Persons other than the Corporation and its Subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which the Corporation or any of its Subsidiaries shall have received equity credit from any NRSRO, in each case during the relevant Measurement Period (without double counting proceeds received in any prior Measurement Period); plus

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   (ii) the aggregate amount of net cash proceeds the Corporation and its Subsidiaries shall have received during the relevant Measurement Period (without double counting proceeds received in any prior Measurement Period) from the sale of Qualifying Replacement Securities, Mandatorily Convertible Preferred Stock and Debt Exchangeable for Common Equity to Persons other than the Corporation and its Subsidiaries, provided that the limitations in this Section 2 shall not restrict (i) the repayment, redemption or other purchase of any Debentures that the Corporation shall have previously defeased in accordance with this Replacement Capital Covenant or (ii) the exchange or purchase of the Debentures for consideration that consists solely of Common Stock or (iii) the exchange or purchase of the Debentures for consideration that consists solely of an aggregate principal amount or liquidation preference of Replacement Capital Securities other than Common Stock not to exceed 100% of the aggregate principal amount of Debentures that are exchanged plus an amount in cash equal to accrued but unpaid Distributions on the Debentures, other than any deferred Distributions. Notwithstanding anything to the contrary in this Replacement Capital Covenant, Debentures shall no longer be subject to this Replacement Capital Covenant if such Debentures have been remarketed by the Company pursuant to arrangements between any Holder of such Debentures and the Company, and the net proceeds of such remarketing have been used by such Holder to acquire Common Stock, either directly, through the exercise of warrants or otherwise.
          SECTION 3. Covered Debt. (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.
          (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:
   (i) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;
   (ii) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;
   (iii) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest stated final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;
   (iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on

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the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and
   (v) in connection with such identification of a new series of Covered Debt, the Corporation shall, as provided for in Section 3(c), give a notice and file with the Commission a Current Report on Form 8-K (or any successor form) under the Securities Exchange Act including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in such section.
          (c) Notice. In order to give effect to the intent of the Corporation described in Recital B, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of its entry into this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K (or any successor form) under the Securities Exchange Act, (ii) so long as the Corporation is a reporting company under the Securities Exchange Act, the Corporation shall include in each Annual Report on Form 10-K (or any successor form) filed with the Commission under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the Covered Debt as of the date such Form 10-K (or any successor form) is filed with the Commission, (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in a Current Report on Form 8-K (or any successor form), which must include or incorporate by reference this Replacement Capital Covenant, and in the Corporation’s next quarterly report on Form 10-Q (or any successor form) or Annual Report on Form 10-K (or any successor form), as applicable, (iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, the Corporation shall (A) post on its website (or any other similar electronic platform generally available to the public) the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (B) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for the Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be, and (v) promptly upon request by any Holder of Covered Debt, the Corporation shall provide such Holder with a copy of this Replacement Capital Covenant as executed.
          (d) The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such

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holder owned Covered Debt directly, and such holder shall be deemed to be a holder of “Covered Debt” for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.
          SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) October 15, 2048, or, if earlier, the date on which the Debentures are otherwise repaid, redeemed, defeased, remarketed, satisfied and discharged or purchased in full (in compliance with the terms of this Replacement Capital Covenant), (ii) the date, if any, on which the Holders of at least a majority of the then outstanding principal amount of the Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder, (iii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which the Debentures become accelerated due to the occurrence of an event of default. From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.
          (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of at least a majority of the then outstanding principal amount of the Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of the Holders of the Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Replacement Capital Securities and an officer of the Corporation has delivered to the trustee or agent for such Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to the rights of the Covered Debtholders hereunder and an officer of the Corporation has delivered to the trustee or agent for such Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Covered Debtholders, or (iii) such amendment or supplement eliminates Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Equity and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities if, in the case of this clause (iii), an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used to prepare the Corporation’s financial statements becomes effective, which, as a result, causes the Corporation to believe that there is more than an insubstantial risk that the failure to eliminate Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Equity and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes. For the purpose of clause (ii) in the preceding sentence, an

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amendment or supplement that adds new types of securities qualifying as Replacement Capital Securities or modifies the requirements of securities qualifying as Replacement Capital Securities will not be deemed materially adverse to the Covered Debtholders if, following such amendment or supplement, the replacement capital covenant would constitute a Qualifying Replacement Capital Covenant.
          (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.
          SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.
          (b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates an action, claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Other than the Covered Debtholders as provided in the previous sentence, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of this Replacement Capital Covenant.
          (c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day) or (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website (or any other similar electronic platform generally available to the public) as the address for notices under this Replacement Capital Covenant:
The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155
Attention: General Counsel

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     IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Name:
Title:

Replacement Capital Covenant

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Annex I
DEFINITIONS
     “Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “securities”), provisions in the related transaction documents requiring the Corporation to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities for the purpose of raising eligible proceeds at least equal to the deferred and unpaid Distributions on such securities and apply the net proceeds to pay such Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions (which the Corporation may pay from any source of funds) on such securities and (y) the fifth anniversary of the commencement of such deferral period if on such date such deferral period has not ended, and that:
          (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, and including the fair market value of property received by the Corporation or any of its Subsidiaries as consideration for such securities) that the Corporation or any of its Subsidiaries shall have received during the 180 days prior to the relevant Distribution Date from the sale of APM Qualifying Securities, provided that in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock the amount of net proceeds included in eligible proceeds shall not exceed the Preferred Cap;
          (b) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (i) require the Corporation to pay deferred Distributions only out of eligible proceeds and (ii) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds unless an event of default with respect to such securities has occurred;
          (c) if deferral of Distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require the Corporation and its Subsidiaries not to repay, redeem or purchase any of its securities ranking junior to or equally with any APM Qualifying Securities on the liquidation, dissolution or winding-up of the Corporation, the proceeds of which were used to pay deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (“Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):
   (i) purchases, redemptions or other acquisitions of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
   (ii) purchases of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

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   (iii) as a result of any exchange, redemption or conversion of any class or series of the Corporation’s capital stock (or any capital stock of one of the Corporation’s Subsidiaries) for any class or series of the Corporation’s capital stock or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock;
   (iv) the purchase of or payment of cash in lieu of fractional interests in the Corporation’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or
   (v) the redemption or repurchase of rights in accordance with any stockholders’ rights plan;
          (d) limit the obligation of the Corporation to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock or Qualifying Warrants, prior to the fifth anniversary of any deferral period, to the extent that the number of shares of Common Stock issued or issuable upon the exercise of such Qualifying Warrants plus the number of shares of Common Stock previously issued or issuable on the exercise of Qualifying Warrants previously issued during the applicable deferral period would exceed 2% of the total number of issued and outstanding shares of Common Stock set forth in the Corporation’s most recent publicly available financial statements (the “Common Cap”);
          (e) limit the right of the Corporation to issue APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, to the extent that the net proceeds of any issuance of such Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock applied, together with the net proceeds of all prior issuances of Qualifying Preferred Stock and any still-outstanding Mandatorily Convertible Preferred Stock applied during the current and all prior deferral periods, to pay deferred Distributions on the securities would exceed 25% of the liquidation or principal amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
          (f) notwithstanding the Common Cap and the Preferred Cap, permit the Corporation, at its option, to impose a limitation on the Corporation’s obligation to issue APM Qualifying Securities consisting of Common Stock and Qualifying Warrants to a maximum issuance cap to be set at the Corporation’s discretion and otherwise substantially similar to the Share Cap, provided that such limitation will be subject to the Corporation’s agreement to use Commercially Reasonable Efforts (i) to increase such limitation when reached to enable the Corporation to simultaneously satisfy its future fixed or contingent obligations under such securities and other securities and derivative instruments that provide for settlement or payment in shares of Common Stock or (ii) if the Corporation cannot increase such limitation as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for a stockholder vote at the next annual meeting of stockholders of the Corporation to increase the number of shares of the Corporation’s authorized Common Stock for purposes of satisfying the Corporation’s obligations to pay deferred Distributions;

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          (g) in the case of securities other than Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision; and
          (h) permit the Corporation, at its option, to provide that if the Corporation is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, business combination, recapitalization, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the voting stock of the surviving or resulting entity or the Person to whom all or substantially all of the Corporation’s property or assets are conveyed, transferred or leased in such Business Combination is owned by the stockholders of the other party to the Business Combination or Person to whom all or substantially all of the Corporation’s property or assets are conveyed, transferred or leased, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination;
provided (and it being understood) that:
     (1) the Corporation shall not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (2) if, due to a Market Disruption Event or otherwise, the eligible proceeds are not sufficient to pay all deferred Distributions on any Distribution Date, the Corporation will apply the eligible proceeds to pay accrued and unpaid deferred Distributions on such Distribution Date in chronological order, subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (3) if the Corporation has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities (in accordance with clauses (d) and (e) of this definition) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.
     “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism or a Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):
     (a) Common Stock;
     (b) Qualifying Warrants;
     (c) Qualifying Preferred Stock; and/or
     (d) Mandatorily Convertible Preferred Stock,

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provided (and it being understood) that (i) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both Common Stock and Qualifying Warrants, such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Qualifying Warrants, (ii) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Mandatorily Convertible Preferred Stock and (iii) the Corporation may, without the consent of the holders of the Qualifying Replacement Securities, amend the definition of APM Qualifying Securities to eliminate Common Stock or Qualifying Warrants, but not both, and any other security from the definition if an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used to prepare the Corporation’s financial statements filed with the Securities and Exchange Commission becomes effective, which, as a result, causes the Corporation to believe there is more than an insubstantial risk that the failure to do so would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes.
     “Applicable Percentage” means:
          (a) in the case of any shares of the Corporation’s Common Stock or rights to acquire Common Stock, (i) 133% with respect to any repayment, redemption, defeasance or purchase prior to October 15, 2018, (ii) 200% with respect to any repayment, redemption, defeasance or purchase on or after October 15, 2018 and prior to October 15, 2038 and (iii) 400% with respect to any repayment, redemption, defeasance or purchase on or after October 15, 2038.
          (b) in the case of any Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity and any Qualifying Replacement Securities described in clause (a) of the definition of such term, (i) 100% with respect to any repayment, redemption, defeasance or purchase prior to October 15, 2038 and (ii) 300% with respect to any repayment, redemption, defeasance or purchase on or after October 15, 2038;
          (c) in the case of any Qualifying Replacement Securities described in clause (b) of the definition of such term, (i) 100% with respect to any repayment, redemption, defeasance or purchase prior to October 15, 2038 and (ii) 200% with respect to any repayment, redemption, defeasance or purchase on or after October 15, 2038; and
          (d) in the case of any Qualifying Replacement Securities described in clause (c) of the definition of such term, 100%.
     “Bankruptcy Claim Limitation Provision” means, with respect to any securities or combination of securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (a) any deferral period, in the case of securities that have an

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Alternative Payment Mechanism but no Mandatory Trigger Provision or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:
   (i) in the case of securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and
   (ii) in the case of any other securities, the amount of accumulated and deferred Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid.
     “Business Combination” has the meaning specified in clause (h) of the definition of Alternative Payment Mechanism.
     “Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed.
     “Commercially Reasonable Efforts” means, for purposes of issuing APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of the Corporation in public offerings or private placements. The Corporation shall not be considered to have made Commercially Reasonable Efforts to issue APM Qualifying Securities if it determines not to pursue or complete such issuance solely due to pricing, coupon, dividend rate or dilution considerations.
     “Commission” means the United States Securities and Exchange Commission or any successor agency.
     “Common Cap” has the meaning specified in clause (d) of the definition of Alternative Payment Mechanism.
     “Common Stock” means the common stock of the Corporation (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or any of the Corporation’s employee benefit plans, any security of the Corporation that ranks upon the liquidation, dissolution or winding-up of the Corporation junior to the Qualifying Preferred Stock and equally with the Corporation’s common stock and that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation, and any shares of common stock or equivalent equity interests of the surviving or resulting entity issued in exchange therefor in connection with a Business Combination.
     “Corporation” has the meaning specified in the introduction to this Replacement Capital Covenant.

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     “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
     “Covered Debtholder” means each Person (whether as a Holder or a beneficial owner holding through a participant in a clearing agency) to the extent that Person holds Covered Debt, provided that, except as provided in Section 5(b), a Person who has sold all of its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale if, at such time, the Corporation has not breached or repudiated, or threatened to breach or repudiate, its obligations hereunder.
     “Debentures” has the meaning specified in Recital A.
     “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “securities”) that:
          (a) gives the holder a beneficial interest in (i) debt securities of the Corporation that are not redeemable prior to the settlement date of the stock purchase contract referred to in subclause (ii) hereof and (ii) a fractional interest in a stock purchase contract obligating the holder to purchase Common Stock of the Corporation that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities and subject to customary anti-dilution adjustments;
          (b) provides that the holders directly or indirectly grant to the Corporation a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock of the Corporation pursuant to the stock purchase contract referred to in subclause (a)(ii) hereof;
          (c) includes a remarketing feature pursuant to which such debt securities of the Corporation are remarketed to new investors not later than the settlement date of the stock purchase contract referred to in subclause (a)(ii) hereof; and
          (d) provides for the proceeds raised in the remarketing to be used to purchase shares of Common Stock of the Corporation under the stock purchase contract referred to in subclause (a)(ii) hereof and, if there has not been a successful remarketing by the settlement date of such stock purchase contract, provides that such stock purchase contract will be settled by the Corporation exercising its remedies as a secured party with respect to the debt securities or other collateral directly or indirectly pledged by holders of the Debt Exchangeable for Common Equity.
     “Distribution Date” means, as to any securities or combination of securities, the date(s) on which Distributions on such securities are scheduled to be made.

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     “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.
     “Distributions” means, as to a security or combination of securities, dividends, interest or other income distributions to the holders or beneficial owners thereof that are not Subsidiaries of the Corporation.
     “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
     “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that ranks senior to the Debentures and (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that that ranks senior to the Debentures and (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior upon the issuer’s liquidation, dissolution or winding-up, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.
     For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be

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a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.
     “Initial Covered Debt” means the Corporation’s 6.1% senior notes due 2041 (CUSIP No. 416515AP9).
     “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries, to the extent such securities provide the issuer with NRSRO equity credit, will redeem, repurchase or defease such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption, repurchase or defeasance that are as or more equity-like than the securities then being redeemed, repurchased or defeased, and which proceeds were raised within 180 days prior to the applicable redemption, purchase or defeasance date.
     “Mandatorily Convertible Preferred Stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into common stock of the Corporation within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Mandatory Trigger Provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:
          (a) if the issuer of such securities fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements and for so long as such failure continues, prohibits the issuer from making payments of Distributions on such securities from any source other than from the issuance and sale of APM Qualifying Securities and require the issuer, or in the case of Qualifying Preferred Stock, at the option of the issuer, permit the issuer, of such securities (in this definition, the “issuer”) to make payment of Distributions on such securities, within a two year period beginning on the date of such failure, only pursuant to the issuance and sale of APM Qualifying Securities, in an amount such that the net proceeds of such sale are at least equal to the amount of deferred and unpaid Distributions (including without limitation all deferred and accumulated amounts) on such securities or, in the case of Qualifying Preferred Stock, current Distributions, and in either case require the application of the net proceeds of such sale to pay such deferred and unpaid Distributions, or in the case of Qualifying Preferred Stock, permit the application of the net proceeds of such sale to pay current Distributions, on those securities, provided that (i) if the Mandatory Trigger Provision does not require such issuance and sale within one year of such failure, the amount of Common Stock or

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Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap, and (ii) the amount of Qualifying Preferred Stock and then still-outstanding Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
          (b) if the provisions described in clause (a) immediately above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;
          (c) other than in the case of Qualifying Preferred Stock, prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking junior to or equally with any APM Qualifying Securities upon the liquidation, dissolution or winding-up of the Corporation, the proceeds of which were used to pay deferred Distributions during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) immediately above to pay such deferred Distributions in full; and
          (d) other than in the case of Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision;
provided (and it being understood) that:
     (1) the issuer will not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (2) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (3) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities (in accordance with the Alternative Payment Mechanism) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.
     No remedy other than Permitted Remedies shall arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
     “Market Disruption Events” means the occurrence or existence of any of the following events or sets of circumstances:

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          (a) trading in securities generally, or the securities of the Corporation specifically, on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Corporation’s Common Stock is listed or traded, shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, the relevant exchange or any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Corporation’s Common Stock;
          (b) the Corporation would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities pursuant to the Alternative Payment Mechanism and such consent or approval has not yet been obtained notwithstanding that the Corporation has used commercially reasonable efforts to obtain the required consent or approval;
          (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in that offering document, in the light of the circumstances under which they were made, not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the Corporation, is not otherwise required by law and would have a material adverse effect on the business of the Corporation or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Corporation has a bona fide reason for keeping such transaction confidential or disclosure of such transaction would impede the ability of the Corporation to consummate such transaction; provided that no single suspension period resulting from an event described in this clause (c) shall exceed 90 consecutive days and multiple suspension periods resulting from one or more market disruption events described in this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
          (d) the Corporation reasonably believes that the offering document for the offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (c) above), and the Corporation determines that it is unable to comply with such rule or regulation or such compliance is impractical, provided that no single suspension period resulting from an event described in this clause (d) shall exceed 90 consecutive days and multiple suspension periods resulting from one or more market disruption events described in this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;
          (e) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be, such that the issuance of or market trading in the APM Qualifying Securities has been materially disrupted or has ceased;

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          (f) there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that the issuance of or market trading in the APM Qualifying Securities has been materially disrupted or has ceased;
          (g) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in the APM Qualifying Securities has been materially disrupted or has ceased; or
          (h) a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading in the APM Qualifying Securities has been materially disrupted or has ceased.
     “Market Value” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is listed; if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
     “Measurement Date” means, with respect to any repayment, redemption, defeasance or purchase of the Debentures (a) on or prior to the Scheduled Maturity Date, the date that is 180 days prior to delivery of notice of such repayment, defeasance or redemption or the date of such purchase and (b) after the Scheduled Maturity Date, the date that is 90 days prior to the delivery of notice of such repayment, redemption or defeasance or the date of such purchase, except that, if during the 90 day (or any shorter) period preceding such date, proceeds were received by the Corporation or any of its Subsidiaries from the sale of Replacement Capital Securities to Persons other than the Corporation and its Subsidiaries but no repayment, redemption, defeasance or purchase of the Debentures was made in connection therewith, the measurement date shall be the date upon which such preceding 90-day (or shorter) period began.
     “Measurement Period” with respect to any notice date or purchase date means the period (i) beginning on the Measurement Date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date, as applicable. Measurement Periods cannot run concurrently.
     “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that:
          (a) include an Alternative Payment Mechanism; and

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          (b) permit the issuer of such securities, in its sole discretion, to defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies.
     “Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act.
     “Optional Deferral Provision” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:
          (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Share Cap, Bankruptcy Claim Limitation or Repurchase Restrictions); or
          (b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to ten years, without any remedy other than Permitted Remedies.
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
          (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
          (b) complete or partial prohibitions on the issuer paying Distributions on or purchasing common stock or other securities that rank equally with or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, remain unpaid.
     “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Cap” has the meaning specified in the definition of Alternative Payment Mechanism.

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     “Qualifying Preferred Stock” means Non-Cumulative perpetual preferred stock issued by the Corporation that (a) ranks equally with or junior to all other outstanding preferred stock of the issuer, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, and (b) contains no remedies other than Permitted Remedies and either (i) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the issuer from making any Distributions thereon upon the Corporation’s failure to satisfy one or more financial tests set forth therein or (ii) is subject to a Qualifying Replacement Capital Covenant; provided, however, that if such Qualifying Preferred Stock includes Intent-Based Replacement Disclosure and is structured at the time of issuance with a distribution rate step-up of more than 25 basis points prior to the 25th anniversary of such issuance, then such Qualifying Preferred Stock shall, in lieu of Intent-Based Replacement Disclosure, be subject to a replacement capital covenant that will remain in effect until at least the Scheduled Maturity Date and that is substantially similar to this Replacement Capital Covenant.
     “Qualifying Replacement Capital Covenant” means (a) a replacement capital covenant that is substantially similar to this Replacement Capital Covenant applicable to the Debentures or (b) a replacement capital covenant, as identified by the Corporation’s Board of Directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer and its subsidiaries from repaying, redeeming or purchasing identified securities except out of the proceeds from the sale of specified Replacement Capital Securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date; provided that the term of such Qualifying Replacement Capital Covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities.
     “Qualifying Replacement Securities” means securities or a combination of securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock or Debt Exchangeable for Common Equity) that, in the determination of the Corporation’s Board of Directors (or a duly authorized committee thereof) reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:
          (a) in connection with any repayment, redemption, defeasance or purchase of Debentures prior to October 15, 2018:
   (i) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 60 years and (3)(A) are Non-Cumulative and are subject to a Qualifying Replacement Capital Covenant or have a No Payment Provision and are subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and have either an Optional Deferral Provision or a No Payment Provision and are subject to Intent-Based Replacement Disclosure; or

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   (ii) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
   (iii) shares of preferred stock issued by the Corporation or any of its Subsidiaries that are (1) Non-Cumulative, (2) have no prepayment obligation on the part of the issuer thereof, whether at the election of the Holders or otherwise, (3) have no maturity or a maturity of at least 60 years and either (A) are subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
          (b) in connection with any repayment, redemption, defeasance or purchase of Debentures on or after October 15, 2018 and prior to October 15, 2038:
   (i) any securities described under clause (a) of this definition that would be Qualifying Replacement Securities prior to October 15, 2018;
   (ii) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision;
   (iii) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon a liquidation, dissolution or winding-up of the Corporation, (2) are Non-Cumulative or have a No Payment Provision, (3) have no maturity or a maturity of at least 60 years and (4) are subject to Intent-Based Replacement Disclosure;
   (iv) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 40 years and (3) (A) are Non-Cumulative, or have a No Payment Provision, and subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
   (v) securities issued by the Corporation or any of its Subsidiaries that (1) upon the liquidation, dissolution or winding-up of the Corporation, rank junior to all of the senior and subordinated debt of the Corporation other than the Debentures and securities that rank equally with the Debentures upon the liquidation, dissolution or winding up of the Corporation, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 60 years;

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   (vi) cumulative preferred stock issued by the Corporation or any of its Subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years and (3) is subject to a Qualifying Replacement Capital Covenant; or
   (vii) other securities issued by the Corporation or any of its Subsidiaries that (1) rank upon the liquidation, dissolution or winding-up of the Corporation equally with or junior to the Debentures and (2) have no maturity or a maturity of at least 30 years, are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
          (c) in connection with any repayment, redemption, defeasance or purchase of Debentures at any time after October 15, 2038:
   (i) any securities described under clause (b) of this definition that would be Qualifying Replacement Securities prior to October 15, 2038;
   (ii) securities issued by the Corporation or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) either (A) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (B) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant and (C) have an Optional Deferral Provision;
   (iii) securities issued by the Corporation or any of its Subsidiaries that (1) rank junior to all of the senior and subordinated debt of the Corporation other than the Debentures and any other securities that rank equally with the Debentures upon the liquidation, dissolution or winding-up of the Corporation, (2) have a Mandatory Trigger Provision, an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 40 years; or
   (iv) preferred stock issued by the Corporation or any of its Subsidiaries that either (1) has no maturity or a maturity of at least 60 years and is subject to Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant, provided, however, that if any of the securities described in the foregoing clauses (a), (b) and (c) is structured at the time of issuance with a distribution rate step-up (whether interest or dividend) of more than 25 basis points prior to the 25th anniversary of such issuance, then such security shall be subject to a Qualifying Replacement Capital Covenant that will remain in effect until at least the Scheduled Maturity Date.
     “Qualifying Warrants” means any net share settled warrants to purchase the Common Stock of the Corporation that (a) have an exercise price greater than the Market Value of the Common Stock of the Corporation on the date of sale, (b) the Corporation is not entitled to redeem for cash and (c) the holders of which are not entitled to require the Corporation to repurchase for cash in any circumstances.

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     “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, or the Corporation or a Subsidiary of the Corporation elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or purchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or purchase date and (c) if such Covered Debt is not Eligible Subordinated Debt of the Corporation, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.
     “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
     “Replacement Capital Securities” means
          (a) Common Stock and rights to acquire Common Stock;
          (b) Mandatorily Convertible Preferred Stock;
          (c) Debt Exchangeable for Common Equity; and
          (d) Qualifying Replacement Securities.
     “Repurchase Restrictions” has the meaning specified in clause (c) of the definition of “Alternative Payment Mechanism.”
     “Scheduled Maturity Date” means October 15, 2038.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including any successor statute.
     “Share Cap” means, with respect to any securities or combination of securities, a provision limiting the total number of shares of Common Stock, Qualifying Warrants and Mandatorily Convertible Preferred Stock that may be issued by the Corporation pursuant to the Alternative Payment Mechanism applicable to such securities such that the number of shares of Common Stock issued or issuable on the exercise or conversion of all Qualifying Warrants and Mandatorily Convertible Preferred Shares issued by the Corporation pursuant to such Alternative Payment Mechanism shall not exceed a specified number of shares of Common Stock, provided that the product of such Share Cap and the Market Value of the Common Shares as of the date of issuance of such Qualifying Replacement Securities shall not represent a lower proportion of the aggregate principal or liquidation amount, as applicable, of such securities than the product of the Share Cap applicable to the Debentures and the Current Stock Market Price of the Common Stock as of the date of issuance of such Debentures represents of the aggregate principal amount of such Debentures at the time of issuance.
     “Subordinated Indenture” means the Junior Subordinated Debt Indenture, dated as of June 6, 2008, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as amended and

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supplemented by the Supplemental Indenture and as further amended and supplemented from time to time in accordance with its terms.
     “Supplemental Indenture” means the Second Supplemental Indenture, dated as of October 17, 2008, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as amended and supplemented from time to time in accordance with its terms.
     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinary have voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
     “Termination Date” has the meaning specified in Section 4(a).

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Annex F to Investment Agreement
ANNEX F
DEFINITIONS AND REPRESENTATIONS AND WARRANTIES
PART I. Definitions.
     “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as it may be amended from time to time.
     “Certificates of Designation” means the certificates of designation for the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, in the form attached to the Investment Agreement as Annex A-1, A-2 and A-3, respectively.
     “Commission” or “SEC” means the United States Securities and Exchange Commission.
     “Company Approvals” means, the approval of the stockholders of the Company under the New York Stock Exchange rules; SEC registration pursuant to the Registration Rights Agreement; supplemental listing approval on the New York Stock Exchange; listing approval on any European Economic Area regulated exchange designated by Company; Department of Insurance approval or filings by Company and, if applicable, Company subsidiaries; filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and current reports of the Company on Form 8-K regarding the Transactions and its results of operations for the third quarter of 2008.
     “Indenture” means the Junior Subordinated Indenture, dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, as amended and supplemented by the Second Supplemental Indenture with respect to the Debentures.
     “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Transactions.
     “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and its consolidated subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under the Agreement or the other Transaction Documents or to consummate the Transactions.
     “Person” means any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity.

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     “Previously Disclosed” means information set forth or incorporated in the SEC Reports or otherwise delivered in writing (including as transmitted by email) to the Investor prior to the execution of the Transaction Agreement.
     “Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Closing Date, between the Company and the Investor.
     “SEC Reports” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its other reports and forms filed with, or furnished to, the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after December 1, 2007 and that are filed with, or furnished to, the Commission prior to the execution and delivery of this Agreement.
     “Series B Certificate of Designation” means the certificate of designations for the Series B Preferred Shares, as filed with the Secretary of State of the State of Delaware in the form attached as Annex A-1.
     “Series C Certificate of Designation” means the certificate of designations for the Series C Preferred Shares, as filed with the Secretary of State of the State of Delaware in the form attached as Annex A-2.
     “Statutory Statements” means financial statements of any Significant Subsidiary that is engaged in the insurance business for the fiscal year ended December 31, 2007, including the notes thereto, in each case as filed with the insurance regulatory authority of its jurisdiction of domicile.
     “Stockholder Proposal” means a proposal for approval by the stockholders of the Company of (a) the conversion of any Series C Preferred Shares held by the Investor (or a Permitted Transferee of Investor) as a result of its exercise (or partial exercise) of the C Warrant and (b) the exercise of the C Warrant with respect to a portion of the Warrant C Common Shares for purposes of Section 312.03 of the NYSE Listed Company Manual.
     “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
     “Transaction Documents” means collectively the Investment Agreement, the Warrants, the Registration Rights Agreement, the Indenture, the Certificate of Designations, and any other documents entered into in connection with the transactions contemplated thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

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     “Transactions” means the transactions contemplated by this Investment Agreement and the other Transaction Documents, including the purchase and sale of the Purchased Securities.
     “Warrant Common Shares” means the Warrant B Common Shares and the Warrant C Common Shares.
     “Warrant Preferred Shares” means the Series B Preferred Shares and the Series C Preferred Shares.
PART II. Representations and Warranties of the Company.
     (a) Organization, Authority and Significant Subsidiaries. (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.
     (2) Each Subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted.
     (b) Capitalization. The Company’s authorized share capital consisted of 800,000,000 shares, consisting of 50,000,000 shares of Preferred Stock and 750,000,000 shares of Common Stock. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No shares of Preferred Stock are issued and outstanding. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except as Previously Disclosed, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, a material number of shares of Common Stock or of any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive a material number of shares of capital stock of the Company (including any rights plan or agreement).
     (c) Company’s Significant Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other

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equity interests in each of the Significant Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as would not have a Material Adverse Effect. No Significant Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such subsidiary, except as would not have a Material Adverse Effect.
     (d) Debentures. At the Closing, the Debentures will have been duly and validly authorized, and, when the Debentures are issued and delivered against payment therefor as contemplated hereby, such Debentures will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture. The Indenture will have been duly authorized and duly qualified under the Trust Indenture Act.
     (e) B Warrant and Warrant B Common Shares. At the Closing, the B Warrant will have been duly and validly authorized and, when executed and delivered against payment therefor as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms. At the Closing, the Warrant B Common Shares will also have been duly and validly authorized and reserved for issuance upon exercise of the B Warrant (or upon conversion of the Series B Preferred Shares in accordance with their terms) and when so issued against payment of the exercise price (or upon conversion of the Series B Preferred Shares), the Warrant B Common Shares will be duly and validly issued and fully paid and non-assessable.
     (f) C Warrant and Warrant C Common Shares. At the Closing, the C Warrant will have been duly and validly authorized and, when executed and delivered against payment therefor as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms. The Warrant C Common Shares will, upon the approval by the Company’s stockholders of the Stockholder Proposal, be duly and validly authorized and reserved for issuance upon exercise of the C Warrant (or upon conversion of the Series C Preferred Shares in accordance with their terms) and when so issued against payment of the exercise price (or upon conversion of the Series C Preferred Shares), the Warrant C Common Shares will be duly and validly issued and fully paid and non-assessable.
     (g) Purchased Common Shares. At the Closing, the Purchased Common Shares will have been duly and validly authorized and reserved for issuance upon conversion of the Series D Preferred Shares in accordance with their terms, and when so issued against payment of the exercise price (or upon conversion of the

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Series D Preferred Shares), the Purchased Common Shares will be duly and validly issued and fully paid and non-assessable.
     (h) Series D Preferred Shares. At the Closing, the Series D Preferred Shares will have been duly and validly authorized, and the Series D Preferred Shares, when issued and delivered against payment therefor as contemplated hereby, will be duly and validly issued and fully paid and non-assessable.
     (i) Warrant Preferred Shares. At the Closing, the Warrant Preferred Shares will have been duly and validly authorized and reserved for issuance upon exercise of the Warrant, and when so issued against payment of the exercise price, will be validly issued, fully paid and non-assessable.
     (j) Authorization, Enforceability. (1) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance and sale of the Purchased Securities). The execution, delivery and performance by the Company of this Agreement is, and the consummation of the Transactions and the execution, delivery and performance by the Company of the other Transaction Documents to which it becomes a party, have been, duly authorized by all necessary corporate action on the part of the Company, and no further corporate approval or authorization is required on the part of the Company subject to, in the case of the authorization and issuance of Common Stock upon the conversion of the Series C Preferred Shares or the exercise by the Investor or one of its Affiliates of the C Warrant for Warrant C Common Shares, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal. If stockholder approval is required as aforesaid, such approval by a majority of the votes cast on such Stockholder Proposal is the only such vote of the stockholders of the Company required to approve the exercise of the C Warrant for the Warrant C Common Shares or the conversion of the Series C Preferred Shares for purposes of Section 312.03 of the NYSE Listed Company Manual, provided that the total vote cast on the Stockholder Proposal represents over 50% in interest of all securities entitled to vote on the Stockholder Proposal. The Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Investor) is, and each other Transaction Document, upon execution and delivery by the Company (assuming due authorization, execution and delivery by the other parties thereto), will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
     (2) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the Transactions and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default)

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under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) subject in the case of the authorization and issuance of the Warrant C Common Shares upon the conversion of the Series C Preferred Shares or the exercise by the Investor or an Affiliate of the Investor of the C Warrant for Warrant C Common Shares, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal, its Certificate of Incorporation or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Significant Subsidiary or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to obtaining the Company Approvals (to the extent relevant), violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.
     (k) Solvency. In the case of the Company and its Significant Subsidiaries (other than Significant Subsidiaries licensed as insurers or reinsurers), (i) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they become due in the normal course of business, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. In the case of any Significant Subsidiaries that are licensed as insurers or reinsurers, such Significant Subsidiaries (A) are in compliance with all applicable insurance regulatory minimum capital or surplus requirements; (B) have not become subject to any “Company Action Level” pursuant to applicable risk-based capital guidelines, and have not received notice of any pending action that would result in their becoming so subject; (C) have not taken any steps towards commencing, and have not received notice any actions taken by relevant regulatory authorities to commence, any rehabilitation, delinquency or insolvency proceedings under applicable insurance laws in any state or foreign jurisdiction; (D) their assets exceed their respective total reserves, all as computed in accordance with applicable statutory accounting principles applied consistently with past practice; and (E) they have sufficient financial resources to pay their policy liabilities and other obligations as the foregoing become due in the ordinary course of business.

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     (l) Government Consents. No notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Authority is required to be made or obtained by the Company in connection with the consummation by the Company of the Transactions except for the Company Approvals and any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.
     (m) Absence of Litigation and Other Proceedings. As of the date of the Transaction Agreement and except as set forth in SEC Reports, there was no action, suit or proceeding pending, nor to the knowledge of the executive officers of the Company, was there any action, suit or proceeding threatened, which would reasonably be expected to result in a Material Adverse Effect.
     (n) Company Financial Statements. (1) The audited consolidated annual financial statements and the unaudited consolidated interim financial statements included in the SEC Reports (the “Company Financial Statements”) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the SEC Reports, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the SEC Reports present fairly the information required to be stated therein.
     (2) The Company and its consolidated subsidiaries maintain a system of internal accounting controls including policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as described in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness identified by management, or by the Company’s auditors and communicated to management, in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (3) The Company and its consolidated subsidiaries employ disclosure controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules

7

and forms, and is accumulated and communicated to the Company’s management, including its principal executive and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (4) With respect to any Significant Subsidiaries that are licensed as insurers or reinsurers, the loss reserves and other actuarial amounts of the Significant Subsidiaries that the Company contained in its Statutory Statements: (i) were determined in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such financial statements), (ii) were fairly stated in accordance with sound actuarial principles, (iii) satisfied all applicable laws and have been computed on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such Statutory Statements and immaterial changes not required to be noted in such financial statements and notes, and (iv) include provisions for all actuarial reserves and related items which ought to be established in accordance with applicable Law and regulations and in accordance with prudent insurance practices generally followed in the insurance industry, except as would not, individually or in the aggregate, have a Material Adverse Effect.
     (5) Neither the Company nor any of the Significant Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary and usual course of business or in connection with the Transactions, (ii) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed, and (iii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.
     (o) Investment Company. The Company is not, and after giving effect to the issue and sale of the Securities will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940.
     (p) Absence of Certain Changes. Since December 31, 2007 until the date hereof, except as Previously Disclosed, (1) the Company and the Significant Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests (except pursuant to open market share repurchases in an amount not exceeding $200 million and except for issuances under employee benefit plans) and (3) at the time the Transaction Agreement was executed no event or events had occurred that had or would reasonably be expected to have had a Material Adverse Effect at the time of the Transaction Agreement.

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     (q) Reports. Since January 1, 2006, the Company and each Significant Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Authority (the foregoing, including the SEC Reports, collectively, the “Company Reports”). As of their respective dates of filing, the SEC Reports complied in all material respects with all statutes and applicable rules and regulations of the Commission (except as set forth in a subsequent SEC Report prior to the date of the Transaction Agreement). To the knowledge of the executive officers of the Company, as of the date of the Transaction Agreement, there were no outstanding comments from the Commission with respect to any SEC Report. In the case of each such Company Report filed with or furnished to the Commission, such Company Report did not, as of its date or if amended prior to the date of the Transaction Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company or any Significant Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.
     (r) Disclosure. As of the date of the Transaction Agreement, the Company was not aware of any reason why its final results for the third quarter of 2008 would be materially different than Previously Disclosed on such date.
     (s) Compliance with Laws. The Company and each Significant Subsidiary have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted, the failure of which to have would result in a Material Adverse Effect. As of the date of the Transaction Agreement, the Company and each Significant Subsidiary had complied with and was not in default or violation in any respect of, and none of them was, to the knowledge of the executive officers of the Company, under investigation with respect to or, to the knowledge of the executive officers of the Company, had been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Authority, other than such noncompliance, defaults or violations that would not reasonably be expected to result in a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, as of the date of the Transaction Agreement, no Governmental Authority had placed any material restriction on the business or properties of the Company or any Significant Subsidiary.
     (t) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action which would subject the offering, issuance or sale of any of the Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

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     (u) Brokers. The Company has not engaged any broker or finder other than Goldman Sachs in connection with this Agreement, the Transaction Agreement, the other Transaction Documents or the Transactions as to give rise to any claim for any brokerage or finder’s commission, fee or similar compensation.
     (v) Debentures. Upon issuance at the Closing, the Debentures will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
PART III. Representations and Warranties of the Investor.
     (a) Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to result in an Investor Material Adverse Effect. The Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.
     (b) Authorization, Enforceability. (1) The Investor has the corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. The Agreement has been duly and validly executed and delivered by the Investor and (assuming due authorization, execution and delivery by the Company) is, and each other Transaction Document to which the Investor is a party upon the execution and delivery of such Transaction Document by the Investor (assuming due authorization, execution and delivery by the other parties thereto) will be, a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by the Bankruptcy Exceptions).
     (2) Neither the execution, delivery and performance by the Investor of this Agreement, any other Transaction Document nor the consummation of the Transactions, nor compliance by the Investor with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and

10

regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have an Investor Material Adverse Effect.
     (3) No notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Authority is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Transactions other than any notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.
     (c) Brokers. The Investor has not engaged any broker or finder in connection with this Agreement, the Transaction Agreement, the other Transaction Documents or the Transactions as to give rise to any claim for any brokerage or finder’s commission, fee or similar compensation.

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Annex G Debenture Purchasers

Principal Amount
of Debentures
to Be Purchased
Name of Debenture Purchaser	(USD)
Allianz Lebensversicherungs-AG	500,000,000
Allianz Versicherungs-AG	210,000,000
Allianz Private Krankenversicherungs-AG	50,000,000
Allianz Elementar Lebensversicherungs-AG	25,000,000
Allianz Compania de Seguros y Reaseguros S.A.	25,000,000
Assurance Generales de France Vie S.A.	286,000,000
Allianz Belgium N.V.	27,000,000
Allianz Nederland Schadeverzekering NV	13,500,000
Allianz Nederland Levensverzekering NV	13,500,000
Allianz SpA	210,000,000
Allianz Suisse Versicherungs-Gesellschaft	70,000,000
Allianz Life Insurance Company of North America	130,000,000
Fireman’s Fund Insurance Company	106,000,000
American Automobile Insurance Company	8,500,000
Associated Indemnity Corporation	4,000,000
Chicago Insurance Company	5,200,000
Interstate Fire & Casualty	10,700,000
Interstate Indemnity Company	3,600,000
National Surety Corp.	14,000,000
The American Insurance Co	38,000,000
Total	1,750,000,000